EXHIBIT 10.11

AMENDED AND RESTATED LOAN AGREEMENT

Dated as of February 19, 2010

Between

PHW LAS VEGAS, LLC,

as Borrower

and

WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE CREDIT SUISSE FIRST BOSTON

MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH

CERTIFICATES, SERIES 2007-TFL2,

as Lender

i

ii

AMENDED AND RESTATED LOAN AGREEMENT

AMENDED AND RESTATED LOAN AGREEMENT, dated as of February 19, 2010 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between PHW LAS VEGAS, LLC, a Nevada limited liability company (“Borrower”), having its principal place of business at 3667 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-TFL2, (together with its successors and assigns, “Lender”), having an address at 9062 Old Annapolis Road, Columbia, Maryland 21045.

RECITALS:

WHEREAS, on November 30, 2006 (the “Original Closing Date”), Column Financial, Inc., a Delaware corporation (“Original Lender”), made a loan (the “Original Loan”) to PH Fee Owner LLC, a Delaware limited liability company (“Original Fee Owner”), and OpBiz, L.L.C., a Nevada limited liability company (“OpBiz” and together with Original Fee Owner, “Original Borrower”), in the maximum principal sum of up to Eight Hundred and Twenty Million and No/100 Dollars ($820,000,000.00), pursuant to that certain Loan Agreement, dated as of the Original Closing Date, between Original Borrower and Original Lender (the “Original Loan Agreement”), which Original Loan was evidenced by that certain Promissory Note, dated as of the Original Closing Date, made by Original Borrower in favor of Original Lender (the “Original Note”), and was secured by, among other things, (i) that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated as of the Original Closing Date, made by Original Borrower to First American Title Insurance Company, a New York corporation, as trustee, for the benefit of Original Lender, as beneficiary and recorded in Book 20061211 as Instrument Number 0002556 of the Official Records of Clark County, Nevada (the “Original Security Instrument”) and (ii) that certain Assignment of Leases and Rents, dated as of the Original Closing Date, made by Original Borrower in favor of Original Lender and recorded in Book 20061211 as Instrument Number 0002558 of the Official Records of Clark County, Nevada (the “Original Assignment of Leases”; the Original Assignment of Leases, the Original Loan Agreement, the Original Note, the Original Security Instrument, and all other documents and instruments evidencing and/or securing the Original Loan which were executed on or about the Original Closing Date by Original Borrower, or others, in connection with or related to the Original Loan, are sometimes herein collectively referred to as the “Original Loan Documents”);

WHEREAS, on or about July 17, 2007 (the “Amendment Date”), Original Borrower and Original Lender agreed to amend certain terms of the Original Loan Documents in order to, among other things, increase the maximum principal sum of the Original Loan to Eight Hundred and Sixty Million and No/100 Dollars ($860,000,000.00), and in connection therewith, Original Borrower and Original Lender entered into certain amendments to, and amendments and restatements of, the Original Loan Documents, including, without limitation, (i) that certain Amended and Restated Promissory Note, dated as of the Amendment Date, made by Original Borrower in favor of Original Lender (the “Amended Note”), (ii) that certain Modification of

Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated as of the Amendment Date, between Original Borrower and Original Lender and recorded in Book 20070718 as Instrument Number 04033 of the Official Records of Clark County, Nevada (the “Modification of Security Instrument”), (iii) that certain Modification of Assignment of Leases and Rents, dated as of the Amendment Date, made by Original Borrower in favor of Original Lender and recorded in Book 20070718 as Instrument Number 04035 of the Official Records of Clark County, Nevada (the “Modification of Assignment of Leases”), and (iv) that certain Omnibus Amendment of Loan Documents, dated as of the Amendment Date, among Original Borrower, Original Lender and certain other parties (the “Omnibus Modification”; the Omnibus Modification, the Amended Note, the Modification of Security Instrument, the Modification of Assignment of Leases, and all other documents and instruments modifying, evidencing and/or securing the Original Loan which were executed on or about the Amendment Date by Original Borrower or others in connection with or related to the Original Loan, are sometimes herein collectively referred to as the “Modification Documents”). The Original Loan Agreement, as modified by the Omnibus Modification, is referred to herein as the “Amended Loan Agreement” and the Original Loan Documents, as modified by the Modification Documents are sometimes herein collectively referred to as the “Amended Loan Documents”;

WHEREAS, on or about August 3, 2007, Original Lender assigned the Original Loan and the Amended Loan Documents to Lender, and as of the date hereof, Lender is the owner and holder of the Original Loan;

WHEREAS, pursuant to that certain Modification Agreement, dated as of August 11, 2008, by and among Lender, Original Borrower and certain other parties (the “2008 Modification Agreement”), the Amended Loan Agreement and the other Amended Loan Documents were modified as set forth therein;

WHEREAS, the Amended Loan Agreement and the other Amended Loan Documents were further modified pursuant to that certain Third Modification Agreement, dated as of May 7, 2009, by and among Lender, Original Borrower and certain other parties (the “Third Modification Agreement”). The Amended Loan Agreement, as modified by the 2008 Modification Agreement and the Third Modification Agreement, is referred to herein as the “Existing Loan Agreement”;

WHEREAS, the Original Loan went into default on September 9, 2009;

WHEREAS, on the Business Day immediately prior to the effectiveness of this Agreement (i) the Amended Note was split into that certain Senior Note from Original Borrower to Lender in the principal amount of $554,340,000 (the “Senior Note”) and that certain Subordinate Note from Original Borrower to Lender in the principal amount of $287,391,718 (the “Subordinate Note”) and (ii) Borrower assumed the portion of the Original Loan evidenced by the Senior Note and the Senior Note from Original Borrower pursuant to that certain Assignment and Assumption Agreement dated as of the Business Day prior to the date hereof;

WHEREAS, immediately prior to the effectiveness of this Agreement, (i) Borrower assumed the portion of the Original Loan evidenced by the Senior Note and the Senior Note from OpBiz pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof, (ii) Lender cancelled the Subordinate Note, (iii) PHW Investments, LLC (“PHW Investments”) cancelled, and Harrah’s Operating Company, Inc. (“HOC”) caused PHW Investments to cancel, the B-2A, B-2B, B-3, B-4 and B-5 participation interests owned by it in the Original Loan and (iv) immediately following the actions in clause (i), and simultaneously with the actions in clauses (ii) – (iii) in this Recital and in consideration for such actions and other good and valuable consideration, the equity interests in Borrower were transferred to HOC;

WHEREAS, Lender and Borrower have agreed to restructure the Original Loan by entering into, among other things, this Agreement.

NOW, THEREFORE, in consideration of the sum the of Ten ($10) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower hereby covenant, agree, represent and warrant as follows:

ARTICLE I.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean any counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement a long-term unsecured debt rating of at least “A+” by S&P or “A1” from Moody’s.

“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.29(b).

“Adjusted Net Cash Flow” shall mean, for any period, the amount obtained by subtracting (a) the sum of (i) Operating Expenses plus (ii) 3% multiplied by Gross Income from Operations for such period from (b) Gross Income from Operations for such period.

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with, the specified Person, including, without limitation, any Person (a) which beneficially owns or holds, directly or indirectly, ten percent (10%) or more of (i) any class of voting stock of the specified Person, or (ii) the Equity Interests (with voting capacity) of a Person, or (b) who (i) is a director or executive officer (or individual with similar responsibilities) of the specified Person or (ii) if the Person does not have directors or executive officers, has similar responsibilities to a director or executive officer.

“Affiliated Manager” shall mean any Manager that is an Affiliate of Borrower or Guarantor.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration” shall mean any alteration, improvement, demolition, construction or removal of all or any portion of the Improvements at the Property.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures relating to the Property prepared by, or on behalf of, Borrower for the applicable Fiscal Year or other period.

“Applicable Interest Rate” shall mean the rate or rates at which the outstanding principal amount of the Loan bears interest from time to time in accordance with the provisions of Section 2.2.3.

“Applicable Taxes” shall have the meaning set forth in Section 2.2.3(e).

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d).

“Approved Bank” shall mean a bank or other financial institution which has a minimum long term unsecured debt rating of at least “A+” by S&P and Fitch and “A1” by Moody’s.

“Approved Capital Expenditures” shall mean, individually or collectively as the context indicates, Capital Expenditures and any other amounts expended from time to time with respect to Alterations, repairs, replacements and/or improvements with respect to all or any portion of the Property, in each case that are set forth (a) in the Approved Annual Budget or (b) on Schedule XVII attached hereto.

“Assignment of Contracts” shall mean that certain first priority Amended and Restated Assignment of Contracts and Operating Permits from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s right, title and interest in and to the Contracts and the Operating Permits as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases” shall mean that certain first priority Amended and Restated Assignment of Leases and Rents from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s right, title and interest in and to the Leases and Rents as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean (a) on the date hereof, that certain Manager Subordination and Cooperation Agreement, dated as of the date hereof, made by Manager in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and (b) after the date hereof, any replacement assignment, subordination and cooperation agreement entered into pursuant to the terms hereof with any replacement Manager, which agreement shall be in form and substance substantially the same as the Manager Subordination and Cooperation Agreement, dated as of the date hereof, made by Manager in favor of Lender, or otherwise reasonably satisfactory to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assumed Note Rate” shall have the meaning set forth in Section 2.4.4.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankrupt” or “Bankruptcy” shall have the meaning to the effect of the term “bankrupt” as defined in the Nevada Act.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which such Person colludes with, or otherwise assists such Person, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean, 11 U.S.C. § 101 et. Seq., as the same may be amended from time to time.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto.

“Borrower Accounts” shall mean, collectively, any and all bank and other deposit accounts owned, established, held or maintained by or on behalf of Borrower and relating to the operation or management of the Property or any portion thereof, including (without limitation) the Collection Accounts, the Borrower Disbursement Account and any bank and other deposit accounts of any Manager or any other Person, held on behalf of or for the benefit of Borrower, each of the foregoing existing on the date hereof being identified on Schedule V, as such accounts may be transferred, replaced, supplemented or modified from time to time in accordance with the terms hereof.

“Borrower Disbursement Account” shall mean an account maintained by Borrower for its own account and with such account number as may be designated in writing by Borrower to Lender from time to time, and into which amounts are to be disbursed from time to time in accordance with, and subject to, the terms hereof.

“Borrower Party” shall mean, individually or collectively as the context indicates, Borrower, Guarantor and Harrah’s Manager.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended at, or with respect to the Property, for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions, tenant improvements, FF&E and Fixtures, IT System Work).

“Cash Expenses” shall mean, for any period, the Operating Expenses for the operation of the Property for such period or accrued and payable in such period, as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred or accrued for such period by Borrower, less any payments into the Tax and Insurance Escrow Fund.

“Cash Management Account” shall mean that certain segregated Eligible Account established on or prior to the date hereof with Cash Management Bank entitled “PHW Las Vegas, LLC, Cash Management Account f/b/o Wells Fargo Bank, N.A., as Trustee for the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2 and its successors and assigns, as secured party” with account number ########### or, subject to the terms hereof, such replacement cash management account established by Borrower at any successor Cash Management Bank designated from time to time in accordance with the terms hereof.

“Cash Management Account Agreement” shall mean that certain acknowledgment and agreement, dated the date hereof, among Lender, Borrower and Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” shall mean (i) on the date hereof, Key Bank N.A., so long as the same remains an Eligible Institution, (ii) after the date hereof, any successor Eligible Institution designated as Cash Management Bank from time to time in accordance with the terms hereof, or (iii) any other financial institution otherwise reasonably approved by Lender and, if a Securitization has occurred, with respect to which a Rating Agency Confirmation has been obtained.

“Casino Accounts” shall mean, collectively, (i) ‘cage’ account ############ maintained by Manager at Property Bank, (ii) account ############ maintained by Manager at Property Bank, and (iii) such other account established and maintained from time to time by Manager or Borrower and reasonably approved by Lender; provided, however, that, in each case of the foregoing, any such Casino Account shall be established and maintained pursuant to, and in accordance with, all applicable Gaming Laws and shall be subject to a security interest in favor of Lender pursuant to the Loan Documents.

“Casino Component” shall mean that portion of the Property devoted to the operation of a casino gaming operation, including (without limitation) those areas devoted to the conduct of games of chance, facilities associated directly with gaming operations including, without limitation, casino support areas such as surveillance and security areas, cash cages, counting and accounting areas and gaming back-of-the-house areas in each case, to the extent the operation thereof requires a Gaming License under applicable Gaming Laws, all of the foregoing comprising the Casino Component Premises.

“Casino Component Premises” shall mean that portion of the Property described on Schedule II-C attached hereto, as the same may be adjusted from time to time after the date hereof solely to the extent required in order comply with applicable Gaming Laws.

“Casino Expansion Leases” shall mean, collectively, each lease of space comprising a portion of the Retail Mall deemed to be entered into by Retail Mall Owner, as lessor, and Borrower (as assignee thereunder), as lessee, pursuant to the terms of Section 8 of the REA Amendment Agreement, such space being referred to therein as “space G-21”, ‘space G-1A” and “space F-27”, including (without limitation) the specific terms of each such lease set forth in the REA Amendment Agreement and the general terms and provisions of the “standard lease form” referred to therein, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Casualty” shall mean any damage or destruction, in whole or in part, by fire or other casualty of all or any portion of the Property.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii).

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv).

“Change of Control” shall mean any of the following:

(i) Borrower is no longer Controlled by either HOC or Guarantor; or

(ii) any Transfer, in one or a series of transactions, of more then 49% of the interests in Borrower held by HOC on the Closing Date; provided, however, that no Transfer of direct or indirect interests in HOC or Guarantor shall be considered in the determination of the foregoing.

“Closing Date” shall mean the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral Assignment of Interest Rate Cap Agreement” shall mean that certain Collateral Assignment of Interest Rate Cap Agreement executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Collateral Assignment of Timeshare Project Proceeds” shall mean that certain Amended and Restated Collateral Assignment of Timeshare Project Proceeds executed by Borrower and TSP Owner in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Collection Account” shall mean, individually or collectively as the context indicates, (i) that certain segregated Eligible Account established by Borrower with Property Bank entitled “PHW Las Vegas, LLC, Merchant Account f/b/o Wells Fargo Bank, N.A., as Trustee for the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2 and its successors and assigns, as secured party” with account number ############ and into which Borrower shall cause all credit card receipts to be deposited pursuant to the terms hereof, (ii) that certain segregated Eligible Account established by

Borrower with Property Bank entitled “PHW Las Vegas, LLC, Collection Account f/b/o Wells Fargo Bank, N.A., as Trustee for the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2 and its successors and assigns, as secured party” and its successors and assigns, as secured party” with account number ############ and into which Borrower shall cause all Revenue (other than credit card receipts) to be deposited pursuant to the terms hereof, excluding any amounts properly retained by Borrower and/or Manager as the Gaming Operating Reserve in one or more Casino Accounts in accordance with the terms hereof, and (iii) subject to the terms hereof, such replacement collection account or accounts established by Manager at any successor Property Bank designated from time to time in accordance with the terms hereof.

“Collection Account Agreement” shall mean that certain Restricted Account Agreement (Access Restricted Immediately) and that certain Restricted Account Agreement (Access Restricted After Instructions), each dated the date hereof, among Lender, Borrower and Property Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Comparable Standards” means (a) with respect to the Hotel Component, the standards of management, operation and maintenance of a first-class hotel of a like quality to the Paris Las Vegas Hotel and Casino located at 3655 Las Vegas Boulevard South, Las Vegas, Nevada or in the event that Lender reasonably determines that the foregoing is closed or no longer maintains substantially the same standards as it did on the date hereof, a such other hotel located in a major city of the United States that is a vacation destination center at a prime location as reasonably determined by Lender which is comparable to the Hotel Component in location, size, facilities, quality and nature, (b) with respect to the Casino Component, the standards of management, operation and maintenance of a first-class casino of a like quality to the Paris Las Vegas Hotel and Casino located at 3655 Las Vegas Boulevard South, Las Vegas, Nevada or in the event that Lender reasonably determines that the foregoing is closed or no longer maintains substantially the same standards as it did on the date hereof, a such other casino located in Las Vegas, Nevada, as reasonably determined by Lender which is comparable to the Casino Component in location, size, facilities, quality and nature, and (c) with respect to the TPA Component, the standards of maintenance and repair of the Improvements maintained with respect to the TPA Component as of the Closing Date.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b).

“Contracts” shall mean, with respect to the Property, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into by Borrower, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property and any part thereof or any Improvements or any business or activity conducted in, at or on the Property and any part thereof or any Improvements and all right, title and interest of Borrower therein and thereunder.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Copyrights” shall mean, collectively, all copyrights, copyright registrations and applications for copyright registration under the laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether published or unpublished, now owned or existing or created or of which ownership is hereafter acquired.

“Counterparty” shall mean, with respect to each Interest Rate Cap Agreement each Acceptable Counterparty that is a party thereto, and with respect to any Replacement Interest Rate Cap Agreement, any substitute Acceptable Counterparty.

“Critical Capital Expenditure” shall mean any Capital Expenditure or Operating Expense used to address any: (i) actual or potential life/safety issues at the Property or (ii) actual or potential violations of any applicable Legal Requirement that (a) are not included in the Approved Annual Budget and (b) are of a nature such that a prudent owner/operator of a hotel and casino resort similar to the Property would not delay incurring such Capital Expenditure in order to obtain Lender’s approval.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument and the other Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, scheduled interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean, on any date of determination, the ratio in which (a) the numerator is Adjusted Net Cash Flow for the trailing twelve calendar month period, and (b) the denominator is the regularly scheduled interest anticipated to be due on the outstanding principal balance of the Loan on such date for a twelve (12) month period (calculated assuming, during such period, the Spread will be 2.859% (less the spread (or portion thereof) on any participation in the Loan with respect to which the holder thereof has agreed to subordinate and defer payments of interest through the Maturity Date then in effect or, in the case a determination of Debt Service Coverage Ratio under Section 2.7.2, through the Extended Maturity Date at the end of the Extension Term then commencing) and LIBOR will be equal to the greater of (i) the strike rate under the applicable Interest Rate Cap Agreement for such period and (ii) 3%).

“Debt Yield” shall mean, on any date of determination, a ratio (expressed as a percentage) (a) the numerator of which is the Adjusted Net Cash Flow for the trailing twelve calendar month period and (b) the denominator of which is the outstanding principal balance of the Loan.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the Applicable Interest Rate.

“Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences.

“Disqualified Transferee” shall mean any Person that is Controlled by or is under common Control with, or that Controls, a Person that, (a) would not be found suitable to hold a Gaming License, (b) is an Embargoed Person, or is directly or indirectly owned or Controlled by an Embargoed Person or (c) is a Person with respect to which a PATRIOT Act Certification has not been delivered to Lender.

“Domain Name” shall mean any combination of words and abbreviations that represents a uniquely identifiable internet protocol address of a World Wide Web internet location.

“DSCR Requirement” shall have the meaning set forth in Section 2.7.1(c).

“EBITDAM” shall mean, with respect to any period, without duplication, (a) the sum of (i) Net Operating Income, (ii) Debt Service, (iii) federal, state and local income taxes deducted in determining Net Operating Income, (iv) depreciation and amortization and other non-cash items properly deducted in determining Net Operating Income, in each case calculated in accordance with GAAP and (v) fees payable to Manager under the Management Agreement, minus (b) non-cash items properly added in determining Net Operating Income for such period calculated in accordance with GAAP.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-2” by S&P, “P-1” by Moody’s and “F-1” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A-” by Fitch and S&P and “A2” by Moody’s).

“Eligible Seasonality Cash Reserve Applications” shall have the meaning set forth in Section 7.6.1.

“Eligible Taxes” shall mean U.S. federal, state, local and foreign income taxes actually payable by Borrower’s direct and indirect equity owners (or, in the case of any such owner that owns any assets other than direct or indirect equity on Borrower, at any applicable time after the date hereof, the U.S. federal, state and local income taxes that would have been actually payable had such holder owned no other assets after the date hereof) by virtue of the fact that Borrower is a pass-through entity for U.S. federal, state or local income tax purposes (as applicable), for any such taxable year (or portion thereof) ending after the date hereof, including any amounts of such income taxes resulting from audit adjustments after the date hereof for any such taxable year (or portion thereof).

“Embargoed Person” shall have the meaning set forth in Section 4.1.34.

“Environmental Indemnity” shall mean that certain Amended and Restated Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” means any present and future laws, statutes, ordinances, rules, regulations and the like, as well as common law, of any applicable jurisdiction relating to protection of human health and safety or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health and safety, the environment or similar issues, including (without limitation) any present and future laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity; (d) relate to nuisance, trespass or other causes of action related to the Property, in each case to the extent related to Hazardous Substances; or (e) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property, in each case to the extent related to Hazardous Substances, and including (without limitation) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended; the Oil Pollution Act, 33 U.S.C. § 2701 et seq., as amended; the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq. (formerly 49 U.S.C. § 1801); the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq. (as amended); the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Nevada Hazardous Materials law (NRS Chapter 459); the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS

444.440 to 444.650, inclusive); the Nevada Water Controls/Pollution law (NRS Chapter 445A); the Nevada Air Pollution law (NRS Chapter 445B); the Nevada Cleanup of Discharged Petroleum law (NRS 590.700 to 590.920, inclusive); the Nevada Control of Asbestos law (NRS 618.750 to 618.850, inclusive); the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.4385, inclusive); and the Nevada Artificial Water Body Development Permit law (NRS 502.390).

“Equipment” shall mean, with respect to the Property, any equipment now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Property or is located thereon or therein, including (without limitation) all Gaming Equipment, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Equity Interests” shall mean shares of capital stock, partnership interests, member’s or membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“ERISA Affiliate” shall mean the Borrower, Harrah’s Manager and their respective subsidiaries.

“Event of Default” shall have the meaning set forth in Section 8.1(a).

“Excess Cash Flow” shall have the meaning set forth in Section 2.6.4(a).

“Exchange Act” shall have the meaning set forth in Section 9.2(a).

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(f).

“Excusable Delay” shall mean with respect to any relevant obligation or covenant of Borrower hereunder, any event which causes a delay or failure to perform such obligation or covenant; provided that:

(i) such event is outside the reasonable control of Borrower or its Affiliates;

(ii) such event does not arise out of (A) the negligence or willful misconduct of Borrower or any of its Affiliates, or (B) any cause or circumstance resulting from the insolvency, bankruptcy or any lack of funds of Borrower, Guarantor or any of their respective Affiliates;

(iii) to the extent such event arises out of the acts, omissions, late performance and/or failure to perform by one or more trade contractors, such delay shall not exceed thirty (30) days in the aggregate and Borrower has promptly commenced and diligently and continuously pursed all reasonable action to mitigate the impact of the delay; and

(iv) to the extent such event consists of an act of God (such as tornado, flood, hurricane and other similar events or occurrences), fires and other casualties, labor strikes, lockouts or other labor disturbances (except to the extent arising due to any acts or omissions of Borrower or its Affiliates), war, riots, insurrections or civil commotions; embargos, shortages or unavailability of materials, supplies, labor, equipment and systems that first arise after the date hereof, but only to the extent caused by another act, event or condition covered by this clause (iii), sabotage, vandalism, theft, changes in applicable laws enacted after the date hereof, orders or judgments, or any similar types of events; provided, however, that in each case (A) Borrower has promptly commenced and diligently and continuously pursed all reasonable action to mitigate the impact of the delay, (B) delays resulting from the foregoing shall not exceed one hundred and seventy- five (175) days in the aggregate, and (C) the period during which an Excusable Delay exists shall commence on the date that Borrower has given Lender written notice describing in reasonable detail the event which constitutes an Excusable Delay and shall end on the date that such Excusable Delay no longer exists as reasonably determined by Lender.

“Existing Lien” shall have the meaning specified in Section 7.8.2.

“Existing Lien Reserve Account” shall have the meaning specified in Section 7.8.1.

“Existing Lien Reserve Funds” shall have the meaning specified in Section 7.8.1.

“Extended Maturity Date” shall mean, upon each valid exercise of an Extension Option pursuant to Section 2.7, the then applicable maturity date of the Loan taking into account such exercise of such Extension Option.

“Extension Option” shall have the meaning set forth in Section 2.7.

“Extension Term” shall have the meaning set forth in Section 2.7.

“Extraordinary Expense” shall mean (a) any Operating Expense not set forth in the applicable Approved Annual Budget and (b) any Capital Expenditure not set forth in the Approved Annual Budget, provided, with respect to this clause (b) only, there are no amounts on deposit in the Major Capital Improvement Reserve Account, and Borrower has no right to have additional amounts deposited in the Major Capital Improvement Reserve Account pursuant to Section 7.7.1, that have not already been allocated to a Major Capital Expenditure.

“FF&E” shall mean, with respect to the Property, collectively, furnishings, Fixtures and Equipment located in the guest rooms, hallways, lobbies, restaurants, lounges, meeting and banquet rooms, parking facilities, public areas or otherwise in any portion of the Property, including (without limitation) all beds, chairs, bookcases, tables, carpeting, drapes, couches, luggage carts, luggage racks, bars, bar fixtures, radios, television sets, intercom and paging equipment, electric and electronic equipment, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, stoves, ranges, refrigerators, laundry machines, tools, machinery, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, cabinets, lockers, shelving, dishwashers, garbage disposals, washer and dryers, gaming equipment and other casino equipment and all other customary hotel and casino resort equipment and other tangible property owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located at the Property and useable in connection with the present or future operation and occupancy of the Property; provided, however, that FF&E shall not include (i) fixed asset supplies, including, but not limited to, linen, china, glassware, tableware, uniforms, other hotel inventory and similar items, whether used in connection with public space or guest rooms, (ii) items owned by tenants or by third party operators, or (iii) items owned by any PH Entity and leased or licensed to Borrower pursuant to the PH License.

“FF&E Expenditures” shall mean, individually or collectively as the context indicates, amounts expended from time to time with respect to FF&E at the Property.

“FF&E Reserve Account” shall have the meaning set forth in Section 7.3.1.

“FF&E Reserve Fund” shall have the meaning set forth in Section 7.3.1.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Fixtures” shall mean, with respect to the Property, all Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and the Improvements forming part of the Property that it is deemed fixtures or real property under applicable Legal Requirements, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration, decoration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions or any of the foregoing and the proceeds thereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report or, when applied to computation of financial tests for purposes of this Agreement, as in effect on the date hereof.

“Gaming Authority” shall mean any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other gaming regulatory body or any agency which has, or may at any time have, jurisdiction over the ownership of entities engaged in, or the operation of, gaming activities at the Property or any successor to such authority.

“Gaming Equipment” shall mean any and all gaming devices (as defined in NRS 463.0155), gaming device parts inventory and other related gaming equipment and supplies used in connection with the operation of a casino, including (without limitation), slot machines, gaming tables, cards, dice, chips, tokens, player tracking systems, cashless wagering systems (as defined in NRS 463.014), and mobile gaming systems (as defined in Regulation 14.010(11) under the Gaming Laws) and associated equipment (as defined in NRS 463.0136), which are located at the Casino Component, owned or leased by Borrower or Manager and used or useable exclusively in the present or future operation of gaming activities at the Casino Component, together with all improvements and/or additions thereto.

“Gaming Laws” shall mean the provisions of the Nevada Gaming Control Act, as amended from time to time, all regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, the provisions of the Clark County Code, as amended from time to time, and all other laws, statutes, rules, rulings, orders, ordinances, regulations and other Legal Requirements of any Gaming Authority.

“Gaming License” shall mean any license, qualification, franchise, accreditation, approval, registration, permit, finding of suitability or other authorization, exemption or waiver relating to gaming, the gaming business or the operation of a casino under the Gaming Laws or required by the Gaming Authorities or otherwise necessary for the ownership or operation of gaming, a gaming business or a resort casino.

“Gaming Liquidity Requirement” shall mean the minimum bankroll requirements for cash and cash equivalents required to be maintained by Borrower and/or Manager pursuant to Gaming Laws in an amount no greater than is mandated by Nevada Gaming Commission Regulation 6.150.

“Gaming Operating Reserve” shall mean, with respect to the Casino Component, such cash funds and reserves that are held and maintained by Borrower and/or Manager, in its capacity as the duly licensed operator of the Casino Component under applicable Gaming Laws, either on-site at the Property or in the Casino Accounts, including (without limitation) casino chips, tokens, checks and markers; provided that all such Gaming Operating Reserves (i) are established and maintained solely for use in the day to day operation and management of the Casino Component in the ordinary course of business, and (ii) are funded and maintained in accordance with the requirements of all applicable Gaming Laws and in amounts that are reasonable and customary for casino operations of a Comparable Standard (it being agreed that 110% of statutory or regulatory minimums shall be deemed a reasonable and customary minimum amount for these purposes). At Borrower’s election, any funds in the Gaming Operating Reserve in excess of the reasonable and customary amount described in the preceding sentence shall be deposited in the Seasonality Cash Reserve Account.

“Governmental Approvals” shall mean all approvals, consents, waivers, orders, acknowledgments, authorizations, certificates, registrations, permits, environmental permits, and licenses required under applicable Legal Requirements to be obtained from any Governmental Authority for the ownership, use, occupancy and operation of, or otherwise relating to, the Property or any portion thereof.

“Governmental Authority” shall mean any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or judicial, authority, body, agency, bureau or entity (including the Gaming Authorities, any zoning authority, the Federal Deposit Insurance Corporation, any central bank or any comparable authority) or any arbitrator with authority to bind the party at law.

“Gross Income from Operations” shall mean all sustainable income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by Borrower or Manager for the use, occupancy or enjoyment of the Property, or any part thereof, or received by Borrower or Manager for the sale of any goods, services or other items sold on or provided from the Property in the ordinary course of the Property operation, including without limitation: (a) all income and proceeds received from rental of rooms, Leases and commercial space, meeting, conference and/or banquet space within the Property including net parking revenue; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Property even though rendered outside of the Property; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (d) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of the Property); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Income from Operations” if received in the ordinary course of the Property operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); and (f) interest on credit accounts, rent concessions or credits, and other required pass-throughs and interest on Reserve Funds; but excluding, (1) gross receipts received by lessees, licensees or concessionaires of the Property; (2) consideration received at the Property for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Borrower or Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the Property operation; (4) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of the Property as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes; (5) Awards (except to the extent provided in clause (d) above); (6) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by the Property employees; (8) the proceeds of any financing; (9) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business; and (10) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues.

“Guarantor” shall mean Harrah’s Entertainment, Inc., and its permitted successors and assigns.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, made by Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Harrah’s Manager” shall mean PHW Manager, LLC, a Nevada limited liability company.

“Hazardous Substances” shall mean any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that is reasonably likely to have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, mold, mycotoxins, microbial matter, airborne pathogens (naturally occurring or otherwise), radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations by Borrower and/or any tenants or licensees at the Property and otherwise in compliance with all applicable Environmental Laws.

“HOC” shall have the meaning set forth in the recitals hereto.

“Hotel Component” shall mean that portion of the Property devoted to the operation of a hotel and related facilities, excluding the Casino Component, but including (without limitation) (i) all guest rooms and suites, hotel amenities, restaurants, conference centers, meeting, banquet and other public rooms, spa, parking spaces and other facilities of the hotel portion of the Property, (ii) the TPA Component, and (iii) the Utility Component, all of the foregoing being located on the Hotel Component Premises; provided, however, the “Hotel Component” shall not include anything related to the Timeshare Project.

“Hotel Component Premises” shall mean that portion of the Property described on Schedule II-B attached hereto, as the same may be adjusted from time to time after the date hereof solely to the extent required in order comply with applicable Gaming Laws.

“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b).

“Independent Person” shall mean a Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Person), officer, employee, partner, member, attorney or counsel of Borrower or any of its Affiliates; (b) a customer, supplier or other person who derives any of its purchases or revenues from its activities with Borrower or any of its Affiliates; (c) a Person Controlling or under common Control with any such stockholder, director, officer, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, customer, supplier or other person. A Person who satisfies the foregoing definition other than clause (b) of this definition shall not be disqualified from serving as an Independent Person of Borrower if such individual is an Independent Person provided by a nationally recognized company that provides professional independent directors and other corporate services in the ordinary course of its business. A Person who otherwise satisfies the foregoing definition other than clause (a) of this definition by reason of being the independent director of a “Special Purpose Entity” affiliated with Borrower shall not be disqualified from serving as an Independent Person of Borrower if such Person is either (i) an Independent Person provided by a nationally recognized company that provides professional independent directors and other corporate services in the ordinary course of its business, or (ii) the fees that such Person earns from serving as independent director of Affiliates of Borrower constitute in the aggregate less than five percent (5%) of such individual’s annual income. Notwithstanding the immediately preceding sentence (except as permitted in clause (a) of this definition) an Independent Person may not simultaneously serve as Independent Person of Borrower and independent director of a Special Purpose Entity that owns a direct or indirect equity interest in Borrower.

“Initial Maturity Date” shall mean December 9, 2011.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Dechert LLP in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b).

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b).

“Interest Period” shall mean, with respect to any Payment Date, the period commencing on the ninth (9th) day of the preceding calendar month and terminating on the eighth (8th) day of the calendar month in which such Payment Date occurs; provided, that no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate).

“Interest Rate Cap Agreement” shall mean, as applicable, an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between Borrower and an Acceptable Counterparty or a Replacement Interest Rate Cap Agreement.

“Interest Reserve Account” shall have the meaning set forth in Section 7.4.1.

“Interest Reserve Fund” shall have the meaning set forth in Section 7.4.1.

“Intermediate Interests” shall have the meaning set forth in Section 5.2.10(b).

“IT Systems Work” shall mean acquiring, maintaining, modifying and repairing information technology systems, computer systems, reservation systems or similar or related items, and related hardware and software, including upgrading and converting existing systems, owned or leased by Borrower and used in the operation of the Property.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property (other than short term arrangements with transient hotel guests entered into in the usual course of business), and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Lender Representatives” shall have the meaning set forth in Section 10.25(a).

“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit, as the same may be replaced, split, substituted, modified, amended, supplemented, assigned or otherwise restated from time to time, (either an evergreen letter of credit or a letter of credit which does not expire until at least two (2) Business Days after the Maturity Date or such earlier date as such Letter of Credit is no longer required pursuant to the terms of this Agreement) in favor of Lender and entitling Lender to draw thereon based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon, and issued by a domestic Approved Bank or the U.S. agency or branch of a foreign

Approved Bank, or if there are no domestic Approved Banks or U.S. agencies or branches of a foreign Approved Bank then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agency or Rating Agencies, as applicable, to a domestic commercial bank.

“Liabilities” shall have the meaning set forth in Section 9.2(b).

“LIBOR” shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a 30 day period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent (absent manifest error).

“LIBOR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

“License Subordination Agreement” shall mean that certain Licensor Subordination and Cooperation Agreement, dated as of the date hereof, by PHI, PHMemo and PHIV in favor of Lender and consented to by Borrower, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement in the principal amount of $554,340,000.00.

“Loan Documents” shall mean, collectively, all documents, agreements, certificates and instruments set forth on Exhibit A attached hereto, including (without limitation) this Loan Agreement, the Note, each Security Instrument, the Assignment of Leases, the Assignment of Contracts, the Assignment of Management Agreement, the Environmental Indemnity, the Guaranty, the Collection Account Agreement, the Cash Management Account Agreement, the Collateral Assignment of Timeshare Project Proceeds, the Collateral Assignment of Interest Rate Cap Agreement, the License Subordination Agreement, the O&M Agreement, the Pledge and Security Agreement, the Security Agreement (Copyrights), the Security Agreement (Trademarks) and the Post Closing Agreement, together with any other documents, agreements, certificates and instruments executed and/or delivered by or on behalf of any Borrower Party for the benefit of Lender which evidences, secures or otherwise relates to the Loan, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Losses” shall have the meaning set forth in Section 9.3(a).

“Major Capital Expenditure” shall mean, individually or collectively as the context indicates, Capital Expenditures and any other amounts expended from time to time with respect to Alterations, repairs, replacements and/or improvements with respect to all or any portion of the Property, in each case that are not Approved Capital Expenditures set forth in the Approved Annual Budget but are otherwise approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed.

“Major Capital Improvement Reserve Account” shall have the meaning set forth in Section 7.7.1.

“Major Capital Improvement Reserve Fund” shall have the meaning set forth in Section 7.7.1.

“Major Lease” shall mean any of the following: (i) any Lease of space at the Property for retail, restaurant or any other use in excess of 25,000 square feet to a single tenant or by the aggregate of one or more affiliated tenants, (ii) any Lease of space at the Property for retail, restaurant or any other use providing for net rental payments (including, without limitation, percentage rent) in excess of $750,000 per annum to a single tenant or by the aggregate of one or more affiliated tenants, (iii) any Lease of space at the Property with an Affiliate of Borrower, or (iv) any Lease that is not the result of arm’s length negotiations; provided, however, that neither the TPA Component Lease nor the Utility Component Lease shall constitute Major Leases for the purposes hereof.

“Management Agreement” shall mean (i) that certain Hotel and Casino Management Agreement, dated as of the Closing Date, between Borrower and Harrah’s Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof, and (ii) if the context requires, any Replacement Management Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Manager” shall mean (i) on the date hereof, Harrah’s Manager, or (ii) after the date hereof, any other Qualified Manager who is managing the Property (or any portion thereof) in accordance with the terms and provisions of this Agreement.

“Material Adverse Effect” shall mean any event or condition, whether affecting Borrower, Guarantor, HOC or the Property, that has a material adverse effect on (i) the Property taken as a whole, (ii) the business, profits, operations or financial condition of Borrower, taken as a whole, (iii) the ability of Borrower to repay the principal and interest of the Loan as it becomes due or to perform and satisfy when due or required any of Borrower’s other material obligations under any of the Loan Documents (taking into consideration any applicable grace, notice and cure periods), (iv) the ability of Borrower and Harrah’s Manager to own the Property and to operate the gaming business conducted in the Casino Component under applicable Gaming Laws and other Legal Requirements, (v) the enforceability or validity of any Loan Document or the perfection or priority of any Lien created under any Loan Document, or (vi) the rights, interests and remedies of Lender under the Loan Documents.

“Material Alteration” shall mean any Alteration with respect to all or a portion of the Property that, when aggregated with all other related Alterations at the Property and/or other Alterations at the Property that would reasonably be considered to constitute a single project then being conducted or contemplated involve an estimated total cost in excess of $7,000,000.00; provided that, Material Alterations shall not include (A) merely decorative work such as painting, wall papering, carpeting and replacement of FF&E to the extent being of a routine and recurring nature, performed in the ordinary course of business and are funded from the FF&E Reserve Fund pursuant to Section 7.3.2; (B) tenant improvement work performed pursuant to the terms of any Lease entered into in accordance with the terms hereof, so long as such work does not adversely affect any structural component of any Improvements, adversely affect any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (C) any Alterations which are performed in connection with the Restoration of any portion of the Property after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement or (D) Approved Capital Expenditures or Critical Capital Expenditures.

“Material Operating Agreements” shall mean, individually or collectively as the context indicates, the following (a) the Management Agreement, (b) the Utility Component Lease and the Utility Services Agreement (c) each Timeshare Project Document, (d) the Parking Agreement, (e) the REA, (f) the PH License, (g) each Casino Expansion Lease, (h) the Settlement Agreement, and (i) any other Operating Agreement entered into after the Closing Date by, or on behalf of Borrower or Manager or any other Person on their behalf with respect to the Property or any portion thereof, which (i) requires in excess of an aggregate of $5,000,000 in payments by or on behalf of Borrower or Manager to be paid in connection with any termination thereof, or (ii) requires in excess of $5,000,000 in annual payments by or on behalf of Borrower or Manager regardless of the term of such Operating Agreement, in each case including all warranties and guarantees of each of the foregoing, and as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof; provided, however, that Material Operating Agreements shall not include aircraft hire and other transportation arrangements entered into from time to time with an Affiliate of Borrower in the ordinary course of business so long as such arrangements are on terms that are fair and commercially reasonable in all material respects and are no less favorable to Borrower than would be obtained in a comparable arms-length transaction with an unrelated third party.

“Maturity Date” shall mean the Initial Maturity Date or, if applicable, the Extended Maturity Date, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise; provided that in no event shall the Maturity Date be later than April 9, 2015.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean as to any Person, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA and to which such Person is making, or is obligated to make (or made or was obligated to make in the preceding five-year period) contributions.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b).

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b).

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi).

“Nevada Act” means Chapter 86 of the Nevada Revised Statutes, as amended from time to time.

“Note” shall mean that certain Amended and Restated Senior Note of even date herewith in the principal amount of $554,340,000, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“O&M Agreement” shall mean that certain Amended and Restated Operations and Maintenance Agreement, dated as of the date hereof, between Borrower and Lender given in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer or a manager of Borrower or by the general partner or managing member of Borrower, as applicable.

“OpBiz” shall have the meaning set forth in the recitals hereto.

“Operating Agreement” shall mean, individually or collectively as the context indicates, any agreement entered into by Borrower, any Affiliate thereof or by any other Person on behalf of Borrower or any Affiliate thereof or otherwise binding upon Borrower, relating to the ownership, operation or maintenance of the Property or any portion thereof; provided that the foregoing shall not include (i) usual and customary contracts, agreements and arrangements with respect to guests staying at the Hotel Component entered into with third parties that, when taken as a whole with all other such agreements with respect to the Hotel Component, are on an arm’s- length basis in the ordinary course of business, (ii) contracts or agreements entered into with any performing artist in the ordinary course of business in respect of events or performances held at the Property, and (iii) usual and customary arrangements with respect to activities at the Casino Component entered into with third party casino players on an arm’s-length basis in the ordinary course of business.

“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with GAAP, of whatever kind during such period relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance (which ordinary repairs and maintenance for the purposes of this definition shall be no less than an assumed expense of $100,000 per month), insurance, license fees, property taxes and assessments, advertising expenses, management fees, payments required to be made to Utility Provider pursuant to the Utility Service Agreement, payroll and related taxes, computer processing charges, tenant improvements and leasing commissions, operational equipment or other lease payments as reasonably approved by Lender (as and to the extent such approval is required hereunder), and other similar costs, but excluding depreciation, Pass-Through Amounts, Debt Service, Capital Expenditures, and contributions to the Tax and Insurance Escrow Fund, the FF&E Reserve Fund and any other reserves required under the Loan Documents.

“Operating Permits” shall have the meaning set forth in Section 4.1.21.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Parking Agreement” shall mean that certain Common Parking Area Use Agreement, dated as of February 26, 1998, by and between Borrower (as assignee thereunder) and Retail Mall Owner (as assignee thereunder), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Pass-Through Amounts” shall have the meaning set forth in the definition of “Rents.”

“Patents” shall mean, collectively, all letters patent, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, if any, in each case whether now owned or existing or of which ownership is hereafter acquired.

“PATRIOT Act Certification” shall mean, with respect to any Person, a certification in substantially the same form as the form of certification attached hereto as Exhibit B and otherwise reasonably acceptable to Lender.

“Payment Date” shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor.

“Pension Plan” shall mean any Plan which is subject to the provisions of Title IV of ERISA.

“Permitted Encumbrances” shall mean, collectively, any of the following: (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy delivered to Lender on or prior to the date hereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) Liens in respect to property or assets imposed by law which are incurred in the ordinary course of business and which are bonded or insured over to Lender’s reasonable satisfaction and are being diligently contested by Borrower (at its own cost and expense) in appropriate legal proceedings in accordance with the terms of this Agreement, (e) any attachment or judgment lien on the Property, provided that the judgment it secures shall have been discharged or execution thereof stayed pending appeal within the earlier of sixty (60) days after the entry thereof and the date that is ten (10) days prior to the earlier to occur of the Maturity Date or the date on which the Property is scheduled to be sold for non-payment, and, in the case of a stay pending appeal, shall have been discharged within the earlier of sixty (60) days after the expiration of any such stay and the date that is ten (10) days prior to the earlier to occur of the Maturity Date or the date on which the Property is scheduled to be sold for non-payment, (f) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title affecting the Property to which like properties are commonly subject which have not been granted or created by Borrower in violation of any term of this Agreement prohibiting such grant or creation and which do not materially (i) interfere with the benefits to be provided by the Security Instrument encumbering the Property, (ii) adversely affect the operation, use, value, enjoyment or marketability of the Property in any material respect, or (iii) adversely affect Borrower’s ability to repay the Loan in full, and those created by either the REA or the Resort and Amenities Access Easement Agreement, dated as of September 10, 2007, among Westgate, OpBiz, Original Borrower and TSP Owner, (g) Leases and the rights of tenants thereunder (as tenants only) in existence on the date hereof or otherwise permitted to be entered into in accordance with the terms hereof, (h) the Liens listed on Schedule XV, and (i) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Indebtedness” shall mean, collectively, (a) the Debt, (b) unsecured trade and operational debt (including equipment financing leases) relating to the ownership and operation of the Property and the routine administration of Borrower incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances, are not evidenced by a note, are required to be paid within sixty (60) days after same are incurred and are paid when due; provided, that the aggregate amount of Indebtedness described in the foregoing clause (b) (including capital leases) shall not exceed $ $30,100,000.00, (c) accrued and unpaid payroll, benefits and payroll taxes with respect to employees of Manager or its Affiliates engaged with respect to the Property incurred in the ordinary course of business and paid when due, provided that the aggregate amount of Indebtedness described in the foregoing clause (c) (other than to the extent such indebtedness relates solely to any Project) shall not exceed $25,800,000.00, (d) agreements with providers of Gaming Equipment entered into in the ordinary course of business and paid when due pursuant to which Borrower is required to split profits derived from the operation thereof, (e) usual and customary gaming deposits accepted in the ordinary course of business with respect to the operation of the Casino Component, including (without limitation) slot club point liability, customer deposits, unpaid tickets and progressive reserves, (f) payments required to be made by Borrower to Utility Provider pursuant to the Utility Service Agreement (which payments are made by Borrower as an Operating Expense), and (g) such other Indebtedness specifically permitted pursuant to this Agreement.

“Permitted Investments” shall mean any one or more of the following obligations or securities with maturities of not more than three hundred sixty-five (365) days acquired at a purchase price of not greater than par, including those issued by Lender, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (i) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii) Federal Housing Administration debentures;

(iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (iii) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short-term obligations of which at all times are rated in the highest short-term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short-term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause (iv) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short-term obligations of which at all times are rated in the highest short-term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short-term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause (vi) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause (vii) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

(ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (A) Lender and (B) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that in the judgment of the Lender, such instrument continues to qualify as a “cash flow investment” pursuant to Section 860G(a)(6) of the Bankruptcy Code earning a passive return in the nature of interest and that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment.

“Permitted Tax Distributions” shall mean distributions to pay Eligible Taxes pursuant to Section 7.5.

“Permitted Tax Distributions Account” shall have the meaning set forth in Section 7.5.1.

“Permitted Tax Distributions Fund” shall have the meaning set forth in Section 7.5.1.

“Permitted Transfer” shall have the meaning set forth in Section 5.2.10.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“PH Entity” shall mean, individually or collectively as the context indicates, each of PHI, PHIV and PHMemo.

“PHI” shall mean Planet Hollywood International, Inc., a Delaware corporation, in its capacity as a party to the PH License, together with its successors and assigns in such capacity.

“PHIV” shall mean Planet Hollywood (Region IV), Inc., a Minnesota corporation, in its capacity as a party to the PH License, together with its successors and assigns in such capacity.

“PH License” shall mean that certain Planet Hollywood Resort & Casino Licensing Agreement, dated as of the date hereof, among Borrower, PHI, PHMemo and PHIV, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof.

“PHMemo” shall mean Planet Hollywood Memorabilia, Inc., a Florida corporation, in its capacity as a party to the PH License, together with its successors and assigns in such capacity.

“Plan” shall mean any pension plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) Borrower or an ERISA Affiliate and each such plan for the five-year period immediately following the latest date on which Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, made by Borrower in favor of Lender, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof.

“Policies” shall have the meaning specified in Section 6.1(b).

“Post Closing Agreement” shall mean that certain Post Closing Agreement, dated as of the date hereof, made by Borrower in favor of Lender, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof.

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

“Prime Rate” shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” shall mean the positive difference (if any), expressed as the number of basis points, obtained by subtracting (i) the Prime Rate on the date that LIBOR was last applicable to the Loan, from (ii) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan.

“Property” shall mean, collectively and as applicable to Borrower, the Resort Land, the Improvements on the Resort Land, and all personal property owned or leased by Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property and Improvements, comprising all right, title and interest of Borrower in and to the Hotel Component, the Casino Component, the Utility Component and the TPA Component, as more particularly described in the granting clause of the Security Instrument and referred to therein as the “Property”.

“Property Bank” shall mean (i) on the date hereof, Wells Fargo Bank, N.A., so long as the same remains an Eligible Institution, (ii) after the date hereof, any successor Eligible Institution designated as Property Bank from time to time in accordance with the terms hereof, or (iii) any other financial institution otherwise reasonably approved by Lender and, if a Securitization has occurred, with respect to which a rating Agency Confirmation has been obtained.

“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, Borrower, Guarantor and/or any Affiliated Manager.

“Qualified Manager” means (a) with respect to the Hotel Component, a reputable and experienced hotel management company primarily engaged in, and with at least seven (7) years experience in, the management of hotels of at least a Comparable Standard, (b) with respect to the Hotel Component and/or the Casino Component, Harrah’s Manager or another entity Controlled by Sponsor, so long as the same is Controlled by Sponsor and maintains all required Gaming Licenses in accordance with all applicable Gaming Laws, (c) with respect to the Casino Component any reputable, experienced professional management company that is duly licensed by the Gaming Authorities and which directly, or through one or more Affiliates, shall have at least ten (10) years experience in the management of casino and other gaming facilities of at least a Comparable Standard, (d) with respect to any portion of the Property other than the Casino Component (including, without limitation, the TPA Component), any reputable and experienced professional management company which directly, or through one or more Affiliates, shall have at least ten (10) years experience in the management of facilities of at least a Comparable Standard, and (e) any other Person approved by Lender in its reasonable discretion in advance of the effective date of the applicable management, operating or other relevant agreement(s); provided that, in the case of clauses (c), (d) and (e) above, (i) Borrower shall have obtained a Rating Agency Confirmation with respect to management of the Property by such Person, and (ii) if such Person is an Affiliate of Borrower, Borrower shall have obtained an Additional Insolvency Opinion.

“Rate Cap Deposit” shall have the meaning set forth in Section 2.7.1(c).

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which has been approved by Lender.

“Rating Agency Confirmation” means, collectively, a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency of such Securities immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. In the event that, at any given time, no such Securities shall have been issued and are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation if any such Securities were outstanding.

“REA” shall mean that certain Construction, Operation and Reciprocal Easement Agreement, dated as of February 26, 1998, among Borrower (as successor in interest and assignee thereunder) and Retail Mall Owner (as successor in interest and assignee thereunder), as amended by (i) that certain Amendment and Ratification of Construction, Operation and Reciprocal Easement Agreement, dated as of November 20, 2000, (ii) that certain Second Amendment of Construction, Operation and Reciprocal Easement Agreement, dated as of February 2003. and (iii) the REA Amendment Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“REA Amendment Agreement” shall mean that certain Agreement and Amendment to Construction, Operation and Reciprocal Easement Agreement, dated as of July 2005, between Borrower (as successor in interest and assignee thereunder) and Retail Mall Owner (as successor in interest and assignee thereunder), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Release” shall mean any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, growing or other movement of Hazardous Substances.

“Relevant IP” shall have the meaning set forth in Section 4.1.39.

“Rents” shall mean, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income or insurance, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance; provided that Rents shall not include amounts, such as restaurant room charges and Nevada entertainment taxes, paid to Borrower or its Affiliates and in respect of which Borrower or its Affiliates, as applicable, act solely as a collection and payment agent on behalf of any Person (excluding an Affiliate of Borrower, but including restaurant room charges payable to a Tenant that is an Affiliate of Borrower under a Lease that has been approved by Lender in accordance with the terms hereof), receiving such amounts from the Person obligated to pay, and paying over such amounts to the Person entitled to receive same, all in the ordinary course of business of Borrower and its Affiliates, as applicable (collectively, “Pass-Through Amounts”).

“Replacement Interest Rate Cap Agreement” means an interest rate cap agreement from an Acceptable Counterparty with terms substantially identical (except as provided herein or as may be otherwise reasonably approved by Lender) to the Interest Rate Cap Agreement except that the same shall (i) with respect to any replacement of the Interest Rate Cap Agreement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the

Counterparty prior to the Initial Maturity Date, have a strike price equal to the Strike Price, (ii) subject to the provisions of Section 2.7, with respect to any new Interest Rate Cap Agreement obtained with respect to the first Extension Term that ends on December 9, 2013, have a strike price that would result in a Debt Service Coverage Ratio of at least 1.05:1.00 at the time that the Replacement Interest Rate Cap Agreement becomes effective, (iii) subject to the provisions of Section 2.7, with respect to any new Interest Rate Cap Agreement obtained with respect to the second Extension Term that ends on April 9, 2015, have a strike price that would result in a Debt Service Coverage Ratio of at least 1.10:1.00 at the time that the Replacement Interest Rate Cap Agreement becomes effective and (iv) in any event, be effective in connection with an extension of the term or the replacement of the Interest Rate Cap Agreement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty; provided, that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate cap agreement approved in writing by each of the Rating Agencies.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement being replaced, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided that, with respect to this clause (ii), Lender, at its option, may require that Borrower obtain a Rating Agency Confirmation; and (b) with respect to the Property or any portion thereof, an assignment of management agreement substantially in the form of the Assignment of Management Agreement (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period referred to in Section 4043 is waived.

“Reserve Account” shall mean any one of the Tax and Insurance Escrow Account, the FF&E Reserve Account, the Interest Reserve Account, the Seasonality Cash Reserve Account, the Major Capital Improvement Reserve Account, the Existing Lien Reserve Account; and any other escrow fund or reserve account established pursuant to the Loan Documents.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Fund, the FF&E Reserve Fund, the Interest Reserve Fund, the Seasonality Cash Reserve Funds, the Major Capital Improvement Reserve Fund, the Existing Lien Reserve Fund and any other funds held or maintained pursuant to the Loan Documents.

“Resort Land” shall mean the land and all appurtenant rights thereto as described on Schedule II-A attached hereto.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations permitted in accordance with this Agreement or as may be otherwise reasonably approved by Lender.

“Restricted Party” shall mean, collectively (i) Borrower, (ii) Guarantor, (iii) HOC, (iv) any Affiliated Manager, and (v) any other Borrower Party.

“Retail Mall” shall mean, collectively, the land and improvements comprising the retail mall located adjacent to the Property and more particularly described as the “Bazaar Site” in the REA.

“Retail Mall Owner” shall mean Boulevard Invest, LLC, a Delaware limited liability company (and the owner of the Retail Mall), together with its successors and assigns in such capacity.

“Revenue” shall mean, collectively, (i) all Rents arising with respect to the Property, (ii) all other Gross Income from Operations arising with respect to the Property, (iii) any and all Timeshare Project Proceeds received by, paid to, or for the benefit of Borrower, and (iv) any and all income, proceeds and revenue received by, paid to, or for the benefit of Borrower pursuant to any Material Operating Agreements; provided that Revenue shall not include Pass-Through Amounts.

“Reversionary Property” shall have the meaning set forth in Section 5.2.11(a).

“Reversionary Property Release Amount” shall mean an amount equal to (i) one hundred percent (100%) of (x) the gross sales proceeds for the Reversionary Property, minus (ii) ordinary closing costs, including transfer taxes, marketing and legal costs and brokerage commissions.

“Reversionary Property Transfer Documents” shall have the meaning set forth in Section 5.2.11(f)(i).

“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other disposal of a legal or beneficial interest, whether direct or indirect.

“Seasonality Cash Reserve Account” shall have the meaning set forth in Section 7.6.1.

“Seasonality Cash Reserve Funds” shall have the meaning set forth in Section 7.6.1.

“Securities” shall have the meaning set forth in Section 9.1.

“Securities Act” shall have the meaning set forth in Section 9.2(a).

“Securitization” shall have the meaning set forth in Section 9.1.

“Security Agreement (Copyrights)” shall mean a security agreement with respect to Copyrights, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Security Agreement (Trademarks)” shall mean a security agreement with respect to Trademarks, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Security Instrument” shall mean, individually or collectively as the context indicates, each of (a) that certain first priority Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Hotel Component and the Casino Component, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and (b) the TSP Owner Security Instrument, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.5.

“Servicing Agreement” shall have the meaning set forth in Section 9.5.

“Settlement Agreement” shall mean individually or collectively as the context indicates, each of (i) that certain Settlement Agreement and Releases, dated as of November 6, 2002, by and among Aladdin Gaming, LLC, Utility Provider, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, John Hancock Reinsurance Company Limited, State Street Bank and Trust Company and Retail Mall Owner (as assignee and successor-in-interest thereunder), as amended by that certain First Amendment to Settlement Agreement and Releases, dated as of December 23, 2002, and (ii) that certain Confidential Settlement Letter, dated as June 20, 2003, by and between (i) OpBiz, (ii) Aladdin Bazaar, LLC, (iii) The Steering Committee, consisting of Van Kampen Funds, the Bank of Nova Scotia, Highland Capital and PPM America, for certain lenders pursuant to the Credit Agreement, dated February 26, 1998, between The Bank of Nova Scotia, Merrill Lynch Capital Corporation, CIBC Oppenheimer Corp. and Aladdin Gaming, LLC, as borrower, (iv) General Electric Capital Corporation, and (v) Aladdin Gaming, LLC.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(b).

“SPE Entity” shall mean each of Borrower and TSP Owner.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements:

(a) is formed or organized solely to (i) in the case of Borrower, (A) develop, own, sell, lease, license, transfer, exchange, manage, or operate the Property, (B) acquire and hold the limited liability company interests in and act as a member and/or manager of TSP Owner, (C) enter into a management agreement or agreements pursuant to which the Property will be managed by a third party, (D) enter into the PH License, pursuant to which it will obtain certain licenses to use (1) the “Planet Hollywood” trademark and (2) certain items of movie, television and Hollywood memorabilia, (E) to enter into, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (F) to conduct all lawful activities reasonably necessary or desirable to accomplish the foregoing purposes, and to do anything necessary or incidental to any of the foregoing, and (ii) in the case of TSP Owner, (A) own, hold, and pledge its interests in the Reversionary Property, (B) to enter into, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (C) to conduct all lawful activities reasonably necessary or desirable to accomplish the foregoing purposes, and to do anything necessary or incidental to any of the foregoing; and

(b) is not engaged and will not engage in any business unrelated to the purposes set forth in the above subsection (a);

(c) does not have and will not have any assets other (i) than those related to the Property or, in the case of TSP Owner, to its interest in the Reversionary Property, including any “possibility of reverter” right, and (ii) in the case of Borrower, any limited liability company interest in TSP Owner;

(d) to the fullest extent permitted by law, has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, or, except to the extent permitted by the Loan Documents, any merger or sale of all or substantially all of its assets;

(e) if such entity is a limited partnership, has, as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies;

(f) if such entity is a corporation, has at least two Independent Persons as directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two Independent Persons as directors shall have participated in such vote;

(g) if such entity is a limited liability company with more than one member, has at least one member that is a Special Purpose Entity that is a corporation or a limited liability company that has at least two Independent Persons as managers or members and that owns at least one percent (1.0%) of the equity of the limited liability company;

(h) if such entity is a limited liability company with only one member, is a limited liability company formed in the State of Delaware or Nevada (as applicable) that has (i) at least two Independent Persons and has not caused or allowed and will not cause or allow the board of managers or other governing body of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers unless two Independent Persons shall have participated in such vote, and (ii) at least one springing member that, subject to compliance with any applicable Gaming Laws, will become the non-managing member of such entity upon the dissolution of the existing member;

(i) if such entity is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity will not: (A) to the fullest extent permitted by law, dissolve, merge, liquidate, consolidate; (B) sell all or substantially all of its assets or the assets of Borrower (as applicable); (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition; or (D) to the fullest extent permitted by law file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest without the affirmative vote of two Independent Persons and of all other directors, members or partners (as applicable) of the company (that is such entity or the general partner or managing or co-managing member of such entity), or in the case of a limited liability company without the affirmative vote of two Independent Persons as managers of such entity;

(j) is and intends to remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from, and to the extent of, its assets as the same shall become due, and is maintaining and, to the extent of its assets, will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(k) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(1) has maintained and will maintain its accounts, records, books, resolutions and agreements separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law or by GAAP;

(m) [Intentionally Omitted];

(n) except as permitted by the Loans Documents, has not commingled and will not commingle its funds or assets with those of any other Person and has not participated and will not participate in any cash management system with any other Person;

(o) has held and will hold its assets in its own name;

(p) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in this Agreement;

(q) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP;

(r) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(s) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(t) has and will have no Indebtedness other than Permitted Indebtedness;

(u) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, except as permitted pursuant to the Loan Documents;

(v) except, with respect to Borrower, its limited liability company interests in TSP Owner, its sole subsidiary, has not and will not acquire obligations or securities of its members or any other Affiliate;

(w) to the extent applicable (subject to any management agreement or agreements pursuant to which the Property is managed by a third party), has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(x) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name and not bear the name of any other entity unless such entity is clearly designated as being such Special Purpose Entity’s agent;

(y) has not pledged and will not pledge its assets for the benefit of any other Person, except as contemplated by the Loan Documents;

(z) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except as permitted by this Agreement;

(aa) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(bb) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(cc) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(dd) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, (B) in connection with this Agreement and the transactions contemplated hereby and (C) the Management Agreement;

(ee) has not and will not indemnify its partners, officers, directors or members, as the case may be, unless such indemnity obligations have been and will be subject and subordinate to the Debt, provided, however, that any amounts not derived from the acquisition, development, ownership, sale, leasing, licensing, transfer, exchange, management or operation of the Property (including, without limitation, payments under any directors and officers (or similar) insurance policy) shall not be subject or subordinate to the Debt;

(ff) if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;

(gg) does not and will not have any of its obligations (other than obligations in respect of the Loan) guaranteed by any Affiliate;

(hh) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statements of facts contained in its organizational documents are true and correct and will remain true and correct;

(ii) has complied and will comply with all the assumptions made with respect to such entity in the Insolvency Opinion; and

(jj) has not and will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than Permitted Indebtedness.

Notwithstanding anything contained in this definition to the contrary, any holder of a direct or indirect Equity Interest in Borrower shall be permitted to enter into any agreement with the provider of any Letter of Credit to be delivered by Borrower to Lender in connection with the Loan, provided that Borrower has no continuing obligations with respect to such agreement and that such agreement shall not affect Borrower’s status as a Special Purpose Entity, as confirmed in the Insolvency Opinion or an Additional Insolvency Opinion.

“Sponsor” shall mean Guarantor.

“Spread” shall mean 2.859%.

“Strike Price” shall mean 5.00%.

“Survey” shall mean a survey of the Property (including, without limitation, the Timeshare Project Land) delivered to Lender on the Closing Date (as revised thereafter to the extent required pursuant to the terms of the Loan Documents).

“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 7.2.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21.

“Timeshare Amounts” shall have the meaning set forth in the definition of “Timeshare Project Proceeds.”

“Timeshare Deed” shall have the meaning set forth in Section 5.2.11(a).

“Timeshare Project” shall mean, individually or collectively as the context indicates, (i) any Transfer of all or any portion of the Timeshare Project Land to any Person that is not an Affiliate of Borrower, (ii) any construction or development of any Timeshare Project Improvements by Borrower, its Affiliates or any other Person on all or any portion of the Timeshare Project Land, (iii) any marketing, sale and/or leasing of any condominium or timeshare residential or other units at the Timeshare Project by Borrower, its Affiliates or any other Person, (iv) the operation, maintenance and management of all or any portion of the Timeshare Project by Borrower, its Affiliates or any other Person, (v) any other transaction with respect to all or any portion of the Timeshare Project by Borrower, its Affiliates or any other Person, and (vi) all activities in furtherance thereof or otherwise contemplated by the Timeshare Project Documents.

“Timeshare Project Access Agreement” shall mean that certain Resort and Amenities Access Agreement, dated as of September 9, 2007, by and among Timeshare Project Developer and TSP Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Timeshare Project Contract” shall mean that certain Timeshare Purchase Agreement, dated as of December 10, 2004, between Borrower (as assignee), as seller, and Westgate, as amended by that certain Modification Agreement Regarding Timeshare Purchase Agreement, dated as of September 10, 2007, by and among Borrower (as assignee), Timeshare Project Developer and Westgate, as assigned pursuant to that certain Assignment of Timeshare Purchase Agreement, dated as of September 10, 2007, by and between Westgate and Timeshare Project Developer and as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Timeshare Project Developer” shall mean Westgate Planet Hollywood Las Vegas, LLC, a Florida limited liability company, in its capacity as the owner and developer of the Timeshare Project Land and the Timeshare Project pursuant to the existing Timeshare Project Documents in effect on the date hereof, together with its successors and permitted assigns in such capacity.

“Timeshare Project Documents” shall mean, individually or collectively as the context indicates, (i) the Timeshare Project Contract, (ii) the Timeshare Project Marketing Agreement, (iii) the Timeshare Project Access Agreement, (iv) the Timeshare Project Escrow Agreement, (v)

the Timeshare Deed, (vi) the Timeshare Project Plan to be submitted to Lender pursuant to the terms hereof, (vii) the Timeshare Project Management Agreement and (viii) any other material agreement, instrument or other document relating to any Timeshare Project or any part thereof (A) to which Borrower or any of its Affiliate is a party or beneficiary or is otherwise directly or indirectly bound, (B) delivered to or otherwise in the possession of Borrower or any of its Affiliates, or (C) with respect to which Borrower or any of its Affiliates has the right to review or otherwise approve, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Timeshare Project Escrow Agreement” shall mean that certain Escrow, Pledge and Security Agreement, dated as of September 10, 2007, among Westgate and Borrower (as assignee) and consented to by Greenspoon Marder, P.A., as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Timeshare Project Improvements” shall mean, collectively, any structures and other improvements to be constructed on the Timeshare Project Land, as described in any Timeshare Project Plan delivered to Lender pursuant to the terms hereof.

“Timeshare Project Land” shall mean the land and all appurtenant rights thereto as described on Schedule II-F attached hereto.

“Timeshare Project Management Agreement” shall mean that certain Timeshare Property Maintenance and Management Agreement, dated as of September 10, 2007, by and among Borrower (as assignee), Timeshare Project Developer and CFI Resorts Management, Inc., a Florida corporation.

“Timeshare Project Marketing Agreement” shall mean that certain Marketing and Leasing Agreement, dated as of December 30, 2004, among Borrower (as assignee), Timeshare Project Developer and Westgate, relating to the marketing, sale and leasing of the Timeshare Project, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Timeshare Project Payment Bond” shall have the meaning set forth in Section 5.2.11(h).

“Timeshare Project Plan” shall mean a general description of the Timeshare Project prepared by (or on behalf of) Borrower and setting forth the general description of the proposed Timeshare Project, the scope of any intended work and other material characteristics of the Timeshare Project, as delivered to Lender for informational purposes and otherwise in accordance with the requirements hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Timeshare Project Proceeds” shall mean, collectively, the following: (a) the “Purchase Price”, any “Timeshare Advances” and any “Marketing Fees” (as each is defined in the Timeshare Project Contract and collectively, the “Timeshare Amounts”) received by, paid to, paid for the account of, or payable to Borrower or, with respect to the Timeshare Amounts, any of its Affiliates or to which Borrower or any of its Affiliates are otherwise entitled pursuant to the terms of any of the Timeshare Project Documents as in effect on the date hereof, and (b) any other fees, payments, amounts, proceeds, reimbursements, distributions, compensation, cash or other consideration directly or indirectly relating to the Timeshare Project and/or the transactions contemplated by the Timeshare Project Documents received by, paid to, paid for the account of, or payable to Borrower or any of its Affiliates or to which Borrower or any of its Affiliates are otherwise entitled pursuant to the terms of any of the Timeshare Project Documents; provided, however, that Timeshare Project Proceeds under this clause (b) shall not include (i) reasonable amounts payable to any PH Entity, Borrower, Manager, or any Affiliate of Borrower or Manager, with respect to the provision of any goods, services and/or intellectual property rights in connection with the Timeshare Project so long as the same are the result of arm’s-length negotiation and are on terms that are fair and commercially reasonable in all material respects and are no more favorable to such Person, or more disadvantageous to Borrower or Timeshare Project Developer than would be obtained in a comparable transaction with a third party, (ii) any fees, payments, amounts or reimbursements payable to Borrower or Manager pursuant to the Timeshare Project Management Agreement or (iii) amounts payable to Borrower for reimbursement of prior losses pursuant to the Timeshare Project Contract and the Timeshare Project Marketing Agreement.

“Timeshare Project Property” shall mean, collectively, the Timeshare Project Land, the Timeshare Project Improvements to be constructed thereon, any and all rents, leases, easements, rights and property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, in each case comprising a part of, or otherwise appurtenant to, the foregoing.

“Title Company” shall mean, collectively, each title insurance company providing insurance or reinsurance under a direct access agreement with respect to the Title Insurance Policy delivered to Lender on the date hereof.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy issued by Title Company with respect to the Property and insuring the lien of the Security Instrument, in form and substance (including, without limitation, all endorsements thereto and all coinsurance and reinsurance arrangements) reasonably acceptable to Lender.

“TPA Component” shall mean that portion of the Property devoted to the operation of a theater for the performing arts and related facilities and leased by Borrower (as assignee) to TPA Operator pursuant to the TPA Component Lease, all of the foregoing being located on the TPA Component Premises and more particularly described and set forth in the TPA Component Lease.

“TPA Component Lease” shall mean that certain Lease Agreement, dated as of April 27, 2006 and as amended on May 31, 2009, between Borrower, as lessor, and TPA Operator, as lessee, pursuant to which Borrower leases the TPA Component to TPA Operator upon and subject to the terms set forth therein, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions thereof.

“TPA Component Premises” shall mean the land and all appurtenant rights thereto as described on Schedule II-D attached hereto.

“TPA Operator” shall mean (i) on the date hereof, BZ Clarity Theatrical - LV, LLC, a Delaware limited liability company, in its capacity as the lessee of the TPA Component pursuant to the TPA Component Lease, together with its successors assigns in such capacity thereunder or (ii) any replacement operator of the TPA Component that is a Qualified Manager and otherwise reasonably approved by Lender.

“Trademarks” shall mean, collectively, all trademarks, service marks, trade names, corporate and company names, business names, fictitious business names, logos, trade dress, trade styles and other source or business identifiers, designs and general intangibles of a similar nature, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark if the creation of a Lien thereon or security interest therein would void or invalidate such trademark, service mark or other mark), all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or of which ownership is hereafter acquired.

“Transfer” shall have the meaning set forth in Section 5.2.10(b).

“TSP Owner” shall mean TSP Owner LLC, a Delaware limited liability company.

“TSP Owner Security Instrument” shall mean that certain first priority Deed of Trust, Security Agreement, Financing Statement and Fixture Filing, dated the date hereof, executed and delivered by TSP Owner as security for the Loan and encumbering the rights of TSP Owner, including the “possibility of reversion” right, in and to the Reversionary Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Utility Component” shall mean that portion of the Property on which the utility plant owned and operated by Utility Provider is located and leased by Borrower to Utility Provider pursuant to the Utility Component Lease, including (without limitation) the adjoining optional improvement site, all of the foregoing being located on the Utility Component Premises and more particularly described and set forth in the Utility Component Lease.

“Utility Component Premises” shall mean the land and all appurtenant rights thereto as described on Schedule II-E attached hereto.

“Utility Component Lease” shall mean that certain Lease, dated as of December 3, 1997, by and between Borrower (as assignee thereunder), as lessor, and Utility Provider, as lessee, pursuant to which Borrower leases the Utility Component to Utility Provider upon and subject to the terms set forth therein, as amended by the Settlement Agreement and as further amended to date, and as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof.

“Utility Provider” shall mean Northwind Aladdin, LLC, a Nevada limited liability company, in its capacity as the lessee under the Utility Component Lease, together with its successors and assigns in such capacity thereunder.

“Utility Service Agreement” means that certain Energy Service Agreement, dated as of September 24, 1998, by and between Borrower (as assignee thereunder) and Utility Provider, as amended by the Settlement Agreement and as further amended to date, and as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof.

“Westgate” shall mean Westgate Resorts, Ltd., a Florida limited partnership.

Section 1.2. Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II.

GENERAL TERMS

Section 2.1. Loan Commitment; Disbursement to Borrower.

2.1.1. Agreement to Lend and Borrow. Lender has made and Borrower has accepted the Loan.

2.1.2 No Future Funding. Lender has no obligation to advance any additional funds to Borrower and any portion of the Loan repaid may not be reborrowed.

Section 2.2. Interest Rate.

2.2.1. Interest Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate.

2.2.2. Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

2.2.3. Determination of Interest Rate.

(a) The Applicable Interest Rate with respect to the Loan shall be: (i) LIBOR plus the Spread with respect to the applicable Interest Period for a LIBOR Loan or (ii) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3(c) or Section 2.2.3(f).

(b) Subject to the terms and conditions of this Section 2.2.3, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the Loan at LIBOR plus the Spread for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market generally, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.

(d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Period.

(e) All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority which are first imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Applicable Taxes”), excluding income and franchise taxes of (i) the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico) or (ii) any foreign state or any political subdivision or taxing authority thereof or therein, in each case that are imposed on a net basis (other than taxes imposed by any foreign jurisdiction by reason of any connection of Borrower with such jurisdiction). If any Applicable Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Applicable Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Applicable Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Applicable Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from (A) any failure by Borrower to pay any such Applicable Tax when due to the appropriate taxing authority or (B) any failure by Borrower to remit to Lender the required receipts or other required documentary evidence; provided, that in the case of clause (B), Borrower shall have no liability to Lender if it has in fact properly withheld and paid all such Applicable Taxes and has provided to Lender suitable evidence to that effect and has otherwise cooperated with Lender in all reasonable respects and, after the exercise of commercially reasonable efforts, it is unable to obtain official receipts of such payment from the applicable taxing authority. Lender agrees (consistent with legal and regulatory restrictions and subject to overall policy considerations of Lender) to file any certificate or document or to furnish to Borrower any information as reasonably requested by Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Applicable Taxes; provided, however, that nothing in this Section 2.2.3(e) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations). Borrower shall not be required to indemnify Lender for Taxes attributable solely to such Lender’s failure to provide the required documents under this Section 2.2.3(e).

(f) If any requirement of law hereafter enacted or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(g) In the event that any change in any requirement of law or in the interpretation or application thereof (other than with respect to taxes), or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(g), Lender shall provide Borrower with not less than ninety (90) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents for a period of ninety (90) days.

(h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from LIBOR plus the Spread to the Prime Rate plus the Prime Rate Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at LIBOR plus the Spread on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder; provided, that Borrower shall not indemnify Lender from (i) any loss or expense arising from Lender’s willful misconduct or gross negligence, including any failure by Lender to apply available funds in reduction of the outstanding principal balance of the Loan on a Payment Date as required hereunder, or (ii) any consequential damages. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(i) Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any Applicable Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(j) For purposes of this Section 2.2.3, the term “Lender” shall be deemed to include Lender’s present and future participants in the Loan to the extent of Applicable Taxes imposed by reason of such participant’s interest in the Loan and each such participant’s increased costs or reduction in amount received or receivable hereunder or any reduced rate of return, in each case payable by Borrower under this Section 2.2.3.

2.2.4. Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

2.2.5. Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.6. Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.7. Interest Rate Cap Agreement.

(a) Prior to or contemporaneously with the Closing Date, Borrower shall enter into an Interest Rate Cap Agreement with a LIBOR strike price equal to the Strike Price. The Interest Rate Cap Agreement (i) shall be in a form and substance reasonably acceptable to Lender, (ii)

shall be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Collection Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, (iv) shall be for a period equal to the then term of the Loan and (v) shall have an initial notional amount equal to the then principal balance of the Loan. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Collection Account).

(b) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Collection Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below those of an Acceptable Counterparty by S&P or Moody’s, if the Counterparty does not replace itself by causing an Acceptable Counterparty to enter into a Replacement Interest Rate Cap Agreement within ten (10) Business Days following such downgrade withdrawal or qualification pursuant to the terms of the Interest Rate Cap Agreement, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender of such failure by Counterparty.

(d) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Counterparty and which opinion may contain customary assumptions and qualifications) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, to the effect that:

(i) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv) the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 2.3. Loan Payment.

2.3.1. Payments Generally. Borrower shall pay to Lender (a) on the date hereof, an amount equal to interest only on the outstanding principal balance of the Loan accruing from the date hereof up to (but not including ) the first Payment Date, and (b) beginning on the first Payment Date after the Closing Date up to and including the Maturity Date, interest accruing on the outstanding principal balance of the Loan for the related Interest Period. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.2. Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.3.3. Late Payment Charge. If any scheduled payment of principal, interest or any other sums due under the Loan Documents (other than the principal balance due at maturity) is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

2.3.4. Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4. Prepayments.

2.4.1. Voluntary Prepayments. Subject to the provisions of this Section 2.4.1, Borrower may, at its option and upon twenty (20) days prior notice to Lender (which notice may be revoked or modified by Borrower upon at least five (5) Business Days prior notice to Lender so long as Borrower shall pay all reasonable costs and expenses incurred by Lender in connection with any such revocation or modification), prepay the Debt in whole or in part, on any day; provided that Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount so prepaid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment.

2.4.2. Mandatory Prepayments.

(a) On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No prepayment premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

(b) Notwithstanding anything to contrary contained herein, any Timeshare Project Proceeds deposited in the Collection Account and any amounts paid to Lender to be applied to the outstanding principal balance of the Loan pursuant to Section 2.6.4(a)(xi) or Section 7.7.3 shall be applied on the next Payment Date in reduction of the outstanding principal balance of the Loan.

(c) If any prepayment pursuant to this Section 2.4.2 occurs on a date other than a Payment Date, Borrower shall in connection with such payment, pay to Lender all interest which would have accrued on the amount prepaid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of prepayment.

2.4.3. Prepayments After Default. If during the continuance of an Event of Default payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be (a) made on the next occurring Payment Date, and (b) deemed a voluntary prepayment by Borrower.

2.4.4. Prepayments Prior to Determination Date. Notwithstanding anything contained herein to the contrary, in the event that Borrower makes a prepayment of all or any portion of the Loan in accordance with the provisions of this Agreement, if such prepayment occurs during the time period in any month from and including the date after the Payment Date through and including the next Determination Date, it may be impossible for Borrower and Lender to calculate with certainty the interest that would have accrued at the Applicable Interest Rate on the amount then prepaid through the Payment Date next occurring. Accordingly, in the event that any portion of the Loan is prepaid during the time period in any month from and including the date after the Payment Date through and including the applicable Determination Date, the interest that would have accrued on such prepaid amount of the Loan at the Applicable Interest Rate through the Payment Date next occurring shall be calculated based on an interest rate (the “Assumed Note Rate”) equal to the sum of (i) LIBOR calculated in accordance with the definition of “LIBOR” herein, but assuming that the Determination Date used in such definition is the date on which such prepayment is made, plus the Spread. Thereafter, on the Determination Date applicable to the Interest Period following the Interest Period in which such prepayment occurs, Lender shall determine the Applicable Interest Rate. If it is determined by Lender that the Applicable Interest Rate for the Interest Period in which such prepayment occurs is less than the Assumed Note Rate, Lender shall promptly refund to Borrower, without interest, an amount equal to the difference between the interest paid by Borrower on the prepaid amount for such Interest Period calculated at the Assumed Note Rate and the amount of interest on the prepaid amount for such Interest Period calculated at the actual Applicable Interest Rate for the Loan. Alternatively, in the event that it is determined that the actual Applicable Interest Rate for applicable Interest Period is greater than the Assumed Note Rate, Borrower shall promptly pay to Lender, without additional interest or other late charges or penalties (and in no event later than the next Payment Date) an amount equal to the difference between the interest paid by Borrower on the prepaid amount for the Interest Period in which such prepayment occurs calculated at the Assumed Note Rate and the amount of interest on the prepaid amount for such Interest Period calculated at the actual Applicable Interest Rate.

Section 2.5. Release of Property. Except as set forth in this Section 2.5 or Section 5.2.11, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Security Instrument. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Security Instrument.

Section 2.6. Cash Management.

2.6.1. Establishment of Collection Account.

(a) Borrower has established and shall maintain the Collection Accounts with Property Bank throughout the term of the Loan. In connection with a transfer of its interest in the Loan, Lender shall have the right to cause the Collection Accounts to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender’s rights and/or interests with respect to the Collection Account. Except with respect to Borrower’s and/or Manager’s right, from time to time, to direct the amount of certain funds in connection with (i)

the maintenance of the Gaming Liquidity Requirement and (ii) the payment of Pass-Through Amounts, each in accordance with Section 2.6.1(g), the Collection Account shall be under the sole dominion and control of Lender (which may be exercised through Servicer). Lender (and its agents, including Servicer) shall have the sole right to make withdrawals from the Collection Accounts in accordance with the terms and conditions of this Agreement and the other Loan Documents, except as otherwise expressly provided in this Agreement or the other Loan Documents. All costs and expenses for establishing and maintaining the Collection Accounts shall be at Borrower’s sole cost and expense.

(b) Borrower hereby represents and warrants to Lender that attached hereto as Schedule V is a true, correct and complete list of any and all Borrower Accounts maintained by, or on behalf of Borrower or its Affiliates in any jurisdiction that include funds arising out of, or are otherwise attributable to, the Property or relate to the operation and management of the Property on the date hereof, identifying the bank, account name and account number, together with a chart showing the usual and customary flow of funds with respect to such Borrower Accounts in the usual course of business. The accounts identified on Schedule V are the only Borrower Accounts existing on the date hereof. Borrower shall at all times cause all Borrower Accounts to be subject to the Lien of the Loan Documents as security for Borrower’s obligations under this Agreement and the other Loan Documents.

(c) Borrower and Manager shall execute and deliver such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect, maintain and perfect Lender’s security interest in the Borrower Accounts. Borrower may not, without the prior consent of Lender (not to be unreasonably withheld, conditioned or delayed) open any new accounts or in any way alter the flow of funds and payment into and/or out of such Borrower Accounts in any material respect from that shown on Schedule V, including without limitation, changing the source, type or currency of any payments currently deposited and maintained in any such account. Notwithstanding the foregoing, Borrower or its Affiliates may, without Lender’s consent but on prior written notice to Lender, open and maintain one or more Borrower Accounts in which to deposit and maintain Cash Expenses and other amounts disbursed to or contributed by or to Borrower from time to time in accordance with this Agreement; provided that, in each case, such Borrower Accounts are identified to Lender and shall be subject to a first priority perfected security interest in favor of Lender pursuant to the Loan Documents. From and after the date hereof, Borrower shall use all commercially reasonable efforts to continuously and diligently pursue any and all Governmental Approvals required with respect to the foregoing and shall execute and deliver such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect, maintain and perfect Lender’s security interest in the Borrower Accounts.

(d) Borrower shall, or shall cause Manager to, deliver irrevocable written instructions to each tenant under any Lease at the Property, in form and substance reasonably acceptable to Lender, directing each such tenant to deliver all Rents payable thereunder directly to the Collection Account. Borrower shall, or shall cause Manager to, deliver irrevocable written instructions to each of the credit card companies or credit card clearing banks delivering receipts to any of the Borrower Accounts, in form and substance reasonably acceptable to Lender, directing each such credit card company or credit card clearing bank to deliver all receipts payable with respect to the Property directly to the Collection Accounts. Borrower shall deliver irrevocable written instructions to Timeshare Project Developer, in form and substance reasonably acceptable to Lender, directing Timeshare Project Developer to deliver all Timeshare Project Proceeds received by, paid or payable to or for the account of Borrower or any of its Affiliates directly to the Cash Management Account, to be applied in reduction of the outstanding principal balance of the Loan pursuant to Section 2.4.2(b).

(e) Borrower and its Affiliates shall deposit all Revenue received by, paid or payable to or paid for the benefit of Borrower into the Collection Accounts within one (1) Business Day after receipt. Borrower shall diligently and continuously use all commercially reasonable efforts to cause any other Person to deposit all Revenue received by, paid or payable to or paid for the benefit of Borrower into the Collection Accounts within one (1) Business Day after receipt.

(f) Notwithstanding the foregoing provisions of this Section 2.6.1, but subject to the terms of the Collection Account Agreement, Borrower and/or Manager shall be entitled to retain the Gaming Operating Reserve in accordance with applicable Gaming Laws, which shall be maintained on deposit in the Casino Accounts and/or on-site in the cash cages.

(g) Property Bank shall transfer in immediately available funds by federal wire transfer all amounts on deposit in the Collection Accounts once every Business Day to the Cash Management Account; provided, however, that Borrower and/or Manager shall have the right from time to time by delivery of written notice simultaneously to Property Bank and Lender to require Property Bank to transfer all or any portion of such available funds on deposit in any Collection Account to (i) any Casino Account solely in an amount equal to any incremental increase in the amount of the Gaming Liquidity Requirement that is required to be maintained by Borrower and/or Manager under applicable gaming Laws in the Borrower Accounts as a result of any increase in gaming business at the Casino Component or due to any change in the applicable requirements under Gaming Laws generally or to (ii) one of the Borrower Accounts solely from credit card receipts in amounts equal to any Pass-Through Amounts. Borrower shall deliver irrevocable written instructions to Property Bank, in form and substance reasonably acceptable to Lender, directing Property Bank to comply with all instructions originated by Lender (and/or its agents, including Servicer) directing the disposition of funds in the Collection Accounts without further consent by Borrower.

2.6.2. Establishment of Cash Management Account.

(a) Borrower has established and shall maintain the Cash Management Account with Cash Management Bank throughout the term of the Loan. In connection with any transfer of its interest in the Loan, Lender shall have the right to cause the Cash Management Account to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender’s rights and/or interests with respect to the Cash Management Account. The Cash Management Account shall be under the sole dominion and control of Lender (which may be exercised through Servicer). Lender (and its agents, including Servicer) shall have the sole right to make withdrawals from the Cash Management Account in accordance with the terms and conditions of this Agreement and the other Loan Documents, except as otherwise expressly provided in this Agreement or the other Loan Documents. All costs and expenses for establishing and maintaining the Cash Management Account (and any sub account thereof) shall be at Borrower’s sole cost and expense.

(b) Lender shall establish the following sub accounts (which may be ledger entry subaccounts) of the Cash Management Account, each in the name of Lender, into which funds on deposit in, or other financial assets credited to, the Cash Management Account shall be deposited, credited or otherwise allocated in accordance with the provisions of Section 2.6.3:

(i) the Tax and Insurance Escrow Account into which Tax and Insurance Escrow Funds shall be deposited pursuant to Section 7.2;

(ii) the FF&E Reserve Account into which FF&E Reserve Funds shall be deposited pursuant to Section 7.3;

(iii) the Interest Reserve Account into which Interest Reserve Funds shall be deposited pursuant to Section 7.4;

(iv) the Permitted Tax Distributions Account into which Permitted Tax Distributions Funds shall be deposited pursuant to Section 7.5;

(v) the Seasonality Cash Reserve Account into which Seasonality Cash Reserve Funds shall be deposited pursuant to Section 7.6;

(vi) the Major Capital Improvement Reserve Account into which Major Capital Improvement Reserve Funds shall be deposited under certain circumstances pursuant to Section 7.7; and

(vii) the Existing Lien Reserve Account into which Existing Lien Reserve Funds have been deposited pursuant to Section 7.8.

2.6.3. Accounts Generally.

(a) Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Collection Accounts, the Cash Management Account and any sub-account thereof. The Cash Management Account and any sub-account thereof shall be assigned the federal tax identification number of Borrower, which is 27-140-7178. Borrower shall provide Lender, at any time upon request of Lender, with a Form W-8 or W-9 to evidence that Borrower is not subject to any back-up withholding under the Code.

(b) Without limiting the provisions of the Security Instrument, to further secure the full and timely payment and performance of the Debt, Borrower hereby expressly grants to Lender a continuing, first priority security interest in, and pledges and collaterally assigns to Lender all of Borrower’s rights, title and interest in, to and under, all of the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located: (i) in the Collection Accounts, the Cash Management Account, all sub-accounts thereof and all security entitlements, investment property and other financial assets at any time and from time to time deposited or contained therein or credited thereto (as each such term is defined in Article 8 and Article 9 of the UCC); (ii) any and all monies, checks, deposits, investment property or other financial assets now or hereafter credited to the Collection Accounts or the Cash Management Account (including any sub-account thereof) or held by or on behalf of Lender; and (iii) all proceeds (as defined in the UCC) of all or any of the foregoing. Borrower will at its sole cost and expense take all actions necessary to maintain in favor of Lender a first priority perfected security interest in the Collection Accounts and the Cash Management Account, including, without limitation, entering into the Account Control Agreement and filing (and Borrower hereby irrevocably authorizes Lender to file) UCC-1 financing statements and continuations thereof. Borrower will not in any way alter or modify the Collection Accounts or the Cash Management Account. Borrower shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in the Collection Accounts, the Cash Management Account, any sub-account thereof or any monies deposited therein or other financial assets credited thereto or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Lender as the secured party, to be filed with respect thereto.

(c) Lender may exercise in respect of the Collection Accounts, the Cash Management Account or any or all of the sub-accounts thereof all rights and remedies available to Lender hereunder or under the other Loan Documents or otherwise available at law or in equity. Without limiting the generality of the foregoing, during the continuance of an Event of Default, Borrower shall have no further right to request or otherwise require Lender to disburse any Reserve Funds or have any further rights whatsoever therein, and Lender may, at Lender’s option (i) continue to hold any or all of the Reserve Funds, (ii) continue from time to time to apply all or any portion of the Reserve Funds to any payment(s) to which such Reserve Funds could have been applied prior to such Event of Default, to the extent and in such order and manner as Lender in its sole discretion may determine, and/or (iii) apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion. The remedies provided in this Agreement, the Security Instrument and the other Loan Documents are cumulative and not exclusive of any remedies provided at law or in equity.

2.6.4. Application of Funds in the Cash Management Account.

(a) Provided no Event of Default shall have occurred and be continuing, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:

(i) First, payments to the Tax and Insurance Escrow Fund in accordance with the terms and conditions of Section 7.2;

(ii) Second, payment of the monthly Debt Service, applied first to the payment of interest computed at the Applicable Interest Rate;

(iii) Third, payment to Lender of any other amounts then due and payable under the Loan Documents (except for payments to be made from Excess Cash Flow as set forth in clause (viii) below);

(iv) Fourth, payments to the Borrower Disbursement Account for (A) amounts payable to Harrah’s Manager under the Management Agreement, including amounts expended for Approved Capital Expenditures prior to the Closing Date (provided that Borrower has satisfied the disbursement conditions of Section 7.3.3 with respect to such Approved Capital Expenditures), which payments for Approved Capital Expenditures shall be disbursed from the FF&E Reserve Account, the Seasonality Cash Reserve Account or the Major Capital Improvement Reserve Account, as applicable, and (B) monthly Cash Expenses to be paid by Borrower in accordance with the related Approved Annual Budget pursuant to a written request for payment submitted by Borrower to Lender specifying the individual Cash Expenses in a form reasonably acceptable to Lender;

(v) Fifth, payments to the Borrower Disbursement Account in any amounts requested by Borrower to pay or reimburse for Critical Capital Expenditures;

(vi) Sixth, payments to the Borrower Disbursement Account for any Extraordinary Expenses reasonably approved by Lender, if any, to be paid by Borrower, pursuant to a written request for payment submitted by Borrower to Lender specifying the individual Extraordinary Expenses in a form reasonably acceptable to Lender, provided that with respect to any Extraordinary Expense that is a Capital Expenditure, Borrower shall be required to comply with the provisions of Section 7.7.2 prior to receiving any disbursement with respect to such Extraordinary Expenses;

(vii) Seventh, payments to the FF&E Reserve Account in accordance with the terms and conditions of Section 7.3;

(viii) Eighth, to payment, not exceed $2,500,000 in any Fiscal Year, of Approved Capital Expenditures in excess of amounts on deposit in the FF&E Reserve Account available to pay Approved Capital Expenditures;

(ix) Ninth, payments to the Seasonality Cash Reserve Account in accordance with the terms and conditions of Section 7.6;

(x) Tenth, to payments to the Permitted Tax Distributions Account in accordance with the terms and conditions of Section 7.5, but only to the extent of any amounts remaining in the Cash Management Account after all payments under the foregoing clauses (i) through (ix) have been made; and

(xi) Finally, subject to Borrower’s right to direct deposits into the Major Capital Improvements Reserve Account pursuant to Section 7.7, any excess amounts remaining in the Cash Management Account after all payments under the foregoing clauses (i) through (x) have been made (“Excess Cash Flow”) shall be disbursed to Lender to be applied in reduction of the outstanding principal balance of the Loan as provided in Section 2.4.2(b).

(b) Notwithstanding the foregoing, Borrower shall remain obligated to cause sufficient amounts to be deposited in the Cash Management Account on or before each Payment Date to make the payments set forth in clauses (i), (ii), (iii) and (vii) of Section 2.6.4(a) above, or to otherwise timely pay such amounts on each Payment Date. The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(c) All funds on deposit in the Cash Management Account following the occurrence and during the continuance of an Event of Default may be applied by Lender to the Debt and/or the Reserve Funds in such order and priority as Lender shall determine.

2.6.5. Payments Received in the Cash Management Account. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Fund, FF&E Reserve Fund and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

Section 2.7. Extension of the Initial Maturity Date.

2.7.1 Extension Options. Borrower shall have the option to extend the term of the Loan (each an “Extension Option”) beyond the Initial Maturity Date for two (2) successive terms (each, an “Extension Term”), with the first such extension term commencing on the day after the Initial Maturity Date and ending on December 9, 2013 and the second such extension term commencing on December 10, 2013 and ending on April 9, 2015 (each then applicable Maturity Date, as extended following the exercise of each such Extension Option is hereinafter the “Extended Maturity Date”) upon satisfaction of the following terms and conditions:

(a) no Event of Default shall have occurred and be continuing on the date Borrower gives notice of the exercise of the applicable Extension Option or on the date that the applicable Extension Term is commenced;

(b) Borrower shall notify Lender of its revocable election to extend the Maturity Date as aforesaid not earlier than six (6) months, and no later than ten (10) days, prior to the Maturity Date in effect at the time the notice of such election is given;

(c) Borrower shall obtain and deliver to Lender prior to the first day of each Extension Term, one or more Replacement Interest Rate Cap Agreements from an Acceptable Counterparty which Replacement Interest Rate Cap Agreement shall be effective commencing on the first date of such Extension Term and shall have a maturity date no earlier than the Extended Maturity Date applicable to such Extension Term; provided, however, that in lieu of delivering a Replacement Interest Rate Cap Agreement that would result in a Debt Service Coverage Ratio of at least 1.05:1.00 as of the commencement of first Extension Term or 1.10:1.00 as of the commencement of the second Extension Term (each, as applicable, the “DSCR Requirement”) when Debt Service Coverage Ratio is calculated using the entire principal balance of the Loan then outstanding, Borrower shall be permitted to satisfy the condition set forth in this Section 2.7.1(c) by (i) (A) posting with Lender a Letter of Credit in a principal amount such that when the Debt Service Coverage Ratio is calculated using as the outstanding principal balance of the Loan an amount equal to the difference between the actual outstanding principal balance of the Loan and the principal amount of said Letter of Credit, the applicable DSCR Requirement is satisfied, which Letter of Credit Lender shall hold as additional collateral for the payment and performance of Borrower’s obligations under the Loan Documents, subject to the provisions of Section 2.7.2, and (B) delivering a Replacement Interest Rate Cap Agreement with a notional amount equal to the difference between the actual outstanding principal balance of the Loan and the principal balance of said Letter of Credit and a strike price calculated as if the Loan were prepaid in the amount of the Letter of Credit, (ii) (A) paying to Lender for deposit into the Interest Reserve Account funds (the “Rate Cap Deposit”) in an amount determined by Borrower, which Rate Cap Deposit shall (I) be (x) held in a subaccount of the Interest Reserve Account and (y) disbursed pursuant to the terms of Section 7.4.3, provided that the Rate Cap Deposit shall be disbursed prior to disbursement of any portion of the Interest Reserve Fund deposited under Sections 7.4.1 or 7.4.2 and (II) not be (x) commingled with other funds deposited into the Interest Reserve Account, (y) released with other amounts then on deposit in the Interest Reserve Account pursuant to Section 7.4.4, or (z) considered in determining whether Borrower is required to make a deposit to the Interest Reserve Account under Section 7.4.2 and (B) delivering a Replacement Interest Rate Cap Agreement with a notional amount equal to the actual outstanding principal balance of the Loan and a strike price that would result in the applicable DSCR Requirement being satisfied if the amount of the Rate Cap Deposit were deducted from the denominator used in calculating the Debt Service Coverage Ratio; (iii) (A) prepaying any portion of the outstanding principal balance of the Loan pursuant to Section 2.4.1 so that when the Debt Service Coverage Ratio is calculated using the outstanding principal balance of the Loan after application of such prepayment, the applicable DSCR Requirement is satisfied and (B) delivering a Replacement Interest Rate Cap Agreement with a notional amount equal to the outstanding principal balance of the Loan after application of such prepayment and a strike price calculated on the outstanding principal balance of the Loan after such prepayment; or (iv) providing any combination of the foregoing Letter of Credit, Interest Reserve Account deposit or principal repayment;

(d) solely with respect to the second Extension Option, the term of which ends on April 19, 2015, the Debt Yield shall equal or exceed 9% (provided that if the foregoing Debt Yield test is not met, Borrower shall be entitled to make payments in reduction of the outstanding principal balance of the Loan pursuant to Section 2.4.1 in an amount that will cause this condition to be satisfied); and

(e) Borrower shall have paid or reimbursed Lender for all out-of-pocket costs and expenses actually incurred by Lender (including, without limitation, reasonable fees and disbursements of outside counsel) in connection with the foregoing.

2.7.2 Release of Letter of Credit and Interest Reserve Deposit. Notwithstanding anything contained in Section 7.4.4, if Borrower elects to post a Letter of Credit or make a Rate Cap Deposit in accordance with Section 2.7.1(c) above, any portion of such Letter of Credit or Rate Cap Deposit, as applicable, not previously applied by Lender under the terms of the Loan Documents shall be released by Lender to Borrower within five (5) Business Days after the date on which Borrower shall have given notice to Lender that the Debt Service Coverage Ratio

(calculated on a trailing twelve month basis, using the Applicable Interest Rate and the actual principal amount of the Loan then outstanding, and subject to confirmation by Lender) has equaled or exceeded (i) with respect to such Letters of Credit or funds deposited in connection with the first Extension Option, 1.05:1.00 and (ii) with respect to such Letters of Credit or funds deposited in connection with the second Extension Option, 1.10:1.00.

ARTICLE III.

[INTENTIONALLY OMITTED]

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Borrower Party and Property Representations. Except as set forth on Schedule XIV, Borrower represents and warrants as of the Closing Date as follows:

4.1.1. Organization. Each Borrower Party has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Borrower and Manager is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged. The sole business of Borrower is the direct or indirect ownership, development, holding, selling, leasing, transferring, exchanging, operation and/or management of the Property. Attached hereto as Schedule I is a true, correct and complete organizational chart of Borrower.

4.1.2. Proceedings. Each Borrower Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of each Borrower Party that is a party thereto and constitute legal, valid and binding obligations of each Borrower Party enforceable against each Borrower Party in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3. No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by each Borrower Party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents or the Material Operating Agreements) upon any of the property or assets of each Borrower Party pursuant to the terms of any of such Borrower Party’s organizational documents, the Loan Documents or the Material Operating Agreements or, to Borrower’s actual knowledge, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which each Borrower Party is a party or by which any of each Borrower Party’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over each Borrower Party or any of each Borrower Party’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by each Borrower Party of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4. Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting any Borrower Party or the Property, which actions, suits or proceedings, if determined against such Borrower Party, are reasonably likely to have a Material Adverse Effect.

4.1.5. Agreements. Neither any Borrower Party nor HOC is (a) a party to any agreement or instrument which is reasonably likely to have a Material Adverse Effect or (b) in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which any Borrower Party or, to Borrower’s actual knowledge, any Property is bound which is reasonably likely to have a Material Adverse Effect. To Borrower’s knowledge, neither Borrower nor any subsidiary thereof has a material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or, to Borrower’s actual knowledge, any Property is otherwise bound, other than Permitted Indebtedness and the Material Operating Agreements.

4.1.6. Title. To Borrower’s actual knowledge, Borrower has good, marketable and insurable fee simple or leasehold title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. To Borrower’s actual knowledge, the Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. The Security Instrument when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. To Borrower’s actual knowledge, except for those Liens listed on Schedule XV, there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7. Solvency. Borrower has (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. The fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of this Agreement, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of this Agreement will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower nor has Borrower ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No petition in bankruptcy is currently filed against Guarantor or HOC and neither Guarantor nor HOC has made any currently effective assignment for the benefit of creditors or is currently taking advantage of any insolvency act for the benefit of debtors. Neither Borrower, HOC nor Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of it’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower, HOC or Guarantor.

4.1.8. Full and Accurate Disclosure. To Borrower’s actual knowledge, no statement of fact made by any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Borrower Party which has not been disclosed to Lender which has, or as far as Borrower can foresee, is reasonably likely to have a Material Adverse Effect.

4.1.9. ERISA Matters.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions, no Reportable Event or failure to meet the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA), in each case, during the past five years, has occurred or is continuing with respect to any Plan.

(b) Except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions, no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan.

(c) Except as set forth on Schedule XI, neither Borrower nor any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan or a Multiemployer Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions, any contributions required to have been made by Borrower or any ERISA Affiliate to any Multiemployer Plan have been made on or before the due date thereof. Except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions, none of Borrower nor any ERISA Affiliate has, during the preceding five years, (a) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (b) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (c) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which Borrower or any ERISA Affiliate made contributions, (d) incurred or caused to occur a “complete withdrawal” (within the meaning of Section 4203 of ERISA) or a “partial withdrawal” (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan so as to incur withdrawal liability under Section 4201 of ERISA, (e) contributed to or been obligated to contribute to a Multiemployer Plan that is “insolvent” or in “reorganization” (as these terms are defined in Title IV of ERISA), or (f) been a party to any transaction or agreement during the preceding five years under which the provisions of Section 4204 were applicable.

(d) Except as would not reasonably be expected to result in a Material Adverse Effect, either alone on in the aggregate with all other such events or conditions, there are no actions, suits or claims pending (other than routine claims for benefits) against any Plan or the assets of any such Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions, no civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the Borrower’s knowledge, threatened against any Plan or against any fiduciary of any Plan. None of the Plans or any fiduciary thereof (in its capacity as such), has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi- governmental agency, except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions.

(e) Except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions, all of the Plans currently comply both as to form and operation with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations (including, without limitation, having made all required contributions thereto by the due date thereof), all necessary governmental approvals for the Plans have been obtained, and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Plans has been made by the Internal Revenue Service and nothing has occurred since the date of such determination or recognition letter that would adversely affect such qualification.

(f) Except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions, there is no material unfunded liability under any Plan.

(g) Except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions, any group health plan (as defined in Section 5000(b)(l) of the Code) maintained by Borrower or its Affiliates is and has been in compliance with the continuation coverage requirements of Section 4980B(f) of the Code and Part 6 of Subtitle B of Title I of ERISA.

4.1.10. Compliance. To Borrower’s actual knowledge, each of Borrower and Manager (i) and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and (ii) is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. Each of the Borrower Parties and HOC is in compliance with all Prescribed Laws. There has not been committed by any Borrower Party, HOC or, to Borrower’s actual knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of any Borrower Party’s obligations under any of the Loan Documents.

4.1.11. Financial Information. All financial data that have been delivered to Lender by or on behalf of any Borrower Party or HOC in connection with the Loan, but excluding (A) any such data delivered by Original Borrower to such Borrower Party and passed on to Lender and (B) any pro forma data, projections or any similar materials, (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the applicable Borrower Party or HOC as of the date of such reports in all material respects, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. There has been no material adverse change in the information reflected in such data since the date of delivery to Lender.

4.1.12. Condemnation. To Borrower’s actual knowledge, no Condemnation or other similar proceeding has been commenced or is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.13. Intentionally Deleted.

4.1.14. Utilities and Public Access. To Borrower’s actual knowledge, and except as shown on the Survey, the Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. To Borrower’s actual knowledge, and except as shown on the Survey, all public utilities necessary or convenient to the full use and enjoyment of the Property are located either on the Property, in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. To Borrower’s actual knowledge, and except as shown on the Survey, all roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15. Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(0(3) of the Code.

4.1.16. Separate Lots. The Property is comprised of one (1) or more parcels that constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.17. Assessments. To Borrower’s actual knowledge, except as listed on Schedule XVI, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.18. Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower Party, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and no Borrower Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19. Insurance. Borrower has obtained and has delivered to Lender certificates of insurance with respect to all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such Policies with respect to the Property, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies.

4.1.20. Use of Property. The Property is used exclusively as a hotel and casino resort and other appurtenant and related uses, including, but not limited to, a power plant and a theater.

4.1.21. Gaming Licenses and Operating Permits.

(a) Schedule VII contains a correct and complete list of all material Gaming Licenses and other material licenses, certifications and permits for the Property (and the holder thereof). Borrower shall from time to time, promptly after Lender’s request therefore, update Schedule VII so that the same is a current and complete list as of the time in question of all material Gaming Licenses and other material licenses, certifications and permits then in existence for the Property and deliver copies of the same to Lender.

(b) Borrower and Manager possess all licenses, permits, franchises, authorizations, certificates, approvals and consents, including, without limitation, all certificates of occupancy, all environmental, liquor, health and safety licenses of all Governmental Authorities which are material to the conduct of their business and the ownership, use, occupation and operation of the Property (collectively, “Operating Permits”), each such Operating Permit is and will be in full force and effect, Borrower and each of its Affiliates are in compliance in all material respects with all such Operating Permits, and no event (including, without limitation, any material violation of any law, rule or regulation) has occurred which would be reasonably likely to lead to the revocation or termination of any such Operating Permit or the imposition of any restriction thereon.

(c) Borrower and Manager possess all Gaming Licenses which are material to the conduct of their business and the ownership, use, occupation and operation of the Property. Further, Borrower hereby represents and warrants as follows:

(i) (A) each such Gaming License is in full force and effect, and has not been amended or otherwise modified, rescinded, revoked or assigned, (B) Borrower and Manager, and their respective directors, members, managers, officers and key personnel are in compliance in all material respects with all such Gaming Licenses and Gaming Laws, and (C) no event (including, without limitation, any material violation of any law, rule or regulation) has occurred which would be reasonably likely to lead to the revocation or termination of any such Gaming Licenses or the imposition of any restriction thereon;

(ii) Borrower has no reason to believe it will not be able to maintain in effect all Gaming Licenses necessary for the lawful conduct of its business or operations wherever now conducted and as planned to be conducted, including the ownership and operation of the Casino Component, pursuant to all applicable laws and requirements of Governmental Authorities having jurisdiction over Borrower or over any part of its operations;

(iii) Intentionally Omitted.

(iv) Borrower is not in default in any material respect under, or in violation in any material respect of, any such Gaming License and no event has occurred, and no condition exists, which, with the giving of notice or passage of time or both, would constitute a default thereunder or violation thereof that has caused or would reasonably be expected to cause the loss of any such Gaming License;

(v) Borrower has not received any notice of any violation of applicable Gaming Laws which has caused or would reasonably be expected to cause any such Gaming License to be modified, rescinded or revoked;

(vi) no condition exists or event has occurred which would reasonably be expected to result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Gaming License; and

(vii) the continuation, validity and effectiveness of all such Gaming Licenses will be not adversely affected by the transactions contemplated by this Agreement.

(d) There is no proceeding, investigation, or disciplinary action (including, without limitation before any Gaming Authority, under any Gaming Law or under any Gaming License or other Operating Permit) pending or, to Borrower’s or Manager’s knowledge, threatened against Borrower, Manager or their respective directors, members, managers, officers or key personnel relating, in each case, to the Property.

(e) There is no proceeding (including, without limitation, before any Gaming Authority, under any Gaming Law or under any Gaming License or other Operating Permit) pending or, to Borrower’s knowledge, threatened either (a) in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge, any of the Loan Documents or any of the transactions contemplated therein, or (b) that, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) Neither the execution, delivery nor performance of any of the Loan Documents will allow or result in the imposition of any material penalty under, or the revocation or termination of, any Gaming License or any material impairment of the rights of the holder of any Gaming License.

4.1.22. Flood Zone. To Borrower’s actual knowledge and except as shown on the Survey, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to the Property.

4.1.23. Physical Condition. To Borrower’s actual knowledge and except as shown on any property condition report delivered to Lender, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.24. Boundaries. To Borrower’s actual knowledge, and except as shown on the Survey, all of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy or otherwise set forth as “permitted exceptions” in the Title Insurance Policy, or those listed in either the REA or the Timeshare Project Access Agreement.

4.1.25. Leases. To Borrower’s actual knowledge, (a) the Property is not subject to any Leases other than the Leases described in Schedule III attached hereto and made a part hereof, (b) Borrower is the owner and lessor of landlord’s interest in the Leases, (c) no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases and (d) the current Leases are in full force and effect. To Borrower’s actual knowledge, no Rent has been paid more than one (1) month in advance of its due date, all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. Other than in connection with the Original Loan, to Borrower’s actual knowledge, there has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. To Borrower’s actual knowledge, except as set forth on Schedule III, no tenant listed on Schedule III has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises, and no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. To Borrower’s actual knowledge, except as set forth on Schedule III, no tenant under any Lease has any right or option for additional space in the Improvements.

4.1.26. Survey. The Survey for the Property delivered to Lender in connection with this Agreement, to Borrower’s actual knowledge, does not fail to reflect any material matter affecting the Property or the title thereto.

4.1.27. Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Nevada.

4.1.28. Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. To Borrower’s actual knowledge, all state, county and municipal mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument (but excluding costs of recording any notice or other document required to be filed or recorded after the occurrence of an Event of Default but prior to enforcement of the Lien of the Security Instrument), have been paid or funds sufficient to pay the same have been delivered to the Title Company to make such payment, and, under current Legal Requirements, each Security Instrument is enforceable in accordance with its respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.29. Special Purpose Entity/Separateness.

(a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that each SPE Entity has been since its formation, is, shall be and shall continue to be a Special Purpose Entity, provided that with respect to the status of TSP Owner as a Special Purpose Entity from its formation through the Closing Date, such representation and warranty is made only to the extent of Borrower’s actual knowledge.

(b) All of the facts stated and the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and all facts stated and all assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Each SPE Entity has complied and will comply with all of the assumptions made with respect to such SPE Entity in the Insolvency Opinion. Each SPE Entity will have complied and will comply with all of the assumptions made with respect to such SPE Entity in any Additional Insolvency Opinion. Each entity other than any SPE Entity with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion. Each of the foregoing statements regarding the truth of facts stated or assumptions made in the Insolvency Opinion or any Additional Insolvency Opinion with respect to TSP Owner during the period from its formation through the Closing Date, and with respect to TSP Owner’s compliance with any such statements or assumptions during such period, are made only to the extent of Borrower’s actual knowledge.

4.1.30. Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by Borrower or, to Borrower’s knowledge, any other party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default by Borrower or, to Borrower’s knowledge, any other party thereunder.

4.1.31. Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.32. Intentionally Deleted.

4.1.33. Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.34. Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower Party or HOC constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in any Borrower Party (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in any such Borrower Party, with the result that the investment in such Borrower Party (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Borrower Party have been derived from any unlawful activity with the result that the investment in such Borrower Party (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.35. Cash Management Account.

(a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Collection Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Collection Account and Cash Management Account. Each of the Collection Account and Cash Management Account constitute “deposit accounts” within the meaning of the Uniform Commercial Code.

(b) Pursuant and subject to the terms hereof and the other applicable Loan Documents, the Property Bank has agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Collection Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

(c) The Collection Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.

4.1.36. Intentionally Deleted.

4.1.37. Taxes including Gaming Taxes and Fees. Each of Borrower, Manager and, except as would not reasonably be expected to have a Material Adverse Effect on the Property, Guarantor and HOC has filed or caused to be filed all Federal, state, local and foreign tax returns (including, without limitation, all reports relating to gaming taxes and fees to the Gaming Authorities) which are required to be filed by it, on or prior to the date hereof, other than tax returns in respect of taxes that (a) are not franchise, capital or income taxes, (b) in the aggregate are not material and (c) would not, if unpaid, result in the imposition of any material Lien on any property or assets of Borrower or Manager. All such filed tax returns were true, correct and complete in all material respects when filed. Borrower Manager and, except as would not reasonably be expected to have a Material Adverse Effect on the Property, Guarantor and HOC have paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by them, other than (i) any taxes or assessments the validity of which Borrower, Manager, Guarantor or HOC is contesting in good faith by appropriate proceedings, and with respect to which Borrower, Manager, Guarantor or HOC shall have set aside adequate reserves, or (ii) with respect to Guarantor or HOC, taxes and assessments the nonpayment of which would not reasonably be expected to have a Material Adverse Effect on the Property. Neither Borrower nor Harrah’s Manager has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. Borrower is not a party to and does not have any obligation under any tax sharing agreement, except as may be provided under the Material Operating Agreements.

4.1.38. Labor Relations.

(a) On or prior to the date hereof, Borrower has delivered to Lender a true, correct and complete schedule of all employees employed by Borrower with respect to the Property, stating each such employees job title, hourly wage, whether such employee is employed on a full-time or part-time basis and whether such employee is a union employee. Within the last three years, the hours worked by and payment made to employees of Borrower are not in violation of the Fair Labor Standards Act or any other applicable Legal Requirements in any material respect. Within the past three years, neither Borrower nor any of its employees, agents or representatives has been the subject of a material unfair labor practice charge as defined in the National Labor Relations Act, before any Governmental Authority.

(b) Except as set forth on Schedule XII-A, Borrower is and, within the past three years, has been in material compliance with all applicable Legal Requirements respecting employment and employment practices, including without limitation, all laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closure and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance. Borrower is not delinquent, in accordance with their respective payment policies, in payments to any employees or former employees for any services or amounts legally or contractually required to be reimbursed or otherwise paid. Borrower is not a party to, or otherwise bound by, any order solely binding against Borrower and/or its Affiliates relating to employees or employment practices.

(c) Schedule XII-B sets forth all collective bargaining agreements related to the Property to which Borrower or Manager is a party and the scheduled expiration dates thereof, and the consummation of the transactions contemplated by this Agreement will not give rise to any right of termination or renegotiation thereunder.

(d) No organized work stoppage, labor strike or slowdown is pending or, to Borrower’s knowledge, threatened by employees and other laborers at the Property. Except as set forth on Schedule XII-C, neither Borrower nor any of its Affiliates (i) is involved in, or to Borrower’s knowledge threatened with any labor dispute, grievance or litigation at the Property relating to labor matters involving any employees and other laborers at the Property, including violation of any Legal Requirements relating to labor, safety, wages and hours, tax withholding, overtime, written classification or employment and/or charges of unfair labor practices or discrimination complaints at the Property or (ii) has been charged before any Governmental Authority with any material unfair labor practices prohibited, restricted or otherwise unlawful under the National Labor Relations Act. Except as set forth on Schedule XII-D, to the knowledge of Borrower, there is no organization activity regarding employees or other laborers of the Property and no question of union representation of such employees or other laborers currently exists.

(e) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement, or any other labor-related agreement to which Borrower is a party and/or is bound by and/or that pertains to any of Borrower’s employees.

4.1.39. Intellectual Property Collateral. Schedule IV correctly sets forth all registered Copyrights, Patents, Trademarks and Domain Names owned by Borrower as of the date hereof. Borrower owns or possesses the valid right to use all such Copyrights, Patents, Trademarks and Domain Names; all registrations for such Copyrights, Patents, Trademarks and Domain Names used in or necessary to the operation of Borrower’s business as currently conducted (“Relevant IP”) have been validly issued under applicable law and are in full force and effect; all applicable material maintenance fees, affidavits and other filings or payments for the Relevant IP are current and shall remain current (or in each case, can be made current without material adverse effect) throughout the duration of this Agreement (subject to the provisions of Section 5.1.24 hereof regarding maintaining the registration of Relevant IP); no claim has been made in writing or, to the knowledge of Borrower, orally, that any of the Relevant IP is invalid or unenforceable or that the use or practice of such Relevant IP violates or infringes the rights of any other person, and to the actual knowledge of Borrower there is no such violation or infringement in existence, and to the actual knowledge of Borrower, no other person is presently infringing upon the rights of Borrower with regard to any Relevant IP.

4.1.40. Material Operating Agreements.

(a) To Borrower’s actual knowledge, attached hereto as Schedule VI is a true, correct and complete list of all Material Operating Agreements in effect on the date hereof, including any and all amendments, supplements and other modifications thereto.

(b) To Borrower’s actual knowledge, Lender has received a true, correct and complete copy of each Material Operating Agreement. As of the date hereof, to Borrower’s actual knowledge, no events or circumstances exist which, with or without the giving of notice, the passage of time or both, would be reasonably likely to constitute a default by Borrower (or its Affiliates) or, to Borrower’s actual knowledge, any other party of any material covenant or obligation on the part of any party under any Material Operating Agreement.

(c) To Borrower’s actual knowledge, (i) each Material Operating Agreement is in full force and effect and (ii) constitutes the legal, valid, binding and enforceable obligation against the Borrower Party that is a party thereto and any counterparty thereto, in all material respects, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and regulations of general applicability relating to or affecting creditors’ rights and to equitable principles of general application.

(d) Neither the execution and delivery of the Loan Documents, the performance of any Borrower Party thereunder, the recordation of the Security Instrument or other Loan Documents, nor the exercise of any rights or remedies by Lender, will adversely affect any Borrower Party’s respective rights or remedies under any Material Operating Agreement.

Section 4.2. Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by any Borrower Party shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V.

BORROWER COVENANTS

Section 5.1. Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1. Existence; Compliance with Legal Requirements.

(a) Each Borrower Party shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all material rights, licenses, permits and franchises and (ii) comply in all material respects with all Legal Requirements applicable to it and, except as would not reasonably be expected to result in a Material Adverse Effect, the Property, including, without limitation, Prescribed Laws. There shall never be committed by any Borrower Party or HOC and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of any Borrower Party’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instrument. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall operate the Property in accordance with the terms and provisions of the O&M Agreement in all material respects.

(b) After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Security Instrument; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and the Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2. Taxes and Other Charges.

(a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, that Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid; provided, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2. Borrower shall not suffer and shall promptly cause to be paid and discharged (or shall bond contest in accordance with the terms hereof) any Lien or charge whatsoever which may be or become a Lien or charge against the Property, except for Permitted Encumbrances, and shall promptly pay for all utility services provided to the Property.

(b) After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Security Instrument; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

5.1.3. Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against any Restricted Party that might have a Material Adverse Effect.

5.1.4. Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of tenants under leases and subject to Gaming Laws.

5.1.5. Notice of Default. Borrower shall promptly advise Lender of the occurrence of any Event of Default of which Borrower has knowledge.

5.1.6. Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7. Perform Loan Documents. Each Borrower Party shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, such Borrower Party.

5.1.8. Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender and Borrower the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9. Further Assurances. Each Borrower Party shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by any Borrower Party pursuant to the terms of the Loan Documents to which such Borrower Party is a party or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve, perfect and/or protect the collateral and any Lien at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses with respect to the Property into the name of Lender or its designee during the continuance of an Event of Default;

(c) pay any state, county and municipal mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument and not previously paid; and

(d) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10. Special Purpose Entity. Borrower hereby covenants and agrees that until the Debt has been paid in full:

(a) each SPE Entity is and shall remain and continue to be a Special Purpose Entity;

(b) all of the facts stated and the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are and shall remain and continue to be true and correct in all material respects;

(c) each SPE Entity complies and shall continue to comply with all of the assumptions made with respect to such SPE Entity in the Insolvency Opinion and any Additional Insolvency Opinion;

(d) each Person other than any SPE Entity complies and shall continue to comply with all assumptions made with respect to such Person in the Insolvency Opinion and any Additional Insolvency Opinion; and

(e) each SPE Entity shall not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than Permitted Indebtedness.

5.1.11. Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. During the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish to Lender annually, within one hundred and twenty (120) days following the end of Borrower’s Fiscal Year in effect on the date hereof, and ninety (90) days following the end of each Fiscal Year of Borrower thereafter, a complete copy of Borrower’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iii) a list of tenants, if any, occupying more than twenty percent (20%) of the total floor area of the Improvements, (iv) ) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the

Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (v) occupancy statistics for the Property, (vi) if not included in the audited financials referred to above, an Officer’s Certificate attaching a schedule reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant, (vii) room rate reports and Rev PAR calculations, and (viii) an Officer’s Certificate certifying that each annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, except for those being contested by Borrower in good faith in accordance with the requirements of the Loan Documents.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments): (i) a rent roll for the subject quarter; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses, and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of 7.5% or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such quarter; and (iv) a Net Cash Flow Schedule. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct in all material respects as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days other than those being contested by Borrower in good faith in accordance with the terms of this Agreement, in each case except as set forth in the Officer’s Certificate. Borrower will furnish, or cause to be furnished, to Lender on or before ten (10) days after the end of each calendar quarter, an Officer’s Certificate certifying as to the amount of the Gaming Liquidity Requirement (including a calculation of the determination thereof) and the Gaming Operating Reserve with respect to such quarter, including any changes to the foregoing during such quarter, the foregoing to be in form and, with respect to the Gaming Operating Reserve, in substance reasonably acceptable to Lender. Throughout the entire term of the Loan, Borrower shall furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter, an operating metrics report for the Property for such quarter, containing substantially the same information as would be contained in a STAR report covering the Property and the Las Vegas market.

(d) Borrower shall submit to Lender an Annual Budget not later than January 31, 2010 (for the 2010 Fiscal Year) and not later than sixty (60) days prior to the commencement of each Fiscal Year beginning with the 2011 Fiscal Year, in form reasonably satisfactory to Lender. The Annual Budget and any amendment or other modification thereto shall be subject to Lender’s reasonable approval (each such Annual Budget, an “Approved Annual Budget”) in each instance. In the event that Lender objects to a proposed Annual Budget or any amendment or other modification thereto submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this Section 5.1.11(d) until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget (including any amendment or other modification thereto) which requires the approval of Lender hereunder, the most recently Approved Annual Budget shall apply; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, utilities expenses, union wage adjusts and any other non-discretionary cost or expense required to be paid to continue the operation of the Property in the normal course. Borrower and Lender agree that the Planet Hollywood Operating ProForma delivered by Borrower to Lender on or about the date hereof is the Approved Annual Budget in effect on the date hereof and that such Approved Annual Budget will continue in effect until Lender approves an Annual Budget for Fiscal Year 2010, subject to adjustment, after the commencement of Fiscal Year 2010, pursuant to the proviso of the preceding sentence.

(e) Intentionally Deleted.

(f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) via email, or, (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in other electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows or Excel files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to parties requesting such information as potential investors or parties in connection with such Securitization.

5.1.12. Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, development, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

5.1.13. Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Security Instrument and the Assignment of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14. Costs of Enforcement. In the event (a) that the Security Instrument is foreclosed in whole or in part or that the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15. Estoppel Statement.

(a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the Applicable Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall upon Lender’s request, request and use all reasonable efforts to obtain tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to request such certificates more frequently than two (2) times in any calendar year.

5.1.16. Intentionally Omitted.

5.1.17. Performance by Borrower Parties. Each Borrower Party shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, such Borrower Party.

5.1.18. Intentionally Omitted.

5.1.19. Employee Benefits. Borrower shall, and shall use its reasonable best efforts to cause each of its ERISA Affiliates to:

(a) pay and discharge promptly any material liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither Borrower nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such Person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such Person, are adequate with respect thereto;

(b) deliver to Lender, promptly and in any event within ten (10) Business Days after the occurrence of any of the following which could reasonably, in each case or in the aggregate with the other events and conditions set forth in this Section 5.1.19(b), be expected to have a Material Adverse Effect, (i) any Reportable Event, a copy of the materials that are filed with the PBGC, or the materials that would have been required to be filed if the 30-day notice requirement to the PBGC was not waived, (ii) Borrower or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Pension Plan, a copy of any such notice, (iii) the receipt of notice by Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC’s intention to terminate any Pension Plan or to appoint a trustee to administer any such Pension Plan, a copy of such notice, (iv) within thirty (30) days after, the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Plan, together with certified financial statements (if any) for the Pension Plan and any actuarial statements on Schedule B to such Form 5500, (v) Borrower or any ERISA Affiliate knows of any event or condition which is likely to constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by Borrower or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) Borrower or any ERISA Affiliate knows of any event or condition which is likely to cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA, an explanation of such event or condition, and (viii) Borrower or any ERISA Affiliate knows that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and (ix) the establishment of, or the incurrence of the obligation to contribute to, any Pension Plan or Multiemployer Plan by Borrower or any ERISA Affiliate, and in each case described in clauses (i) through (iii) and (v) through (ix) together with a notification outlining the circumstances of such Reportable Event, notice, event or condition and the action (if any) which Borrower or such ERISA Affiliate proposes to take with respect thereto.

5.1.20. Leasing Matters.

(a) All Leases and all renewals of Leases executed after the date hereof shall (i) be negotiated at arm’s length and shall be on commercially reasonable terms, and (ii) provide that such Lease is subordinate to the Security Instrument and the other Loan Documents and that the lessee agrees, subject to customary and reasonable provisions for non-disturbance to the extent the lessee is not in default thereunder, to attorn to Lender and any purchaser at a foreclosure sale. Any Major Lease and any renewal, material waiver, material amendment, material modification or termination thereof executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld or delayed. If an Event of Default shall exist, all Leases and each renewal, waiver, amendment, modification or termination thereof executed during the existence of such Event of Default shall be subject to Lender’s prior approval in its sole discretion. Lender’s approval shall not be required for any Lease, or any renewal, waiver, amendment, modification or termination except as expressly provided in this Section 5.1.20. Upon request of Borrower and at Borrower’s sole cost and expense, so long as no Event of Default shall exist, from time to time Lender shall promptly execute and deliver a subordination, nondisturbance and attornment agreement in connection with any Major Lease, such agreement to be in Lender’s then usual and customary form and otherwise reasonably acceptable to Lender in all respects.

(b) Any request for the approval by Lender of any Lease or any renewal, waiver, amendment, modification or termination thereof shall be delivered to Lender in writing and shall include a copy of the proposed Lease or renewal, waiver, amendment, modification or termination and Lender shall so advise whether such approval is granted or denied within ten (10) Business Days after receipt of such written request. Provided that the request is accompanied by a notice, which provides in upper case bold-faced type: “THIS IS A REQUEST FOR AN APPROVAL WITH RESPECT TO A LEASE. IF LENDER FAILS TO RESPOND WITHIN 10 BUSINESS DAYS OF THE EFFECTIVENESS OF THIS NOTICE, THE REQUESTED ACTION WITH RESPECT TO THE LEASE WILL BE DEEMED APPROVED”, if Lender shall not so advise of its determination within such ten (10) Business Day period (notice by facsimile on the same day being acceptable for this purpose), such proposed Lease or renewal, waiver, amendment, modification or termination thereof shall be deemed approved by Lender. If Lender shall deny any such request for approval, Lender shall specify the reasons for its refusal to grant approval.

(c) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Lender’s prior written approval, except in the event of a default by the tenant thereunder and with prior written notice to Lender; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall hold all security deposits under all Leases in accordance with applicable Legal Requirements. Upon request, Borrower shall furnish Lender with executed copies of all Leases. Notwithstanding the foregoing provisions of this Section 5.1.20(c), Borrower shall have the right to terminate any Lease by the exercise of any specific right set forth in such Lease to terminate the same due to the applicable tenant’s failure to achieve any required sales thresholds set forth therein; provided that Borrower shall promptly deliver to lender written notice of the exercise of any such right and the termination of any such Lease.

5.1.21. Alterations.

(a) Borrower shall cause all Alterations with respect to any portion of the Property to be conducted and performed with due diligence in a good and workmanlike manner, and all materials used and work done shall be in accordance with all applicable Legal Requirements. Any Material Alteration shall be subject to Lender’s prior written consent, which consent shall not be unreasonably withheld. Lender’s consent shall not be required for any Alterations other than Material Alterations. If the total unpaid amounts due and payable with respect to any Alterations at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed $10,000,000 (the “Threshold Amount”), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash,

(B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and a Rating Agency Confirmation with respect to same, (D) a Letter of Credit, (E) a completion and performance bond issued by an Approved Bank, or (F) a guaranty of completion of such Alterations from Guarantor or another guarantor reasonably acceptable to Lender, and in a form reasonably acceptable to Lender. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to such Alterations (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and, during the existence of an Event of Default, Lender may apply such security from time to time at the option of Lender to pay for such Alterations. Notwithstanding the foregoing, Borrower shall not be obligated to deliver any additional security for Alterations to the extent that the Alterations that would otherwise have given rise to the obligation to deliver additional security for Alterations may (pursuant to the applicable provisions hereof) be paid for with funds from the FF&E Reserve Account or any other escrow or reserve account for the Loan.

(b) Any request for the approval by Lender of any Material Alterations shall be delivered to Lender in writing and shall include such documents, plans and other information as Lender shall reasonably require. If Lender shall fail to approve, disapprove or otherwise respond to such request for approval within ten (10) days, then Borrower may send to Lender a notice referencing this Agreement and the applicable Section hereof and stating in upper case bold-faced type “LENDER HAS FAILED TO APPROVE, DISAPPROVE OR OTHERWISE RESPOND TO BORROWER’S REQUEST FOR CONSENT TO ALTERATIONS WITHIN THE TEN (10) DAY PERIOD SET FORTH IN SECTION 5.1.20 OF THE LOAN AGREEMENT, AND IF LENDER SHALL FAIL TO APPROVE, DISAPPROVE OR OTHERWISE RESPOND TO THE SAME WITHIN TEN (10) DAYS AFTER THE EFFECTIVENESS OF THIS NOTICE, LENDER SHALL BE DEEMED TO HAVE APPROVED OF THE SAME”, and if Lender shall fail to approve, disapprove or otherwise respond to such notice of Borrower within ten (10) days after the effectiveness of such notice, Lender shall be deemed to have approved of Borrower’s proposed Alterations.

5.1.22. Operation of Property. Borrower shall cause the Property to be operated, in all material respects, in accordance with any Management Agreement (or Replacement Management Agreement) as applicable. In the event that any Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable. Except for Excusable Delays, Borrower shall cause the Hotel Component to be at all times open for business as a hotel and the Casino Component to be open for business as a casino. Borrower shall cause the Property to be at all times operated, managed and maintained, at all times and in the manner and accordance with the standards required pursuant to any Management Agreement, any other Material Operating Agreement (including all marketing, advertising, promotional and reservation programs) and all applicable Legal Requirements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, or would not result in a material default under such agreements (if any) but in no event below the Comparable Standards. Borrower shall at all times manage, operate and maintain the Hotel Component and the Casino Component as a luxury themed hotel and casino resort in accordance with standards at least equivalent to the Comparable Standards. The brand name of the Hotel Component and the

Casino Component shall not be materially changed without the prior written reasonable consent of Lender. Subject to the TPA Component Lease, the TPA Component shall be maintained consistent with the Comparable Standards.

5.1.23. Management Agreements.

(a) Borrower shall, at its sole cost and expense (i) promptly and timely perform and/or observe, in all material respects, all of the terms, covenants, conditions and agreements required to be performed and observed by Borrower under any Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under any Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each notice received by it under a Management Agreement; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the counterparty under each Management Agreement, in a commercially reasonable manner; (v) not amend, restate, replace, supplement or otherwise modify any Management Agreement in any material respect, waive any of its material rights and remedies thereunder, or exercise any right to terminate the Management Agreement, without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed) in each instance; and (vi) not tender or accept a surrender or cancellation of any Management Agreement without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed) where such surrender or cancellation would adversely affect the Property or adversely affect Lender’s interest therein or Lender’s security or where such surrender or cancellation would violate the terms of any Loan Document.

(b) Borrower hereby grants to Lender the right (but not the obligation), upon prior notice to Borrower, if Borrower shall be in default under any Management Agreement, and subject to the terms of such Management Agreement, to cause the default or defaults under such Management Agreement to be remedied and otherwise exercise any and all rights of Borrower under such Management Agreement, as may be necessary to prevent or cure any default provided such actions are necessary to protect Lender’s interest under the Loan Documents, and Lender shall have the right to enter all or any portion of the Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default, subject to the Gaming Laws.

(c) The actions or payments of Lender to cure any default by Borrower under any Management Agreement shall not remove or waive, as between Borrower and Lender, any default that occurred under this Agreement by virtue of such default by Borrower under such Management Agreement. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the rate set forth in this Agreement from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the Security Instrument.

(d) Borrower shall notify Lender promptly in writing of (i) the occurrence, to Borrower’s knowledge, of any material default by any party to any Management Agreement, (ii) the occurrence, to Borrower’s knowledge, of any event that, with the passage of time or service of notice, or both, would constitute a material default by any party under any Management

Agreement, and (iii) the receipt by Borrower of any notice (written or otherwise) from any party under any Management Agreement noting or claiming the occurrence of any default by Borrower under any Management Agreement.

(e) Borrower shall promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under any Management Agreement or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to the Property. Upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower under or with respect to any Management Agreement, including, without limitation, the right to effectuate any extension or renewal of any Management Agreement, or to preserve any rights of Borrower whatsoever in respect of any part of any Management Agreement (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

(f) With respect to any Management Agreement, Borrower shall, from time to time (but not more often than once in any twelve (12) month period unless a Default or Event of Default then exists, in which case such limit shall not apply), upon ten (10) Business Days’ prior written request from Lender, execute, acknowledge and deliver to Lender, a statement containing the following: (A) a statement that such Management Agreement is unmodified and in full force and effect or, if there have been modifications, that the Management Agreement is in full force and effect as modified and setting forth such modifications, (B) a statement that Borrower is not in default thereunder beyond any applicable grace, cure or notice period or, if any such default shall exist thereunder, a description of such default and the steps being taken to cure such default, (C) a statement that, to Borrower’s knowledge, either the other party thereto is not in default thereunder beyond any applicable grace, cure or notice period or, if any such default shall exist thereunder, a description of such default and the steps being taken to cure such default and (D) such other information with respect to the Management Agreements as Lender shall reasonably request.

(g) With respect to any Management Agreement, Borrower shall use commercially reasonable efforts to deliver to Lender from time to time (provided that Borrower shall not be required to deliver such certificates more frequently than once in any twelve (12) month period unless a Default or Event of Default then exists, in which case such limit shall not apply) within twenty (20) Business Days of Lender’s request, a certificate from each party to such Management Agreement other than Borrower containing the following: (A) a statement that such. Management Agreement is unmodified and in full force and effect or, if there have been modifications, that the Management Agreement is in full force and effect as modified and setting forth such modifications, (B) a statement that either such other party is not in default thereunder beyond any applicable grace, cure or notice period or, if any such default shall exist thereunder, a description of such default and the steps being taken to cure such default, (C) a statement that, to such party’s knowledge, Borrower is not in default thereunder beyond any applicable grace, cure or notice period or, if any such default shall exist thereunder, a description of such default and the steps being taken to cure such default and (D) such other information with respect to such other party and/or Management Agreements as Lender shall reasonably request.

5.1.24. Intellectual Property Collateral.

(a) Borrower has executed and delivered on the date hereof, a fully completed Security Agreement (Copyrights) and Security Agreement (Trademarks), as applicable, with regard to any Copyrights or Trademarks, as the case may be, of Borrower, described in Schedule IV. In the event that, after the date hereof Borrower shall acquire ownership in any registered Copyright, Domain Name or Trademark or file any application for registration thereof, whether within the United States or any other country or jurisdiction, Borrower shall promptly furnish written notice thereof to Lender together with information sufficient to permit Lender, upon its receipt of such notice, to (and Borrower hereby authorizes Lender to) modify in accordance with this Agreement, as appropriate, by amending Schedule IV hereto or to add additional exhibits hereto to include any such Copyright, Domain Name or Trademark that becomes part of the collateral under the Security Instrument, and Borrower shall additionally, at its own expense, execute and deliver, as promptly as possible (but in any event within twenty (20) days) after the date of such notice, with regard to United States Copyrights and Trademarks, a fully completed Security Agreement (Copyrights) and Security Agreement (Trademarks) in substantially the same form as delivered on the date hereof, as applicable, together in all instances with any other agreements, instruments and documents that Lender may reasonably request from time to time to further effect and confirm the security interest created by this Agreement in such Copyrights and Trademarks, and Borrower hereby appoints Lender its attorney-in-fact, upon the occurrence and during the continuance of an Event of Default, to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, being irrevocable for so long as this Agreement shall be in effect with respect to Borrower.

(b) Borrower (either itself or through its licensees or sublicensees) will, for each material Trademark used in the conduct of its business, use its commercially reasonable efforts to (i) maintain such Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration to the extent required by applicable law, (iv) take appropriate and commercially reasonable steps to police and defend such Trademark and prevent or arrest infringement, dilution or other harm to such Trademark and (v) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights, unless Borrower determines in its reasonable good-faith discretion that such Trademark is no longer useful in its business.

(c) Borrower (either itself or through it licensees or sublicensees) will refrain from committing any act, or omitting any act, that would result in any Patent used in the conduct of Borrower’s business becoming invalidated or dedicated to the public, and shall continue to mark any products covered by Patent with the relevant patent number as required by applicable patent laws, unless Borrower determines in its reasonable good-faith discretion that such Patent is no longer useful in its business.

(d) Borrower (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright used in the conduct of its business, continue to publish, reproduce, display, adopt and distribute the work with appropriate notice as required under applicable copyright laws, unless Borrower determines in its reasonable good-faith discretion that such Copyright is no longer useful in its business.

(e) Borrower shall notify Lender immediately if it knows or has reason to know that any material Patent, Trademark or Copyright used in the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding Borrower’s ownership of any Trademark or Copyright, its right to register the same, or to keep and maintain the same, except to the extent non-final determinations, communications or developments are received by Borrower in the ordinary course of prosecution, maintenance or application for registration.

(f) Borrower will take reasonable actions that are consistent with the practice in any proceeding before the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each pending application relating to any Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) used in the conduct of Borrower’s business and to maintain each registration of any such Patents, Trademarks and Copyrights, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, using its reasonable business judgment, initiate opposition, interference or cancellation proceedings against third parties for the purpose of protecting Borrower’s interests in such Patents, Trademarks and Copyrights.

(g) In the event that any collateral consisting of any material Patent, Trademark or Copyright used in the conduct of any of Borrower’s business is believed infringed, misappropriated or diluted by a third party, Borrower shall notify Lender promptly after it learns thereof and shall, using its reasonable business judgment, take such reasonable actions as are appropriate under the circumstances to protect such collateral.

(h) Upon the occurrence and during the continuance of any Event of Default, Borrower shall use its commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each License included within the Relevant IP to effect the assignment of all of Borrower’s right, title and interest thereunder to Lender or its designee.

5.1.25. Material Operating Agreements and Operating Permits.

(a) Borrower and its Affiliates shall, at its sole cost and expense: (i) promptly and timely comply with, perform and/or observe, in all material respects, all of the terms, covenants, obligations, conditions and agreements required to be performed and observed by Borrower or such Affiliate under each Material Operating Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under any Material Operating Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each demand, notice of default or other material notice given or received by it or its employees, agents or contractors under, or relating in any way to a material provision of, any Material Operating Agreement; (iv) promptly and diligently enforce or secure, and not excuse, the performance and observance of all of the covenants, obligations, conditions and agreements required to be performed and/or observed by the counterparty under each Material

Operating Agreement, in a commercially reasonable manner; (v) not amend, restate, replace, supplement or otherwise modify any Material Operating Agreement in any material respect, or waive any of its material rights and remedies thereunder, without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed) in each instance; and (vi) not tender or accept a surrender or cancellation of the PH License without the prior written consent of Lender where such surrender or cancellation would adversely affect the Property or adversely affect Lender’s interest therein or Lender’s security or where such surrender or cancellation would violate the terms of any Loan Document.

(b) Any request for the approval by Lender of any Material Operating Agreement or any renewal, waiver, amendment, modification or termination thereof shall be delivered to Lender in writing and shall include a copy of the proposed Material Operating Agreement or renewal, waiver, amendment, modification or termination and Lender shall so advise whether such approval is granted or denied within ten (10) Business Days after receipt of such written request. Provided that the request is accompanied by a notice, which provides in upper case bold-faced type: “THIS IS A REQUEST FOR AN APPROVAL WITH RESPECT TO A MATERIAL OPERATING AGREEMENT. IF LENDER FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS OF THE EFFECTIVENESS OF THIS NOTICE, BORROWER SHALL HAVE THE RIGHT TO DELIVER A DEEMED APPROVAL NOTICE”, if Lender shall not so advise of its determination within such ten (10) Business Day period (notice by facsimile on the same day being acceptable for this purpose), then Borrower shall have the right to deliver a second written request for such approval and, provided that such second request is accompanied by a notice, which provides in upper case bold-faced type: “THIS IS A SECOND REQUEST FOR AN APPROVAL WITH RESPECT TO A MATERIAL OPERATING AGREEMENT. IF LENDER FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THE EFFECTIVENESS OF THIS NOTICE THE REQUESTED ACTION WITH RESPECT TO THE MATERIAL OPERATING AGREEMENT WILL BE DEEMED APPROVED”, if Lender shall not so advise of its determination within such five (5) Business Day period (notice by facsimile on the same day being acceptable for this purpose), such proposed Material Operating Agreement or renewal, waiver, amendment, modification or termination thereof shall be deemed approved by Lender. If Lender shall deny any such request for approval, Lender shall specify the reasons for its refusal to grant approval.

(c) If Borrower or Manager (as applicable) shall be in default under any Material Operating Agreement, then, subject to the terms of such Material Operating Agreement, Borrower shall (subject to any applicable Legal Requirements and the Gaming Laws) grant Lender the right (but not the obligation), to cause the Borrower’s default or defaults under such Material Operating Agreement to be remedied and otherwise exercise any and all rights of Borrower under such Material Operating Agreement, as may be necessary to prevent or cure any default provided such actions are necessary to protect Lender’s interest under the Loan Documents, and Lender shall have the right to enter all or any portion of the Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.

(d) The actions or payments of Lender to cure any default by Borrower or Manager (as applicable) under any Material Operating Agreement shall not remove or waive, as between Borrower and Lender, any default that occurred under this Agreement by virtue of such default by Borrower or Manager (as applicable) under such Material Operating Agreement. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the rate set forth in this Agreement from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the Security Instrument.

(e) Borrower shall notify Lender promptly in writing of (i) the occurrence, to Borrower’s knowledge, of any material default by any party to any Material Operating Agreement, (ii) the occurrence, to Borrower’s knowledge, of any event that, with the passage of time or service of notice, or both, would constitute a material default by any party under any Material Operating Agreement, and (iii) the delivery or receipt by Borrower of any notice (written or otherwise) to or from any party under any Material Operating Agreement or Operating Permit noting or claiming the occurrence of any default by Borrower, Manager or any other party under such Material Operating Agreement or Operating Permit.

(f) Borrower and/or Manager (as applicable) shall (subject to any applicable Legal Requirements) promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under any Material Operating Agreement or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to the Property. Upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower and/or Manager (as applicable) under or with respect to any Material Operating Agreement, including, without limitation, the right to effectuate any extension or renewal of any Material Operating Agreement, or to preserve any rights of Borrower and/or Manager (as applicable) whatsoever in respect of any part of any Material Operating Agreement (and the above powers granted to Lender are coupled with an interest and shall be irrevocable but shall be subject to any applicable Legal Requirements and the Gaming Laws).

(g) With respect to any Material Operating Agreement, Borrower shall, from time to time (but not more often than two (2) times in any twelve (12) month period unless an Event of Default then exists in which case such limit shall not apply), upon ten (10) Business Days’ prior written request from Lender, execute, acknowledge and deliver to Lender, a statement containing the following: (A) a statement that such Material Operating Agreement is unmodified and in full force and effect or, if there have been modifications, that the Material Operating Agreement is in full force and effect as modified and setting forth such modifications, (B) a statement that Borrower is not in default thereunder beyond any applicable grace, cure or notice period or, if any such default shall exist thereunder, a description of such default and the steps being taken to cure such default, (C) a statement that, to Borrower’s knowledge, either the other party thereto is not in default thereunder beyond any applicable grace, cure or notice period or, if any such default shall exist thereunder, a description of such default and the steps being taken to cure such default and (D) such other information with respect to the Material Operating Agreement as Lender shall reasonably request.

(h) With respect to any Material Operating Agreement, Borrower shall use commercially reasonable efforts to deliver to Lender from time to time (provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year) within twenty (20) Business Days of Lender’s request, a certificate from each party to such Material Operating Agreement other Borrower containing the following: (A) a statement that such Material Operating Agreement is unmodified and in full force and effect or, if there have been modifications, that the Material Operating Agreement is in full force and effect as modified and setting forth such modifications, (B) a statement that either such other party is not in default thereunder beyond any applicable grace, cure or notice period or, if any such default shall exist thereunder, a description of such default and the steps being taken to cure such default, (C) a statement that, to such party’s knowledge, Borrower is not in default thereunder beyond any applicable grace, cure or notice period or, if any such default shall exist thereunder, a description of such default and the steps being taken to cure such default and (D) such other information with respect to such other party and/or Material Operating Agreement as Lender shall reasonably request.

(i) Borrower, at its expense, shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and maintain to the extent commercially reasonable under the circumstances the Operating Permits in the ordinary course of business and to cooperate with Lender in assigning (to the extent assignable) the Operating Permits (and in obtaining the consent of any Governmental Authority to such assignments) or having new Operating Permits issued to Lender or a third party designated by Lender in the event of a foreclosure, deed in lieu of foreclosure or other transfer of the Property, in accordance with the terms and provisions of the Loan Documents. Notwithstanding the assignment of the Operating Permits pursuant to the Assignment of Contracts, prior to the issuance of new Operating Permits to Lender or its designee Lender shall have no obligations or liability of any kind under or with respect to the Operating Permits, either before or after its exercise of any rights granted to it hereunder or under the Assignment of Contracts or any other Loan Document, and Borrower agrees to save and hold Lender harmless of and from, and to indemnify and defend it against, any and all such obligations and liabilities, contingent or otherwise, now existing or later arising.

5.1.26. Operation of Casino Component.

(a) Subject to Excusable Delay, Borrower shall at all times operate or cause Manager to operate the Casino Component in accordance with applicable Legal Requirements in all material respects and shall continue to possess and maintain all material Gaming Licenses and other material Governmental Approvals necessary to the lawful operation of the Casino Component as a casino. Borrower shall not take or permit any action that would adversely affect the status or good standing of Borrower under such Gaming Licenses or other Governmental Approvals.

(b) Following an Event of Default and acceleration of the Loan and to the extent permitted by law, Lender may elect, upon written notice delivered to the applicable Person, to require Borrower, Manager, or both to relinquish one or more or all of the Gaming Licenses held by such Person(s).

(c) Borrower agrees to (i) execute such affidavits and certificates as Lender shall require to further evidence the agreements herein contained, (ii) on reasonable request from Lender and subject to applicable Gaming Laws, furnish Lender with copies of any information relating to the operation of the Casino Component and (c) reasonably cooperate with Lender’s representative in any inspection of all or any portion of the Casino Component.

Section 5.2. Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1. Operation of Property.

(a) Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld): (i) surrender, terminate or cancel any Management Agreement; provided, that Borrower may, without Lender’s consent, replace any Manager so long as (A) the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement, and (B) Borrower and such replacement Manager shall execute and deliver an Assignment of Management Agreement with respect to such Replacement Management Agreement that satisfies the requirements set forth herein; (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any charges under any Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Management Agreement in any material respect.

(b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion.

(c) Borrower may, without Lender’s consent, replace the existing operator of the TPA Component so long as (i) the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement or a Lease approved by Lender in accordance with the terms hereof, (ii) if such replacement operator is engaged pursuant to a Replacement Management Agreement, Borrower and such replacement Manager shall execute and deliver an Assignment of Management Agreement with respect to such Replacement Management Agreement that satisfies the requirements set forth herein, and (iii) if such replacement operator is engaged pursuant to a Lease, Borrower and such replacement Manager shall execute and deliver a subordination, nondisturbance and attornment agreement in connection with such Lease, such agreement to be on Lender’s then usual and customary form and otherwise reasonably acceptable to Lender in all respects.

5.2.2. Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.

5.2.3. Dissolution. Borrower shall not (a) consolidate or merge with or into any Person, or sell all or substantially all of its assets, or institute proceedings to have itself be adjudicated Bankrupt or insolvent, or consent to the institution of Bankruptcy or insolvency proceedings against itself or file a petition seeking, or consent to, reorganization or relief with respect to itself under any applicable federal or state law relating to Bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of Borrower, or admit in writing Borrower’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate itself, or (b) unless required by applicable law, modify, amend (except to the extent permitted by Borrower’s Operating Agreement), waive or terminate its organizational documents or its qualification and good standing in any jurisdiction. Borrower shall not dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Borrower would be dissolved, wound up or liquidated in whole or in part without the unanimous written consent of all managers of Borrower and all Independent Persons.

5.2.4. Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5. Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6. Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.2.7. No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.2.8. Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.27 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change).

5.2.9. Intentionally Deleted.

5.2.10. Transfers.

(a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to amend and restate this Agreement, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the obligations contained in the Loan Documents. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Property.

(b) Without the prior consent of Lender and except to the extent otherwise set forth in this Section 5.2.10 and Section 5.2.11, Borrower shall not, and shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any direct legal or direct beneficial interest therein or (ii) permit a Sale or Pledge of a direct interest in Borrower or Harrah’s Manager held by HOC on the Closing Date, or any indirect interest (an “Intermediate Interest”) in Borrower or Harrah’s Manager created by conveying direct interests held by HOC on the Closing Date to an intermediate subsidiary of HOC (collectively, a “Transfer”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20. For the purposes of this Section 5.2.10, any removal from the Property of memorabilia or other personal property provided to Borrower for use or display at the Property pursuant to the terms of the PH License (other than any replacement of the same in accordance with the terms hereof) shall be deemed to constitute a Transfer of a part of the Property and shall require the prior written consent of Lender in its reasonable discretion in each instance. Borrower acknowledges that Lender may impose conditions to its approval of a Transfer, including, with respect to a Transfer of the Property in connection with which the transferee assumes the obligations of Borrower under the Loan and the Loan Documents, payment of an assumption fee of one quarter of one percent (0.25%) of the outstanding principal balance of the Loan.

(c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.23.

(d) Notwithstanding the foregoing provisions of this Section 5.2.10 or anything else to the contrary contained in this Agreement or any other Loan Document, but subject to the satisfaction of all conditions set forth or referenced in this Section 5.2.10(d), Lender’s consent shall not be required in connection with any of the following Transfers (each, a “Permitted Transfer”):

(i) the Transfer, in one or a series of transactions, of not more than 49% in the aggregate of the direct or indirect interests in Borrower or Harrah’s Manager; provided that after giving effect to such Transfer and any other Transfers, no Change of Control shall occur;

(ii) the Transfer, in one or a series of transactions, of any direct or indirect interests in any Restricted Party to any other Restricted Party, any Affiliate of a Restricted Party or to any direct or indirect member or partner of any Restricted Party provided that after giving effect to such Transfer and any other Transfers, no Change of Control shall occur;

(iii) any Transfer by maintenance, devise or bequest or by operation of law upon the death of a natural person that was the holder of any direct or indirect interest in any Restricted Party to a member of the immediate family of such person or a trust established for the benefit of such immediate family member, provided that after giving effect to such Transfer and any other Transfers, no Change of Control shall occur;

(iv) the Transfer, in one or a series of transactions, of any direct or indirect interests in Guarantor or, subject to the provisions of subsection (e) below, in HOC;

(v) any arm’s-length sale of Personal Property by Borrower to a third party in the ordinary course of business and any disposition of Equipment and FF&E which is being replaced in the ordinary course of business or is otherwise no longer necessary or is immaterial; and

(vi) Permitted Encumbrances.

Notwithstanding the foregoing, each of the Permitted Transfers set forth in this Section 5.2.10(d) shall be subject to, and Lender’s agreement to permit the same without specific consent, shall be conditioned upon the satisfaction of the following conditions:

(A) if such Transfer (either individually or in the aggregate with any prior Transfers) would result in a Change in Control of Borrower or Harrah’s Manager, Lender shall receive not less than ten (10) Business Days prior written notice from Borrower of such Transfer;

(B) if such Transfer is of a direct interest or Intermediate Interest in Borrower or Harrah’s Manager, Lender shall receive not less than ten (10) Business Days prior written notice from Borrower of such Transfer;

(C) if such Transfer (either individually or in the aggregate with any prior Transfers) would result in Sponsor or HOC no longer holding any direct or indirect interest in Borrower or Harrah’s Manager, Lender shall receive not less than ten (10) Business Days prior written notice from Borrower of such Transfer;

(D) if neither of the circumstances set forth in clauses (A), (B) or (C) shall apply with respect to such Transfer, Lender shall receive written notice of such Transfer from Borrower within ten (10) Business Days following the effective date of such Transfer; provided that, no such notice shall be required with respect to any Transfer of a direct or indirect interest in Guarantor or HOC;

(E) if after giving effect to any Permitted Transfer, more than forty-nine percent (49%) in the aggregate of the direct interests or Intermediate Interests in Borrower or Harrah’s Manager are owned by a Person and its Affiliates that owned less than forty-nine percent (49%) of the direct interests or Intermediate Interests in Borrower or Harrah’s Manager, as applicable, as of the Closing Date, a Rating Agency Confirmation shall have been obtained and, no less than thirty (30) days prior to the effective date of any such Transfer, Borrower shall deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies;

(F) no Permitted Transfer (either individually or in the aggregate with any prior Transfers) shall cause or otherwise result in the termination, revocation and/or suspension of any Gaming License or otherwise have any material and adverse effect on the ability of Manager or Borrower to operate the Casino Component in accordance with all applicable Gaming Laws;

(G) no such Permitted Transfer of a direct interest in Borrower or Harrah’s Manager that results in a Change of Control of Borrower or Harrah’s Manager shall be to any Disqualified Transferee; and

(H) no such Permitted Transfer shall result, directly or indirectly, either individually or in the aggregate, in any Disqualified Transferee being in Control of Borrower or Harrah’s Manager or having a direct interest in Borrower or Harrah’s Manager.

(e) Notwithstanding anything to the contrary contained in this Section 5.2.10 or elsewhere in the Loan Documents, no transfer or conveyance, directly or indirectly, by Guarantor of interests in HOC that results in Guarantor (i) no longer Controlling HOC or (ii) owning less than 49% of the direct or indirect interests in HOC shall be permitted without the prior consent of Lender unless (A) the obligations of Guarantor under the Guaranty are simultaneously by a guarantor that satisfies the “Net Worth” and “Liquid Assets” requirements set forth in Section 4.7 of the Guaranty and (B) the Property shall continue to be managed by a Qualified Manager as required hereunder.

5.2.11. Timeshare Project.

(a) (i) It is hereby acknowledged and agreed that the Timeshare Project Property has been deeded by TSP Owner pursuant to the terms of that certain Grant, Bargain and Sale Deed (the “Timeshare Deed”), dated as of September 10, 2007, by TSP Owner to Timeshare Project Developer. Pursuant to the terms of the Timeshare Deed, TSP Owner has certain rights including a “possibility of reversion” right to certain portions of the Timeshare Project Property (the “Reversionary Property”) upon the occurrence of certain events set forth in the Timeshare Deed. TSP Owner has granted to Lender a Lien upon all of TSP Owner’s right, title and interest in and to the Reversionary Property under the TSP Owner Security Instrument.

(ii) If any Reversionary Property reverts to TSP Owner pursuant to the terms of the Timeshare Deed (A) the Lien of the TSP Owner Security Instrument shall automatically encumber all right, title and interest of TSP Owner in and to the fee estate in the reverted portion of the Reversionary Property, (B) all references in this Agreement and any of the other Loan Documents to the “Property” shall be deemed to include any part of the Reversionary Property that has reverted to TSP Owner, (C) simultaneously with such reversion, Borrower shall cause TSP Owner, at Borrower’s sole cost and expense, to (I) execute, deliver and record, or cause to be executed, delivered and recorded, in the appropriate public records such documents as Lender may reasonably require to further vest the fee estate in such Reversionary Property in TSP Owner and subject such Reversionary Property to the Lien of the TSP Owner Security Instrument, (II) provide an endorsement to the Title Insurance Policy, in form satisfactory to Lender, insuring the Lien of the TSP Owner Security Instrument as a perfected, first-priority Lien on such Reversionary Property vested in TSP Owner, subject only to the Permitted Encumbrances, and (III) provide such other documentation relating to such reversion, including, opinions of counsel and modifications to the Loan Documents reflecting the addition of such Reversionary Property to the Property as Lender may reasonably request and (D) Borrower shall not construct any Improvements on such Reversionary Property without the prior written consent of Lender in its sole discretion, which consent may be conditioned upon, among other things, Borrower executing and delivering such modifications, amendments, replacements or restatements of the Loan Documents with respect to such development on the Reversionary Property as Lender may require and receipt of a Rating Agency Confirmation.

(iii) Notwithstanding the foregoing, TSP Owner shall have the right, with Lender’s prior written consent (which consent may be conditioned upon, among other things, all such rights in the Reversionary Property remaining subject to the Lien of the TSP Owner Security Instrument or payment to Lender of a satisfactory release price for releasing its Lien on TSP Owner’s “possibility of reversion” rights in the Reversionary Property), to transfer the right to acquire the Reversionary Property at any time prior to the reversion of the Reversionary Property to TSP Owner.

(b) Intentionally Deleted.

(c) Lender’s prior approval shall be required in connection with the following:

(i) any execution, renewal, waiver, amendment, modification or termination of any material Timeshare Project Document between Borrower or any its Affiliates and one or more Affiliates of Borrower;

(ii) the execution, renewal, waiver, amendment, modification or termination of any terms and provisions of any material Timeshare Project Document between any Person and any Affiliate of Borrower, other than an agreement on terms that are fair and commercially reasonable in all material respects and are no less favorable to such Person than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(iii) any execution, renewal, waiver, amendment, modification or termination of any Timeshare Project Document that, by its terms or as a result of the consummation of any of the transactions contemplated thereby, would reduce the Timeshare Amounts or would reasonably be expected to have a Material Adverse Effect;

(iv) any execution, renewal, waiver, amendment, modification or termination of any Timeshare Project Document that imposes a material obligation or liability on Borrower, including, without limitation, any Timeshare Project Document that (A) creates an easement that materially burdens the Property or any portion thereof, (B) provides any Person with access to, through, on, over, across, under or above the Property or any portion thereof, (C) creates a restrictive covenant with respect to the Property or a portion thereof or (D) establishes any arrangement pursuant to which Borrower is intended to provide material management or operational services; and

(v) any execution, renewal, waiver, amendment, modification or termination of any Timeshare Project Document that by its terms or as a result of the consummation of any of the transactions contemplated thereby would reasonably be expected to have a material adverse effect on (i) the business, profits, operations or financial condition of either the Casino Component or the Hotel Component, (iv) the enforceability or validity of any security interest or the perfection or priority of any Lien created under any Loan Document with respect to any Timeshare Project Proceeds or other rights and interests of Borrower or any of its Affiliates relating to the Timeshare Project, or (v) the rights, interests and remedies of Lender under the Loan Documents with respect to any Timeshare Project Proceeds or other rights and interests of Lender relating to the Timeshare Project taken as a whole.

Any request for an approval by Lender required pursuant to the terms of this Section 5.2.11(c) shall be delivered to Lender in writing and shall include a copy of the proposed Timeshare Project Document or renewal, waiver, amendment, modification or termination and Lender shall so advise whether such approval is granted or denied within ten (10) Business Days after receipt of such written request. Provided that the request is accompanied by a notice, which provides in upper case bold-faced type: “THIS IS A REQUEST FOR AN APPROVAL WITH RESPECT TO A TIMESHARE PROJECT DOCUMENT. IF LENDER FAILS TO RESPOND WITHIN 10 BUSINESS DAYS OF THE EFFECTIVENESS OF THIS NOTICE, THE REQUESTED ACTION WITH RESPECT TO THE TIMESHARE PROJECT DOCUMENT WILL BE DEEMED APPROVED”, if Lender shall not so advise of its determination within such ten (10) Business Day period (notice by facsimile on the same day being acceptable for this purpose), the proposed Timeshare Project Document or renewal, waiver, amendment, modification or termination thereof shall be deemed approved by Lender. If Lender shall deny any such request for approval, Lender shall specify the reasons for its refusal to grant approval. By its execution of this Agreement, Lender hereby acknowledges and agrees that it has approved all Timeshare Project Documents in effect as of the Closing Date in the form delivered to Lender on or prior to the Closing Date. Borrower shall deliver to Lender promptly after execution thereof copies of any Timeshare Project Documents, or any waiver, amendment, modification or termination thereof, executed after the date hereof.

(d) Borrower hereby represents and warrants to Lender that Borrower has delivered to Lender true, correct and complete copies of all Timeshare Project Documents in Borrower’s possession and that, to Borrower’s actual knowledge, all such Timeshare Project Documents are in effect on the date hereof and such Timeshare Project Documents comprise all the Timeshare Project Documents in effect on the date hereof. As of the date hereof, to Borrower’s actual knowledge, no events or circumstances exist which, with or without the giving of notice, the passage of time or both, would be reasonably likely to constitute a default of any covenant or obligation on the part of any party under any Timeshare Project Documents which could reasonably be expected to have a Material Adverse Effect.

(e) From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

(i) From time to time at Lender’s request, Borrower shall consult and keep Lender informed as to the progress and status of all negotiations with any other Persons as to the terms of the Timeshare Project and any other material matters relating thereto;

(ii) Borrower shall not grant approvals or waive any of its approval rights with respect to any request of Timeshare Project Developer under the Timeshare Project Documents, if such approval or waiver of approval rights would reasonably be expected to have a Material Adverse Effect, without the prior written approval of Lender, which approval shall not be unreasonably withheld;

(iii) Borrower shall deliver to Lender copies of all reports and other information required to be delivered on a recurrent basis not more frequently than monthly, and all other material reports and material information delivered, to Borrower by Timeshare Project Developer under the Timeshare Project Documents and shall, upon Lender’s reasonable request and at Borrower’s sole cost, exercise its audit rights under Section 4(f) of the Timeshare Project Contract

(iv) Borrower shall and shall cause any of its Affiliates to, in a commercially reasonable manner, observe and perform its obligations under the Timeshare Project Documents;

(v) Borrower shall, and shall cause TSP Owner to, enforce, in a commercially reasonable manner, (A) the performance and observance of all covenants and agreements required to be performed or observed by Timeshare Project Developer, and (B) all of Borrower’s and TSP Owner’s rights and remedies, under the Timeshare Project Documents, including, without limitation, any reverter rights under the Timeshare Deed;

(vi) Borrower shall, subject to the terms of the Timeshare Project Documents, permit agents, representatives and employees of Lender to inspect the Timeshare Project or any part thereof at reasonable hours upon reasonable advance notice;

(vii) Promptly after learning of same, Borrower shall and shall cause any of its Affiliates to notify Lender of the occurrence of any and all the following: (A) any material default under a Timeshare Project Document, (B) any litigation or proceeding affecting a Timeshare Project that is not fully covered by insurance, or any proceeding in which injunctive or similar material relief is sought, (C) any material change in a Timeshare Project, or (D) any major event or occurrence affecting a Timeshare Project including, but not limited to any Casualty, Loss or actual or threatened Condemnation;

(viii) Borrower, TSP Owner and Manager shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially and adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings;

(ix) If Borrower or any of its Affiliates shall be in default under any Timeshare Project Document which if uncured could reasonably be expected to result in a Material Adverse Effect or otherwise contravene the provisions of this Section 5.2.11, then, subject to the terms of such Timeshare Project Document, Borrower or such Affiliate (as applicable) shall (subject to any applicable Legal Requirements) grant Lender the right (but not the obligation), to cause the default or defaults under such Timeshare Project Document to be remedied and otherwise exercise any and all rights of Borrower or such Affiliate (as applicable) under such Timeshare Project Document, as may be necessary to prevent or cure any default provided such actions are necessary to protect Lender’s interest under the Loan Documents, and Lender shall have the right to enter all or any portion of the Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default. The actions or payments of Lender to cure any default by Borrower or its Affiliates under any Timeshare Project Document shall not remove or waive, as between Borrower and Lender, any default that occurred under this Agreement by virtue of such default by Borrower or its Affiliate under such Timeshare Project Document. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the rate set forth in this Agreement from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the Security Instrument;

(x) Borrower shall and shall cause any of its Affiliates to (subject to any applicable Legal Requirements) promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under any Timeshare Project Document or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve any security interest of Lender under the Loan Documents. Upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower or its Affiliates under or with respect to any Timeshare Project Document, including, without limitation, the right to effectuate any extension or renewal of any Timeshare Project Document, or to preserve any rights of Borrower of its Affiliates whatsoever in respect of any part of any Timeshare Project Document (and the above powers granted to Lender are coupled with an interest and shall be irrevocable); and

(xi) With respect to any Timeshare Project Document, Borrower shall and shall cause any of its Affiliates to, from time to time (but not more often than one (1) time in any twelve (12) month period unless a Default or an Event of Default then exists in which case such limit shall not apply), upon ten (10) Business Days’ prior written request from Lender, execute, acknowledge and deliver to Lender, a statement containing the following: (A) a statement that such Timeshare Project Document is unmodified and in full force and effect or, if there have been modifications, that the Timeshare Project Document is in full force and effect as modified and setting forth such modifications, (B) a statement that it is not in default thereunder beyond any applicable grace, cure or notice period or, if any such default shall exist thereunder, a description of such default and the steps being taken to cure such default, (C) a statement that, to its knowledge, each party thereto is not in default thereunder beyond any applicable grace, cure or notice period or, if any such default shall exist thereunder, a description of such default and the steps being taken to cure such default and (D) such other information with respect to the Timeshare Project Document as Lender shall reasonably request.

(f) Subject to the terms of this Section 5.2.11(f), Borrower shall have the right, with the prior consent of Lender and without violating the Loan Documents, to cause the Transfer of the Reversionary Property to any Person (other than an Affiliate of Borrower) pursuant to an arms-length transaction in which Borrower receives no consideration other than payment of the purchase price in cash and in accordance with the terms and provisions set forth herein and, in connection therewith, Borrower shall be entitled to obtain a release of the Reversionary Property from the Lien of the Loan Documents, provided that the following conditions shall be satisfied (or waived by Lender in its sole discretion):

(i) Borrower shall submit to Lender a written notice requesting the release of the Reversionary Property at least thirty (30) days prior to the anticipated closing date of such Transfer, together with a copy of the applicable purchase contract and any other documents executed or to be executed in connection with such Transfer (such purchase contract and any other such other documents, the “Reversionary Property Transfer Documents”); provided, however, that Borrower shall have the right to revoke any such request or extend the anticipated closing date of such Transfer as stated therein, in each case upon giving at least five (5) Business Days’ prior written notice to Lender of such revocation or extension;

(ii) Borrower shall provide to Lender a release and reconveyance of Lien with respect to the Reversionary Property for execution by Lender, in form and substance appropriate in the relevant jurisdiction, together with such other documentation, certificates and instruments reasonably required by Lender in connection therewith, in each case in form and substance acceptable to Lender in its reasonable discretion;

(iii) Borrower shall pay to Lender on the effective date of such release the Reversionary Property Release Amount;

(iv) Lender shall receive evidence reasonably satisfactory to Lender that all material documentation to be executed and delivered in connection with such Transfer of the Reversionary Property, including (without limitation) all such release and other documentation required to be executed and delivered by Lender (A) is in compliance with all Legal Requirements in all material respects, (B) will effect such release in accordance with the terms of this Agreement, and (C) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released in any material respect;

(v) Borrower shall deliver to Lender any other information, approvals and documents relating to the release of the Reversionary Property that would be reasonably required by a prudent lender originating commercial loans for Securitization;

(vi) Borrower shall deliver an Officer’s Certificate to the effect that the conditions set forth herein have been satisfied, including that the Transfer of the Reversionary Property is made pursuant to an arms-length transaction in which Borrower receives no consideration other than payment in cash of the sales price used in determining the Reversionary Property Release Amount and that Lender has received true and correct copies of all the Reversionary Property Transfer Documents, and that no Event of Default shall have occurred and then be continuing on the effective date of such release; and

(vii) Borrower shall pay all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title insurance premiums and recording fees and charges) actually incurred by Lender in connection with the Transfer of the Reversionary Property.

(g) With respect to any proposed Transfer of the Reversionary Property, on or prior to the scheduled closing of such Transfer, if all of the conditions set forth in Section 5.2.11(f) with respect to such Transfer have been satisfied, Lender, at the sole cost and expense of Borrower, shall execute and deliver to Borrower the releases, reconveyances, satisfactions, discharges and/or assignments, as applicable and as reasonably requested by Borrower, of the applicable

Loan Documents relating to the Reversionary Property. Upon the closing of the Transfer of the Reversionary Property as contemplated herein, all references in this Agreement and any of the other Loan Documents to the “Property” shall be deemed to exclude the Reversionary Property.

(h) Borrower and Lender acknowledge that Borrower has delivered, or shall deliver, to Lender an original executed copy of that certain Timeshare Advance and Marketing Fee Payment Bond, dated as of the date hereof, in the amount of $6,000,000.00, issued by Westgate, as principal, and Liberty Mutual Insurance Company, as surety, in favor of Borrower and TSP Owner and designated as Bond No. 964013668 (as amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Timeshare Project Payment Bond”). Provided that no Event of Default has occurred and is continuing, upon Lender’s receipt of a written request from Borrower, which request shall describe in reasonable detail the circumstances giving rise to Borrower’s need to have physical possession of the Timeshare Project Payment Bond, Lender shall promptly release the Timeshare Project Payment Bond to Borrower. Absent Lender’s receipt of such a written request from Borrower, Lender (or any servicer, custodian or agent of Lender, on Lender’s behalf) shall be entitled to maintain possession of the Timeshare Project Payment Bond on behalf of Borrower, which Timeshare Project Payment Bond shall constitute additional security for the Loan in accordance with the Collateral Assignment of Timeshare Project Proceeds. Following the release by Lender of the Timeshare Project Payment Bond to Borrower and to the extent that the Timeshare Project Payment Bond remains outstanding, Borrower agrees to return possession of the Timeshare Project Payment Bond to Lender promptly after Borrower’s need for physical possession thereof has concluded. Borrower further agrees to deliver to Lender any further documents that amend, restate, replace, supplement, renew, extend or otherwise modify the Timeshare Project Payment Bond.

5.2.12. Intentionally Omitted.

5.2.13. ERISA. (a) Borrower and Manager shall not, and shall use reasonable efforts to cause their ERISA Affiliates to not, directly or indirectly:

(i) engage in any transaction in connection with which Borrower, Manager or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code, except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions;

(ii) (x) terminate any Pension Plan in a “distress termination” under Section 4041 of ERISA, or take any other action which could result in a liability of Borrower or any ERISA Affiliate to the PBGC or (y) withdraw from a Multiemployer Plan , except, in each case, as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions;

(iii) fail to make payment when due of all amounts which, under the provisions of any Plan or Multiemployer Plan, Borrower or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions; or

(iv) adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code, except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions.

(b) Except as would not reasonably be expected to result in a Material Adverse Effect, either alone or in the aggregate with all other such events or conditions, Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

ARTICLE VI.

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 6.1. Insurance (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the Personal Property, written (and/or with valuation) on a replacement cost basis, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings), (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $2,500,000 for all such insurance coverage, except with respect to catastrophic losses, for which the deductible may be up to $25,000,000.00; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall reasonably require, to the extent commercially available and consistent with industry standards, including sublimits; (y) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender, to the extent commercially available and consistent with industry standards, including sublimits, in the event the Property is located in an area with a high degree of seismic activity and (z) windstorm insurance in amounts and in form and substance reasonably satisfactory to Lender, to the extent commercially available and consistent with industry standards, including sublimits, in the event that the same is excluded from the all risk insurance policy, provided that the insurance pursuant to clauses (x), (y) and (z) shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 6.1(a)(i);

(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; (5) contractual liability covering the indemnities contained in Section 9.3 of this Agreement to the extent the same is available and (b) owner’s and contractor’s protective liability;

(iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i); (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period of twelve (12) months from the date of such Casualty (assuming such Casualty had not occurred), with a ninety (90) day period of extended indemnity, and notwithstanding that the policy may expire at the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of debt service, continuing expenses and necessary payroll for the succeeding twelve (12) month period. Notwithstanding anything to the contrary in Section 2.6 and provided that no Event of Default shall have occurred and be continuing, all proceeds payable to Lender pursuant to this Section 6.1(a)(iii) shall be held by Lender and on each Payment Date, Lender shall deposit the amount of such business income insurance allocable to such month into the Cash Management Account and applied as provided in Section 2.6.4(a), provided, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Section 6.1(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 6.1(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement,

(vi) employment practices liability insurance in an amount not less than $30,000,000 with a deductible not to exceed $2,000,000 per claim;

(vii) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under Section 6.1(a)(i);

(viii) umbrella liability insurance in an amount not less than $200,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under Section 6.1(a)(ii);

(ix) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of $200,000,000;

(x) if the Property is or becomes a legal “non-conforming” use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition and rebuilding of the undamaged portion of the Property along with any reduced value and the increased cost of construction in amounts as reasonably requested by Lender;

(xi) the commercial property, business income, general liability and umbrella, insurance required under Sections 6.1(a)(i), (ii), (iii) and (iv) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property, business income, general liability and umbrella insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i), (ii), (iii) and (iv) above at all times during the term of the Loan, and such coverage for loss resulting from perils and act of terrorism may be provided under a captive insurance policy with appropriate reinsurance and in compliance with the United States Treasury Department requirements, all subject, however, to review and reasonable approval by Lender; and

(xii) crime coverage in an amount not less than $25,000,000 to protect against employee dishonesty and related incidents; and

(xiii) upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as are agreed to by Borrower and Lender from time to time against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located, to the extent commercially available.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized by applicable Governmental Authorities to do business in the State of Nevada and having a claims paying ability rating of “A-” or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one of which shall be either S&P or Moody’s); provided, however, that if the insurance required to be provided pursuant to this Section 6.1 shall be obtained from a syndicate of five (5) or more insurers, then the foregoing requirement shall not be violated if (A) the primary layer of such insurance is provided by insurers rated “A-” or better (and the equivalent thereof), and (B) at least sixty percent (60%) of the total insured amounts are provided by insurers rated “A-” or better by S&P or Moody’s, but in no event shall the rating or any insurer in such syndicate be less than “A-:VIII” or better in the current AM Best’s Key Rating Guide, provided that Lender shall have the right to receive any information regarding any reinsurance carrier of any primary insurance provider under this Section 6.1(b). The Policies described in Section 6.1(a) (other than those strictly limited to liability protection and workers compensation) shall designate Lender as loss payee. Not more than twenty (20) days following the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender. Notwithstanding the foregoing, the earthquake insurance policy may be issued by any insurer rated “A:VIII” or better in the current AM Best’s Key Rating Guide regardless of whether or not it satisfies the other rating requirements contained herein.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

(d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v) and (vi), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in Section 6.1 shall contain clauses or endorsements to the effect that no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned.

(f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, with notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(g) The insurance coverage required under Section 6.1 may be effected under a blanket policy or policies covering the Property and other property and assets not constituting a part of the Property, provided that Borrower provides to Lender with a Statement of Values showing the spread of locations and total insured values for all location included under the blanket policy.

(h) Lender agrees to negotiate in good faith with Borrower regarding changes to Borrower’s insurance program reasonably requested by Borrower.

(i) Borrower shall not materially change the Policies (other than to increase the coverage provided thereby) or cancel the Policies without at least thirty (30) days’ notice to Lender and any other party named therein as an additional insured.

(j) Borrower shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to its expiration.

(k) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

Section 6.2. Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve any final settlement) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than $15,000,000 and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3. Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4. Restoration. The following provisions shall apply in connection with the Restoration:

(a) If the Net Proceeds shall be less than $15,000,000 and the costs of completing the Restoration shall be less than $15,000,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than $15,000,000 or the cost of completing the Restoration is equal to or greater than $15,000,000, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (vii), (x) and (xi) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for Restoration provided that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

(C) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than one hundred twenty (120) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(D) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(E) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Material Operating Agreement if the failure to complete by such date could reasonably be expected to have a Material Adverse Effect (unless it is reasonably determined that such Operating Agreement can be replaced with another on equivalent or better terms), (3) such time as may be required under applicable Legal Requirements or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

(F) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(G) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(H) such Casualty or Condemnation, as applicable, does not result in the material loss of access to the Property or the related Improvements;

(I) the Debt Service Coverage Ratio for the affected Property, after giving effect to the Restoration, is reasonably expected to be equal to or greater than 1.05 to 1.0;

(J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration.

(ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, to the extent payment is due, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded and discharged of record or in the alternative fully insured by the title company issuing the Title Insurance Policy.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender in its reasonable discretion and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender in its reasonable discretion and the Casualty Consultant. All out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until 50% of the applicable trade with respect to the Restoration has been completed and 5% thereafter. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed or 50% completed, as applicable, in accordance with the provisions of this Section 6.4(b) and, with respect to the last 5% retainage, that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance

Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month, unless mutually agreed to by Lender and Borrower.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with Borrower and the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.2 toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

(d) In the event of foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE VII.

RESERVE FUNDS

Section 7.1. Intentionally Omitted.

Section 7.2. Tax and Insurance Escrow Account. On the date hereof, there is $5,718,389.69 currently on deposit in the Tax and Insurance Escrow Account. On each Payment Date beginning on the first (1st) Payment Date after the date hereof, Borrower will deposit with Lender an amount equal to one twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (b) one twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof (or in the case of a blanket policy, one twelfth of the portion of the Insurance Premiums under such blanket policy that Lender determines are allocable to the Property) in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums (or in the case of a blanket policy, the portion thereof determined by Lender to be allocable to the Property) at least thirty (30) days prior to the expiration of the Policies. All such amounts so deposited shall hereinafter be referred to as the “Tax and Insurance Escrow Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Tax and Insurance Escrow Account.” The Tax and Insurance Escrow Fund and the payment of the monthly Debt Service, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 and under the Security Instrument. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and thirty (30) days prior to the expiration of the Policies, as the case may be.

Section 7.3. FF&E Reserve Account

7.3.1. FF&E Reserve Fund. On the date hereof, there is $1,137,914.51 currently on deposit in the FF&E Reserve Account. On the Closing Date, Borrower shall pay to Lender on the Closing Date an amount equal to $1,362,085.49 and on each Payment Date an amount equal to three percent (3%) of the amount of Gross Income from Operations for the Property from the second previous calendar month, provided that Borrower shall not be required to pay Lender any amount in excess of $8,000,000.00 under this Section 7.3.1 in any Fiscal Year (provided that such $8,000,000.00 amount shall be pro rated for the portion of the 2010 Fiscal Year falling between the date hereof and December 31, 2010. Amounts so deposited shall hereinafter be referred to as the “FF&E Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “FF&E Reserve Account”.

7.3.2. Disbursements from FF&E Reserve Account. Subject to the provisions of this Section 7.3 and provided that no Event of Default shall have occurred and be continuing, Borrower shall have the right from time to time to disbursement of funds from the FF&E Reserve Account solely to pay costs then payable, or to reimburse Borrower or Manager for costs previously paid (including prior to the date of this Agreement), using capital contributions or any other funds available to Borrower or Manager, as applicable, in connection with FF&E Expenditures at the Property (including, without limitation, the repair, replacement and/or upgrade thereof), or any other Approved Capital Expenditures (other than Major Capital Expenditures) at the Property. Lender shall, within ten (10) days following request by Borrower, make disbursements from the FF&E Reserve Fund, no more frequently than once in any thirty (30) day period, of no less than $10,000 per disbursement (or a lesser amount if the total amount in the FF&E Reserve Account is less than $10,000, in which case only one disbursement of the amount remaining in the account shall be made) upon delivery by Borrower of Lender’s standard form of draw request accompanied by copies of invoices for the amounts requested and, if required by Lender for requests in excess of $50,000 for a single item, receipts and releases from all parties furnishing materials and/or services in connection with the requested payment. Reimbursement may be for work that commenced and/or expenses incurred at any time prior to the reimbursement request.

7.3.3 Disbursements for Approved Capital Expenditures.

(a) With respect to any request for disbursement of funds from the FF&E Reserve Account to pay for Approved Capital Expenditures, Lender shall disburse to Borrower the relevant FF&E Reserve Funds upon satisfaction by Borrower of each of the following conditions:

(i) Lender shall have received an Officers’ Certificate (A) stating that all Approved Capital Expenditures at the Property to be funded or reimbursed by the requested disbursement have been completed in good and workmanlike manner and in accordance with all Legal Requirements and Environmental Laws in all material respects, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Approved Capital Expenditures, (B) identifying each Person that supplied materials or labor in connection with the Approved Capital Expenditures performed at the Property with respect to the reimbursement to be funded by the requested disbursement, (C) stating that each such Person has been paid or will be paid in full (or for so much as is then due payable to such Person) upon such disbursement, such Officers’ Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, and (D) certifying that all funds previously disbursed from the FF&E Reserve Account with respect to Approved Capital Expenditures have been applied by Borrower toward the expenses for which they were disbursed and the funds being requested will be applied to pay or reimburse for materials or work permitted hereunder and done in accordance herewith;

(ii) upon Lender’s reasonable request, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender; and

(iii) Lender has received evidence reasonably satisfactory to Lender that the materials for which the request is made are on-site at the Property and are properly secured or have been installed in the Property.

(b) Lender may, in its reasonable discretion, inspect the Property at Borrower’s expense prior to making a disbursement of FF&E Reserve Funds with respect to Approved Capital Expenditures in order to verify completion of the Approved Capital Expenditures for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional reasonably selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional reasonably acceptable to Lender prior to the disbursement of the requested FF&E Reserve Funds. Borrower shall pay the actual out-of-pocket reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional. Lender’s disbursement of any FF&E Reserve Funds or other acknowledgment of completion of any Approved Capital Expenditures in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Approved Capital Expenditures have been completed in accordance with Legal Requirements.

7.3.4. Balance in the FF&E Reserve Account. The insufficiency of any balance in the FF&E Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4. Interest Reserve Account

7.4.1. Deposits of Interest Reserve Funds. On the date hereof, there is $1,202,323.63 currently on deposit in the Interest Reserve Account. On the Closing Date, Borrower shall deposit with Lender cash in an amount equal to $4,510,977.00. Amounts so deposited shall hereinafter be referred to as the “Interest Reserve Fund” and the account in which sums are held shall hereinafter be referred to as the “Interest Reserve Account.” Interest Reserve Funds shall be disbursed and applied by Lender from time to time in accordance with Section 7.4.3. Borrower shall be entitled to deliver to Lender a Letter of Credit in lieu of cash for all or any portion of the Interest Reserve Fund.

7.4.2. Minimum Interest Reserve Balance Requirement. Subject to the provisions of this Section 7.4.2, Borrower shall cause additional funds or an additional Letter of Credit to be deposited into the Interest Reserve Account in order to cause the balance of the Interest Reserve Fund to equal an amount at least equal to four (4) months of Debt Service as calculated by Lender using LIBOR in effect as of the date notice is given under the last sentence of this Section 7.4.2 and the Spread (less the spread (or portion thereof) on any participation in the Loan with respect to which the holder thereof has agreed to subordinate and defer payments of interest through the Maturity Date then in effect), provided that Borrower shall only be obligated to cause such additional funds to be deposited (a) on the later of (i) the Payment Date occurring in February of each calendar year and (ii) the date that is ten (10) days after Lender gives Borrower written notice of the amount payable by Borrower under this clause (a); and (b) within fifteen (15) days after any date on which Borrower receives notice from Lender that the application of any portion of the Interest Reserve Funds caused the balance in the Interest Reserve Account to be reduced to $0.00.

7.4.3. Application of Interest Reserve Funds. Subject to the provisions of Section 2.7.1(c)(ii)(A)(I)(y), so long as no Event of Default other than an Event of Default under Section 8.1(a)(i) shall have occurred and be continuing, and subject to Borrower’s obligations under Section 2.6.4(b), to the extent that the Cash Management Account does not contain sufficient funds to pay the monthly Debt Service payment in full on any Payment Date pursuant to Section 2.6.4(a)(ii) and the amount of Cash Expenses and other amounts to be paid pursuant to Section 2.6.4(a)(iv), Lender will, upon receipt of two (2) Business Days prior written request from Borrower, disburse to Lender from the Interest Reserve Fund (which may include drawing on any Letter of Credit delivered to Lender under Section 7.4.1 and disbursing all or a portion of the proceeds of such draw) on such Payment Date the amount necessary to pay in full any monthly Debt Service payment due and payable on such Payment Date and the same shall be applied pursuant to the terms of this Agreement; provided, however, that (a) Borrower shall only be permitted to direct Lender to disburse such funds from the Interest Reserve Account to the extent that there are insufficient funds to pay the Debt Service or the Cash Expenses or other amounts to be paid pursuant to Section 2.6.4(a)(iv), (b) upon any application of amounts in the Interest Reserve Account to the payment of monthly Debt Service, any remaining funds deposited into the Cash Management Account thereafter until the next Payment Date shall be made available to pay Cash Expenses and other amounts pursuant to Section 2.6.4(a)(iv). Borrower agrees and acknowledges that, subject to the provisions of Section 2.6.5, neither the sufficiency or the insufficiency, nor the availability or unavailability, of the Interest Reserve Funds shall constitute a limitation on the obligation of Borrower to pay the monthly Debt Service under this Agreement. Following the application of Lender of any portion of the Interest Reserve Funds to pay any monthly Debt Service payment, to the extent there were sufficient funds to make such payment in full, Borrower shall not be deemed to be in Default as a result of any such non-payment of Debt Service.

7.4.4. Release of Interest Reserve Funds. Notwithstanding Borrower’s obligation to replenish the Interest Reserve Fund pursuant to Section 7.4.2, Borrower’s obligation to replenish the Interest Reserve Fund shall terminate, and, subject to Section 2.7.1(c), any amounts deposited into the Interest Reserve Account under this Section 7.4 that then remain on deposit in the Interest Reserve Account (and any Letter of Credit held by Lender in lieu of amounts required to be deposited into the Interest Reserve Account under this Section 7.4) shall be released to Borrower (and may be distributed by Borrower to any or all of Borrower’s equity holders) within five (5) Business Days after the date on which Borrower shall have given notice to Lender that the Debt Service Coverage Ratio (calculated on a trailing twelve month basis, using the Applicable Interest Rate and the actual principal balance of the Loan then outstanding, and subject to confirmation by Lender) has equaled or exceeded 1.15:1.00.

Section 7.5. Permitted Tax Distributions Account.

7.5.1. Permitted Tax Distributions Fund. Borrower shall pay to Lender on each Payment Date, to the extent of funds then on deposit in the Cash Management Account available for application under Section 2.6.4(a)(x), an amount equal to one-twelfth (1/12) of Borrower’s good faith estimate, delivered in writing to Lender (as the same may be adjusted by Borrower from time to time, by written notice to Lender), of annual Permitted Tax Distributions. Amounts so deposited shall hereinafter be referred to as the “Permitted Tax Distributions Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Permitted Tax Distributions Account”.

7.5.2. Disbursements from Permitted Tax Distributions. Borrower shall have the right from time to time to disbursement of funds from the Permitted Tax Distributions Account solely for the purpose of paying Eligible Taxes. Lender shall, within ten (10) days following request by Borrower, make disbursements from the Permitted Tax Distributions Account upon delivery by Borrower of Lender’s standard form of draw request accompanied by an Officer’s Certificate certifying that (a) the amount of the Permitted Tax Distributions requested to be disbursed will be used to pay Eligible Taxes that are then due and payable and (b) any amounts previously disbursed from the Permitted Tax Distributions Account have been paid over to the applicable taxing authorities to pay Eligible Taxes and have not been refunded to the payor. Any amounts disbursed from the Permitted Tax Distributions Account and not applied to the payment of Eligible Taxes shall be promptly re-deposited in the Cash Management Account.

Section 7.6. Seasonality Cash Reserve Account

7.6.1 Deposits of Seasonality Cash Reserve Funds. Borrower shall deposit with Lender (a) on the Closing Date, cash in the amount of $8,173,059.84, (b) from time to time, at Borrower’s election, any funds on deposit in the Gaming Operating Reserve which are in excess of 110% of applicable Gaming Law minimum requirements, and (c) at Borrower’s election, on each Payment Date, an amount selected by Borrower that would increase the balance in the Seasonality Cash Reserve Account (as hereinafter defined) to an amount no greater than $10,000,000, for the purpose of establishing a reserve fund to (i) fund shortfalls in funds available in the Cash Management Account to make any of the payments required to be made under Section 2.6.4(a), other than payments to the Permitted Tax Distribution Account under Section 2.6.4(a)(x) or deposits into the Major Capital Improvements Reserve Account pursuant to Section 2.6.4(a)(xi) or (ii) make payments of (A) amounts eligible for disbursement from the Tax and Insurance Escrow Account under Section 7.2, (B) FF&E Expenditures (but only if reasonably approved by Lender) or Approved Capital Expenditures (including for IT System Work) under Section 7.3 (including to reimburse Borrower or Manager for costs previously paid (including prior to the date of this Agreement), using capital contributions or any other funds available to Borrower or Manager, as applicable), (C) Major Capital Expenditures, Approved Capital Expenditures (including to reimburse Borrower or Manager for costs previously paid (including prior to the date of this Agreement), using capital contributions or any other funds available to Borrower or Manager, as applicable) and Critical Capital Expenditures under Section 7.7, in each case to the extent funds available in the applicable Reserve Account are insufficient to make such payment. Amounts so deposited shall hereinafter be referred to as the “Seasonality Cash Reserve Funds” and the account in which sums are held shall hereinafter be referred to as the “Seasonality Cash Reserve Account.” The applications of funds from the Seasonality Cash Reserve Funds listed in the foregoing clauses (i) and (ii) of this Section 7.6.1 shall hereinafter be referred to as the “Eligible Seasonality Cash Reserve Applications.” Seasonality Cash Reserve Funds shall be disbursed and applied by Lender from time to time in accordance with Section 7.6.2.

7.6.2 Disbursements of Seasonality Cash Reserve Funds. So long as no Event of Default shall have occurred and be continuing, to the extent that the Cash Management Account or the applicable Reserve Account does not contain sufficient funds to make any payment of an Eligible Seasonality Cash Reserve Application when payable hereunder, Lender will, upon receipt of two (2) Business Days prior written request from Borrower, disburse from the Seasonality Cash Reserve Account on the applicable date, to the extent of the Seasonality Cash Reserve Fund then on deposit in the Seasonality Cash Reserve Account, amounts that, together with amounts disbursed from the Cash Management Account with respect to such Eligible Seasonality Cash Reserve Application, are sufficient to pay such Eligible Seasonality Cash Reserve Application. With respect to any requested disbursements for Approved Capital Expenditures, Major Capital Expenditures and Critical Capital Expenditures, Borrower shall also be required to satisfy the disbursement conditions of Section 7.7.2. Borrower agrees and acknowledges that neither the sufficiency or the insufficiency, nor the availability or unavailability, of the Seasonality Cash Reserve Funds shall constitute a limitation on the obligation of Borrower to make to make any payments required under the Loan Documents.

Section 7.7. Major Capital Improvement Reserve Account.

7.7.1. Deposit of Major Capital Improvement Reserve Funds. On the Closing Date, Borrower shall deposit with Lender funds in the amount of $0.00, which funds Borrower and Lender agree may be disbursed at any time to pay (including to reimburse Borrower or Manager for costs previously paid (including prior to the date of this Agreement), using capital contributions or any other funds available to Borrower or Manager, as applicable) for the Approved Capital Expenditures listed on Schedule XVII as provided in this Section 7.7, provided no Event of Default has occurred and is continuing. On or after January 1, 2011 and provided that no Event of Default is continuing, Borrower shall have the right to elect (by five (5) Business Days prior written notice to Lender) that any or all Excess Cash Flow, up to an amount not to exceed $15,000,000.00 in any Fiscal Year, be deposited with Lender for the purpose of establishing a reserve fund to pay for Major Capital Expenditures (as defined below), Approved Capital Expenditures and Critical Capital Expenditures. Amounts so deposited shall hereinafter be referred to as the “Major Capital Improvement Reserve Fund” and the account in which sums are held shall hereinafter be referred to as the “Major Capital Improvement Reserve Account.” Major Capital Improvement Reserve Funds shall be disbursed to Borrower from time to time in accordance with Section 7.7.2.

7.7.2. Release of Major Capital Improvement Reserve Account Funds.

(a) Provided that no Event of Default is continuing, Borrower shall have the right to request disbursements or transfers from the Major Capital Improvement Reserve Account to (i) pay costs to be incurred in connection with Capital Expenditures approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed) that were not included as Approved Capital Expenditures in the applicable Approved Annual Budget (“Major Capital Expenditures”), Approved Capital Expenditures and Critical Capital Expenditures at the Property; or (ii) reimburse Borrower for any amounts spent by Borrower in connection with

Major Capital Expenditures, Approved Capital Expenditures and Critical Capital Expenditures at the Property, including to reimburse Borrower or Manager for costs previously paid (including prior to the date of this Agreement), using capital contributions or any other funds available to Borrower or Manager, as applicable. All requests for disbursement or transfer of Major Capital Improvement Reserve Funds pursuant to this Section 7.7 shall be made no more frequently than twice in any thirty (30) day period by delivery of at least fifteen (15) Business Days prior written notice to Lender and Cash Management Bank specifying the amount and purpose of the required disbursement or transfer, and attaching appropriate supporting information reasonably acceptable to Lender.

(b) Lender shall disburse to Borrower the relevant Major Capital Improvement Reserve Funds upon satisfaction by Borrower of each of the following conditions:

(i) Lender shall have received an Officers’ Certificate (A) stating that all Major Capital Expenditures, Approved Capital Expenditures or Critical Capital Expenditures, as applicable, at the Property to be funded or reimbursed by the requested disbursement have been completed in good and workmanlike manner and in accordance with all Legal Requirements, Environmental Laws and any applicable budget approved by Lender in all material respects, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Major Capital Expenditures, Approved Capital Expenditures or Critical Capital Expenditures, as applicable, (B) identifying each Person that supplied materials or labor in connection with such Major Capital Expenditures, Approved Capital Expenditures or Critical Capital Expenditures, as applicable, performed at the Property with respect to the reimbursement to be funded by the requested disbursement, (C) stating that each such Person has been paid or will be paid in full (or for so much as is then due payable to such Person) upon such disbursement, such Officers’ Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, and (D) certifying that all funds previously disbursed from the Major Capital Improvement Reserve Account with respect to such Major Capital Expenditures, Approved Capital Expenditures or Critical Capital Expenditures, as applicable, have been applied by Borrower toward the expenses for which they were disbursed and the funds being requested will be applied to pay or reimburse for materials or work permitted hereunder and done in accordance herewith;

(ii) upon Lender’s reasonable request, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender; and

(iii) Lender has received evidence reasonably satisfactory to Lender that the materials for which the request is made are on-site at the Property and are properly secured or have been installed in the Property.

(c) Lender may, in its reasonable discretion, inspect the Property at Borrower’s expense prior to making a disbursement of Major Capital Improvement Reserve Funds with respect to Major Capital Expenditures, Approved Capital Expenditures or Critical Capital Expenditures in order to verify completion of such Major Capital Expenditures, Approved

Capital Expenditures for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional reasonably selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional reasonably acceptable to Lender prior to the disbursement of the requested Major Capital Improvement Reserve Funds. Borrower shall pay the actual out-of-pocket reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional. Lender’s disbursement of any Major Capital Improvement Reserve Funds or other acknowledgment of completion of any Major Capital Expenditures, Approved Capital Expenditures or Critical Capital Expenditures in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Major Capital Expenditures, Approved Capital Expenditures or Critical Capital Expenditures, as applicable, have been completed in accordance with Legal Requirements. The insufficiency of any balance in the Major Capital Improvement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

7.7.3. Notwithstanding anything contained herein to the contrary, Borrower may at any time direct Lender to apply any or all of the Major Capital Improvement Reserve Funds on deposit in the Major Capital Improvement Reserve Account to prepay the Loan, and Borrower shall not be required to pay Lender any interest which would have accrued on the amount so prepaid following the date of such prepayment.

Section 7.8. Existing Lien Reserve.

7.8.1. Deposits of Existing Lien Reserve Funds. On the date hereof, there is $1,438,386.02 currently on deposit in the Existing Lien Reserve. On the Closing Date, Borrower shall deposit with Lender funds in the amount of $40,530.00. Amounts do deposited shall hereinafter be referred to as the “Existing Lien Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Existing Lien Reserve Account.”

7.8.2. Disbursements from Existing Lien Reserve Account. Borrower shall have the right from time to time to disbursement of funds from the Existing Lien Reserve Funds, solely to pay the liens identified on Schedule XV attached hereto (the “Existing Liens”); provided, however, that Borrower may obtain a transfer of funds with respect to a specific Existing Lien from the Existing Lien Reserve Account to the FF&E Reserve Account as FF&E Reserve Funds upon delivery to Lender of (i) a release reasonably satisfactory to Lender of the specific Existing Lien for which the funds are proposed to be transferred together with an endorsement to the Title Insurance Policy satisfactory to Lender removing such Existing Lien as an exception to the coverage of the Title Insurance Policy or (ii) a bond satisfactory to Lender sufficient to remove such Existing Lien for which the funds are proposed to be transferred together with an endorsement to the Title Insurance Policy satisfactory to Lender removing such Existing Lien as an exception to the coverage of the Title Insurance Policy. Lender shall, within ten (10) days following request by Borrower, make disbursements from the Existing Lien Reserve Fund to pay to the holder of the applicable Existing Lien the amount secured by such Lien (or such amount as the holder of such Existing Lien has agreed to accept in settlement thereof) upon delivery by Borrower of Lender’s standard form of draw request and documentation satisfactory to Lender establishing that a release reasonably satisfactory to Lender releasing the Property from such

Existing Lien has been delivered into escrow and will be released and recorded in the applicable real property records, at Borrower’s expense, immediately upon Lender’s disbursement of the requested funds from the Existing Lien Reserve Account.

Section 7.9. Intentionally Omitted.

Section 7.10. Intentionally Omitted.

Section 7.11. Letter of Credit.

(a) If Borrower elects to deliver a Letter of Credit pursuant to the terms and provisions of Section 7.4.1, Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith, including, without limitation, any costs or expenses incurred in drawing down on such Letter of Credit. Borrower shall not be entitled to draw from any such Letter of Credit. Upon five (5) days notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the Interest Reserve Fund and/or a replacement Letter of Credit in such amounts such that the balance on deposit in the Interest Reserve Fund and the amount of any such replacement Letter of Credit is not less than the amount then required to be deposited therein in accordance with the terms and provisions of Section 7.4.1.

(b) Intentionally Omitted.

(c) Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine.

(d) In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and within ten (10) Business Days after Lender notifies Borrower in writing of such circumstance, Borrower shall fail to deliver to Lender a substitute Letter of Credit issued by an Eligible Institution. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

Section 7.12. Reserve Funds Generally.

(a) The Reserve Funds shall be held in one or more sub-accounts of the Cash Management Account and shall bear interest at a money market rate selected by Lender. All interest or other earnings on a Reserve Fund (other than the Tax and Insurance Escrow Fund) shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Borrower shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments provided (a) such investments are then regularly offered by Lender for accounts of this size, category and type, (b) such investments are permitted by applicable federal, state and local rules, regulations and laws, (c) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Fund was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds (other than the Tax and Insurance Escrow Fund). No other investments of the sums on deposit in the Reserve Funds shall be permitted except as set forth in this Section 7.12. Borrower shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.

(b) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

ARTICLE VIII.

DEFAULTS

Section 8.1. Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any portion of the Debt is not paid when due;

(ii) if any of the Taxes or Other Charges are not paid when the same are due and payable;

(iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender promptly upon request;

(iv) any Transfer occurs in violation of the provisions of this Agreement or the other Loan Documents;

(v) any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by or on behalf of any Borrower Party to Lender shall have been false in any material respect as of the date the representation or warranty was made; provided that if (A) such misrepresentation was not intentional, and (B) the condition causing the representation or warranty to be false is susceptible of being cured, the same shall be an Event of Default hereunder only if the same is not cured within thirty (30) days after written notice of such misrepresentation from Lender to Borrower; and provided further that if the condition causing the representation or warranty to be false is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such condition within such thirty (30) day period and thereafter diligently proceeds to cure the same, then such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Borrower in the exercise of due diligence to cure such condition, such additional period not to exceed one hundred and twenty (120) days;

(vi) Borrower shall make an assignment for the benefit of creditors;

(vii) a receiver, liquidator or trustee shall be appointed for Borrower (provided that the foregoing shall not apply to any “Supervisor” appointed under NRS Chapter 463B), or if Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii) Borrower or any other Borrower Party attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) Borrower breaches any of its respective negative covenants contained in Section 5.2 or Section 5.1.11, or Borrower or TSP Owner breaches any covenant contained in Section 4.1.29; provided that a breach of any such covenant shall not constitute an Event of Default if (A) such breach is inadvertent and non-recurring, (B) Borrower shall cure such breach within fifteen (15) Business Days after written notice of such breach from Lender to Borrower, or (C) with respect to a breach of any covenant contained in Section 4.1.29, within fifteen (15) Business Days after the request of Lender, Borrower delivers to Lender an Additional Insolvency Opinion, or a modification of the Insolvency Opinion, to the effect that such breach shall not in any way impair, negate or amend the opinions rendered in the Insolvency Opinion, which opinion or modification shall be in form and substance acceptable to Lender in its reasonable discretion;

(x) with respect to any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period prior to the existence of an Event of Default, Borrower or any other Borrower Party shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xi) any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xii) a material default by any Borrower Party has occurred and continues beyond any applicable cure period under any Material Operating Agreement if such default permits any other party thereunder to terminate or cancel such Material Operating Agreement or otherwise exercise remedies thereunder if such termination, cancellation or other exercise of remedies could reasonably be expected to have a Material Adverse Effect;

(xiii) Borrower ceases to operate and conduct its hotel and casino business at the Property or terminates such business for any reason whatsoever (other than as a result of Excusable Delay or a temporary cessation in connection with any continuous and diligent renovation or restoration of the Property following a Casualty or Condemnation);

(xiv) Intentionally Omitted.

(xv) any Gaming License relating to the Property shall be modified in any materially adverse respect, refused, suspended, revoked or canceled or allowed to lapse or if a notice of a material violation is issued under any such Gaming License by the applicable Gaming Authority or other Governmental Authority having jurisdiction, or any proceeding is commenced by any Gaming Authority or Governmental Authority for the purpose of modifying in any materially adverse respect, suspending, revoking or canceling any such Gaming License, or any Governmental Authority shall have appointed a conservator, supervisor or trustee to or for the Casino Component (provided that the foregoing shall not apply to any “Supervisor” appointed under NRS Chapter 463B) and, in each case of the foregoing, such action could reasonably be expected to (A) have a Material Adverse Effect, (B) materially and adversely effect the continued operation of the Casino Component in the usual course of business and in substantially the same manner and to at least the same standard as was maintained prior to such action, or (C) result in any material decrease in the then expected cash flow and revenues to be derived from the Casino Component;

(xvi) (A) a Reportable Event shall have occurred with respect to a Pension Plan, (B) the filing by Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a “distress termination” under the provisions of Section 4041 of ERISA, (C) the receipt of notice by Borrower, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (D) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (E) Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code and (F) Borrower or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, and in each case in clauses (A) through (F), such event or condition, together with all other such events or conditions, if any, could subject Borrower or any ERISA Affiliate to any taxes, penalties or other liabilities which would reasonably be expected to have a Material Adverse Effect;

(xvii) Borrower or any ERISA Affiliate (A) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan, and (B) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner which would, in each case, reasonably be expected to have a Material Adverse Effect; or

(xviii) Borrower or any other Borrower Party shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any of the other Loan Documents not specified in clauses (i) through (xvii) above, for ten (10) days after notice to Borrower or such other Borrower Party from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided that if such non monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred and twenty (120) days.

(b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, subject to applicable Gaming Laws, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, subject to applicable Gaming Laws, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, that Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay all costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date. Unless an Event of Default shall exist, all reasonable third party costs and expenses incurred by Borrower in connection with the foregoing shall be paid by Lender.

(c) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Subject to applicable law, Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX.

SPECIAL PROVISIONS

Section 9.1. Sale of Note and Securitization.

(a) Sale of Note and Securitization. Borrower acknowledges and agrees that Original Lender sold the Loan and the Loan Documents, and issued one or more participations therein, and consummated a private securitization of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”).

Section 9.2. Intentionally Omitted.

Section 9.3. Real Property Indemnifications.

(a) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (hereinafter defined) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable damages, of whatever kind or nature (including, but not limited, to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and arising out of or in any way relating to any one or more of the following (except in each case to the extent such Losses were caused as a result of the gross negligence or willful misconduct or breach of any Loan Document by any Indemnified Party):

(i) ownership of the Security Instrument, the Property or any interest therein or receipt of any Rents;

(ii) any amendment to, or restructuring of, the Debt, the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents;

(iii) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of the Security Instrument, the Loan Agreement, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding;

(iv) any accident, injury to, or death of, persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;

(v) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;

(vi) any failure on the part of Borrower to perform or be in compliance with any of the terms of the Security Instrument, the Note, the Loan Agreement or any of the other Loan Documents;

(vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof;

(viii) any failure of the Property to be in compliance with any Legal Requirements;

(ix) the enforcement by any Indemnified Party of the provisions of this Section 9.3;

(x) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Leases;

(xi) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan; or

(xii) any misrepresentation made by Borrower in the Security Instrument or any other Loan Document.

(b) Any amounts payable to Lender by reason of the application of this Section 9.3 shall become immediately due and payable and shall bear interest at the Default Rate from the date of such loss or damage sustained by Lender until paid. For purposes of this Section 9.3, the term “Indemnified Parties” means Lender, any Person who is or will have been involved in the servicing of the Loan (including, without limitation, Cash Management Bank), any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

(c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

(d) Intentionally Omitted.

(e) Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Borrower and any Indemnified Party and Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Borrower, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Borrower’s consent, which consent shall not be unreasonably withheld. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 9.4. Exculpation.

(a) Subject to the further qualifications of this Section 9.4, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section 9.4(a) shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of or any Guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; or (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property.

(b) The provisions of Section 9.4(a) shall not constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following from and after the date hereof:

(i) fraud or intentional, material misrepresentation by Borrower, Guarantor or any of their respective Affiliates;

(ii) any willful act of material waste of the Property or any damage to the Property arising from the intentional misconduct or gross negligence of Borrower, Guarantor or any of their respective principals;

(iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Security Instrument concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

(iv) the removal or disposal of any portion of the Property after an Event of Default;

(v) the misappropriation, intentional misapplication or conversion by Borrower or any of its Affiliates of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents following an Event of Default and not applied to Debt Service, Operating Expenses or otherwise paid to Lender, or (D) any Rents paid more than one (1) month in advance;

(vi) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property to the extent funds are available for such purpose in, or have been disbursed to Borrower for such purpose from, the Cash Management Account (it being understood that there shall be no recourse if Lender is obligated to apply such funds held in any applicable Reserve Account to pay the foregoing and fails to do so);

(vii) intentional failure by Borrower and Manager to continue to operate the Casino Component at any time in accordance with the requirements of Section 5.1.26 and any voluntary relinquishment of any material Gaming License by Borrower or Manager;

(viii) any security deposits, advance deposits or any other deposits collected by Borrower or any Borrower Party with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence; of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(ix) failure by any SPE Entity to maintain its status as a Single Purpose Entity as required by, and in accordance with, the terms and provisions of this Agreement or the Security Instrument if by reason thereof any of the assets of such SPE Entity are consolidated into the bankruptcy estate of any other Person;

(x) failure by Borrower to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Property as required by this Agreement or the Security Instrument; and

(xi) failure by Borrower to obtain Lender’s prior consent to any Transfer as required by this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) the Debt shall be fully recourse to Borrower in the event of: (A) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (B) the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which Borrower or Guarantor or any of their respective Affiliates, agents or employees colludes with or otherwise assists such other Person, or Borrower or Guarantor or any of their respective Affiliates, agents or employees soliciting, or causing to be solicited, petitioning creditors for an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (C) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (D) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; or (E) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

Section 9.5. Servicer

At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement. At no time shall Borrower be required to deal with more than two Servicers or agents with respect to the Loan.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Survival

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2. Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

Section 10.3. GOVERNING LAW.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO (i) LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING THE COLLECTION ACCOUNT, THE CASH MANAGEMENT ACCOUNT AND THE RESERVE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK AND (ii) LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY FEDERAL LAW (INCLUDING ALL TRADEMARKS AND COPYRIGHTS), WHICH SHALL BE

GOVERNED BY THE APPLICABLE FEDERAL LAW) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-140T OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company

80 State Street

Albany, NY 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by facsimile (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	c/o KeyBank Real Estate Capital
8115 Preston Road, Suite 800
Dallas, Texas 75225
Attention: Meade Hubby
Facsimile No.: (800) 393-0181

with a copy to:	Polsinelli Shughart PC
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112
Attention: Daniel J. Flanigan
Facsimile No.: (816) 753-1536

If to Borrower:	c/o Harrah’s Entertainment, Inc.
One Caesars Palace Drive
Las Vegas, Nevada 89109
Attention: General Counsel
Facsimile No.: (702) 407-6418

With a copy to:	Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
Attention: David W. Forti
Facsimile No.: (215) 994-2222

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 10.7. TRIAL BY JURY. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8. Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10. Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11. Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment and injunctive relief as appropriate.

Section 10.13. Expenses and Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender and required to be provided by Borrower pursuant to the Loan Documents as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the date hereof; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement and the other Loan Documents; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or the breach by Lender of this Agreement or any other Loan Documents.

(b) Borrower shall indemnify, defend and hold harmless Lender, Lender’s Affiliates and their respective officers, directors, agents, employees (and the successors and assigns of the foregoing) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of the making or holding or enforcement of the Loan, including, but not limited to any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, this Agreement or the other Loan Documents (collectively, the “Indemnified Liabilities”); provided, that Borrower shall not have any obligation to Lender hereunder to the extent such Indemnified Liabilities arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document by reason of a Borrower request and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14. Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15. Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16. No Joint Venture or Partnership. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

Section 10.17. No Third Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.18. Intentionally Deleted.

Section 10.19. Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.20. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.21. Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.22. Brokers and Financial Advisors.

(a) Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or its Affiliates in connection with the transactions contemplated herein. The provisions of this Section 10.22 shall survive the expiration and termination of this Agreement and the payment of the Debt.

(b) Lender hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Lender hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Lender in connection with the transactions contemplated herein. The provisions of this Section 10.22 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.23. Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.24. Intentionally Omitted.

Section 10.25. Quarterly Borrower Meetings.

(a) Upon written request by Lender or Servicer not less than fifteen (15) Business Days prior to Lender’s desired date, Borrower and its representatives, including, without limitation, the chief financial officer of Borrower and the executives of Borrower and Manager most familiar with the operation and business plans of the Hotel Component, the Casino Component and the TPA Component shall meet with representatives of Servicer and any holder of participation interests in the Loan (the “Lender Representatives”) at the Property and shall reasonably cooperate to respond to any questions from and to provide information requested by the Lender Representatives. In addition, the Lender Representatives shall have the right to inspect the Property and have collective meetings at the Property with on-site management, provided such inspections and meetings shall take place during normal business hours and Borrower shall receive reasonable advance notice thereof. Such inspections and meetings shall be for informational purposes only and Borrower shall not be required to adopt or implement any proposal, recommendation or suggestion made by the Lender Representatives. Borrower shall pay the reasonable costs and expenses incurred by the Lender Representatives in attending such inspections and meetings.

(b) Borrower’s obligations under this Section 10.27 shall terminate upon the earlier to occur of (i) the commencement of the First Extension Term and (ii) the date on which EBITDAM for the 12-month period ending on the date of termination is at least $40,000,000.00.

Section 10.26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

Section 10.27. Amendment and Restatement. This Agreement amends and restates the Existing Loan Agreement in its entirety.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

PHW LAS VEGAS, LLC, a Nevada limited liability company

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	President and Treasurer

[ADDITIONAL SIGNATURE PAGE TO FOLLOW]

LENDER:

WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-TFL2

By:	KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, as Authorized Agent

By:	/s/ C. Meade Hubby
Name:	C. Meade Hubby
Title:	Vice President

TSP Owner hereby executes this Agreement for the purpose of evidencing its agreement to be bound by the terms and provisions set forth in Section 5.2.11 hereof.

TSP OWNER LLC, a Delaware limited liability company

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	President and Treasurer

EXHIBITS

EXHIBIT A	-	LOAN DOCUMENTS

EXHIBIT B	-	PATRIOT ACT CERTIFICATION

SCHEDULES

I	-	ORGANIZATIONAL STRUCTURE CHART

II-A	-	RESORT LAND

II-B	-	HOTEL COMPONENT PREMISES

II-C	-	CASINO COMPONENT PREMISES

II-D	-	TPA COMPONENT PREMISES

II-E	-	UTILITY COMPONENT PREMISES

II-F	-	TIMESHARE PROJECT LAND

III	-	LEASES AND OCCUPANCY AGREEMENTS

IV	-	INTELLECTUAL PROPERTY COLLATERAL

V	-	BORROWER ACCOUNTS

VI	-	MATERIAL OPERATING AGREEMENTS

VII	-	OPERATING PERMITS

VIII	-	INTENTIONALLY OMITTED

IX	-	INTENTIONALLY OMITTED

X	-	INTENTIONALLY OMITTED

XI	-	PENSION PLANS AND MULTIEMPLOYER PLANS

XII	-	LABOR RELATIONS

XIII	-	APPROVED ANNUAL BUDGETS

XIV	-	EXCEPTIONS TO REPRESENTATIONS

XV	-	LIENS

XVI	-	SPECIAL ASSESSMENTS

XVII	-	APPROVED CAPITAL EXPENDITURES

EXHIBIT A

LOAN DOCUMENTS

[All documents are dated as of February 19, 2010 unless otherwise indicated.]

1.	Amended and Restated Loan Agreement

2.	Note

3.	Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing

4.	TSP Owner Security Instrument

5.	Assignment of Leases

6.	Assignment of Contracts

7.	Guaranty

8.	Environmental Indemnity

9.	Restricted Account Agreement (Access Restricted Immediately)

10.	Restricted Account Agreement (Access Restricted After Instructions)

11.	Cash Management Account Agreement

12.	Assignment of Management Agreement

13.	License Subordination Agreement

14.	Security Agreement (Copyrights)

15.	Security Agreement (Trademarks)

16.	Collateral Assignment of Interest Rate Cap Agreement

17.	Collateral Assignment of Timeshare Project Proceeds

18.	Pledge and Security Agreement

19.	O&M Agreement

20.	Post Closing Agreement

Exhibit A-1

21.	UCC-1 Financing Statement – Borrower (NV – All Assets)

22.	UCC-1 Financing Statement – Borrower (NV – Interest Rate Cap Agreement)

23.	UCC-1 Financing Statement – Borrower (Clark County, NV)

24.	UCC-1 Financing Statement – TSP Owner (DE)

25.	UCC-1 Financing Statement – TSP Owner (Clark County, Nevada)

Exhibit A-2

EXHIBIT B

PATRIOT ACT CERTIFICATION

Wells Fargo Bank, N.A., as Trustee for the

Credit Suisse First Boston Mortgage

Securities Corp. Commercial Mortgage Pass-

Through Certificates, Series 2007-TLF2

c/o KeyBank Real Estate Capital

8115 Preston Road, Suite 800

Dallas, Texas 75225

Attention: Meade Hubby

I,                      of                                         , certify that, to the best of my knowledge, none of the owners/shareholders, with a direct or indirect interest or beneficial interest in the entity (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC, Patriot Act or in any enabling legislation or other Presidential Executive Orders in respect thereof, or (iii) is currently under investigation by any Governmental Authority for alleged criminal activity or Patriot Act Offenses. For purposes hereof, the term “Patriot Act Offenses” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering; (C) the Bank Secrecy Act, as amended; (D) the Money Laundering Control Act of 1986, as amended; or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assts Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Government Authority or pursuant to any Executive Order of the President of the United States of America.

I have hereto made this certification on                     , 20    .

Signature:

Name:

Exhibit B-1

SCHEDULE I

ORGANIZATIONAL STRUCTURE CHART

[SEE ATTACHED]

Schedule I

Current PH Ownership Chart (upper-tier)

Jay Stout
Douglas P. Teitelbaum
Steven VanDyke
Shareholders (none more than 25%)
5%
5%
47.5% Manager
47.5% Manager
47.5%
47.5%
Bay Harbour Partners, Ltd., a Cayman exempted company (Board of Directors)
Investment Advisor
Bay Harbour Management, L.C. Florida limited liability company
Bay Harbour Holdings, LLC, a Delaware limited liability company
100%
General Partner
General Partner
Bay Harbour Master Ltd., a Cayman exempted company
Trophy Hunter Investments, Ltd., a Florida limited partnership
Bay Harbour 90-1, Ltd., a Florida limited partnership
33%
33%
33%
Bay Harbour Investors
Douglas P. Teitelbaum
Robert Earl
100%
Manager
Manager
100% Shareholder
BH Casino And Hospitality II LLC, a Delaware limited liability company
BH Casino And Hospitality LLC, a Delaware limited liability company
OCS Consultants, Inc., a Florida corporation
18.5% of the economic interests
50% of the voting interest
40.75% of the economic interests
50% of the voting interest
40.75% of the economic interests
Starwood Nevada Holdings, LLC, a Delaware limited liability company
BH/RE, L.L.C., a Nevada limited liability company (public company)

Note: percentage ownership of BH/RE, L.L.C. is slightly different than depicted as a result of a preemptive rights offering

See next slide for lower-tier structure

SCHEDULE II-A

RESORT LAND

PARCEL ONE (1):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NE AS SHOWN IN FILE 111, PAGE 85 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NE

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION: AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1, THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 1203.33 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 89°23’20” EAST, 252.84 FEET TO THE WESTERLY RIGHT-OF-WAY OF AUDRIE LANE; THENCE ALONG SAID WESTERLY RIGHT-OF- WAY, SOUTH 00º36’40” EAST, 141.47 FEET; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY, SOUTH 89°23’20” WEST, 252.84 FEET; THENCE NORTH 00°36’40” WEST, 141.47 FEET TO THE POINT OF BEGINNING.

PARCEL TWO (2):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL ND AS SHOWN IN FILE 111, PAGE 86 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

Schedule II-A-1

LEGAL DESCRIPTION

PARCEL ND

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH, THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 995.09 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 89°23’20” EAST, 208.25. FEET; THENCE SOUTH 00°36’40” EAST 130.25 FEET; THENCE SOUTH 89°27’06” WEST, 206.64 FEET; THENCE NORTH 00°24’51” WEST, 74.89 FEET; THENCE SOUTH 89°26’04” WEST 1.87 FEET; THENCE NORTH 00º36’40” WEST, 55.14 FEET TO THE POINT OF BEGINNING.

PARCEL THREE (3):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA18 AS SHOWN IN FILE 111, PAGE 96 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA18:

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST, 315.36 FEET ALONG THE SOUTH LINE OF SAID NORTHWEST QUARTER (NW 1/4) AND THE CENTERLINE OF SAID HARMON AVENUE; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 392.23 FEET; THENCE NORTH 00°28’50” WEST, 177.37 FEET TO THE

Schedule II-A-2

POINT OF BEGINNING; THENCE NORTH 00°58’05” WEST, 13.50 FEET; THENCE NORTH 89°26’34” EAST, 13.10 FEET; THENCE SOUTH 00°19’14” WEST, 2.01 FEET; THENCE NORTH 88°58’21” EAST, 2.57 FEET; THENCE SOUTH 00°44’18” EAST, 10.88 FEET; THENCE SOUTH 87°09’13” WEST, 15.58 FEET TO THE POINT OF BEGINNING.

PARCEL NA18 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL FOUR (4):

EXPLANATION

THIS LEGAL DESCRIBES PARCEL NA17 AS SHOWN IN FILE 111, PAGE 97 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA17:

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE ALONG THE SOUTH LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, NORTH 89°31’10” EAST, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EAST RIGHT-OF-WAY, NORTH 00°36’27” WEST, 190.49 FEET; THENCE DEPARTING SAID EAST RIGHT-OF-WAY, NORTH 89°23’33” EAST, 125.51 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°26’17” EAST, 28.49 FEET; THENCE SOUTH 00°22’17” EAST, 17.42 FEET; THENCE SOUTH 88°42’49” WEST, 7.89 FEET; THENCE NORTH 00°41’59” WEST, 10.28 FEET; THENCE SOUTH 88°57’02” WEST, 20.52 FEET; THENCE NORTH 00°33’51” WEST, 7.41 FEET TO THE POINT OF BEGINNING.

PARCEL NA17 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

Schedule II-A-3

PARCEL FIVE (5):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA7 AS SHOWN IN FILE 111, PAGE 98 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA7

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 416.51 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’33” EAST, 436.67 FEET TO THE POINT OF BEGINNING; THENCE NORTH 45°12’47” EAST, 2.26 FEET; THENCE NORTH 24°20’07” EAST, 42.08 FEET; THENCE NORTH 65°15’05” EAST, 17.37 FEET; THENCE NORTH 89°21’48” EAST, 43.37 FEET; THENCE NORTH 59°33’09” EAST, 33.81 FEET; THENCE NORTH 72°29’03” EAST, 59.84 FEET; THENCE SOUTH 64°39’13” EAST, 13.45 FEET; THENCE SOUTH 55°25’35” WEST, 9.45 FEET; THENCE SOUTH 25°15’30” EAST, 8.73 FEET; THENCE SOUTH 24°28’49” WEST, 13.76 FEET; THENCE NORTH 65°40’35” WEST, 7.37 FEET; THENCE SOUTH 23°19’04” WEST, 29.88 FEET; THENCE NORTH 64°56’42” WEST, 25.44 FEET; THENCE SOUTH 60°12’34” WEST, 4.24 FEET; THENCE SOUTH 24º17’28” WEST, 15.74 FEET; THENCE SOUTH 64°37’10” EAST, 18.23 FEET; THENCE SOUTH 24°13’36” WEST, 16.26 FEET; THENCE NORTH 65°46’24” WEST, 34.86 FEET; THENCE SOUTH 89°24’55” WEST, 56.22 FEET; THENCE SOUTH 64°19’48” WEST, 36.37 FEET; THENCE NORTH 45°48’06” WEST, 5.16 FEET TO THE POINT OF BEGINNING.

PARCEL NA7 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

Schedule II-A-4

PARCEL SIX (6):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA5 AS SHOWN IN FILE 111, PAGE 99 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA5

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 433.44 FEET; THENCE NORTH 00°45’37” WEST, 132.98 FEET; THENCE NORTH 89°23’33” EAST, 79.88 FEET TO THE POINT OF BEGINNING; THENCE NORTH 62°47’57” EAST, 6.33 FEET; THENCE SOUTH 25°54’06” EAST, 7.11 FEET; THENCE SOUTH 62°47’57” WEST, 2.09 FEET; THENCE SOUTH 00°03’19” EAST, 2.47 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO 1; THENCE CONTINUING SOUTH 00°03’19” EAST, 23.04 FEET; THENCE SOUTH 89°37’20” WEST, 6.88 FEET; THENCE NORTH 00°03’19” WEST, 22.98 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE CONTINUING NORTH 00°03’19” WEST, 7.03 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA: BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE NORTH 89°08’33” EAST, 6.88 FEET TO THE AFOREMENTIONED POINT NO. 1; THENCE SOUTH 00°03’19” EAST, A SLOPE DISTANCE OF 18.59 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 32°32’40” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 3; THENCE SOUTH 89°08’33” WEST 6.88 FEET; THENCE NORTH 00°03’19” WEST, A SLOPE DISTANCE OF 18.59 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 32°32’40” TO THE POINT OF BEGINNING.

Schedule II-A-5

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 3; THENCE SOUTH 00°03’19” EAST, 7.37 FEET; THENCE SOUTH 89°37’20” WEST, 6.88 FEET; THENCE NORTH 00°03’19” WEST, 7.31 FEET; THENCE NORTH 89°08’33” EAST, 6.88 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL SEVEN (7):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA16 AS SHOWN IN FILE 111, PAGE 100 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA16

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EAST RIGHT-OF-WAY, NORTH 00º36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, ALONG SAID EAST RIGHT-OF-WAY 114.38 FEET; THENCE DEPARTING SAID EAST RIGHT-OF-WAY, NORTH 89º23’20” EAST, 372.54 FEET; THENCE SOUTH 00°36’40” EAST, 55.06 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°46’32” EAST, 8.53 FEET; THENCE SOUTH 89º25’26” WEST, 25.25 FEET; THENCE SOUTH 00°38’15” EAST, 26.32 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 1; THENCE SOUTH 00°36’55” EAST, 15.65 FEET; THENCE SOUTH

Schedule II-A-6

89°21’31” WEST, 11.73 FEET; THENCE NORTH 00°38’29” WEST, 2.45 FEET; THENCE SOUTH 89°23’05” WEST, 91.95 FEET; THENCE SOUTH 00º38’29” EAST, 2.51 FEET; THENCE SOUTH 89°21’31” WEST, 10.51 FEET; THENCE NORTH 00°36’55” WEST, 15.67 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE NORTH 00°36’55” WEST, 48.54 FEET; THENCE NORTH 89°16’02” EAST, 13.84 FEET; THENCE SOUTH 00°46’36” EAST, 13.48 FEET; THENCE SOUTH 89°28’45” WEST, 2.88 FEET; THENCE SOUTH 00°38’29” EAST, 25.56 FEET; THENCE NORTH 89°21’31” EAST, 91.45 FEET; THENCE NORTH 00°38’29” WEST, 25.37 FEET; THENCE NORTH 89°28’45” EAST, 36.96 FEET TO THE POINT OF BEGINNING.

PARCEL NA16 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 1; THENCE SOUTH 00°36’55” EAST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 32º32’40”; THENCE SOUTH 89°21’31” WEST, 11.73 FEET; THENCE NORTH 00°38’29” WEST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 32°32’40”; THENCE NORTH 89°23’05” EAST, 11.73 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE NORTH 89°21’31” EAST, 10.51 FEET; THENCE SOUTH 00°38’29” EAST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 32°32’40”; THENCE SOUTH 89°21’31” WEST, 10.51 FEET; THENCE NORTH 00°36’55” WEST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 32°32’40” TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL EIGHT (8):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA6 AS SHOWN IN FILE 112, PAGE 01 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

Schedule II-A-7

LEGAL DESCRIPTION

PARCEL NA6

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 136.35 FEET; THENCE NORTH 00°36’12” WEST, 60.97 FEET; THENCE NORTH 64°18’14” EAST, 7.27 FEET; THENCE NORTH 00°28’50” WEST, 156.32 FEET TO THE POINT OF BEGINNING; THENCE NORTH 25°41’08” WEST, 60.80 FEET; THENCE NORTH 64°40’35” EAST, 16.80 FEET; THENCE NORTH 00°36’39” WEST, 48.88 FEET; THENCE SOUTH 64°25’33” EAST, 5.15 FEET; THENCE SOUTH 80°16’36” EAST, 91.67 FEET; THENCE SOUTH 64°54’45” EAST, 3.97 FEET; THENCE SOUTH 02°40’26” WEST, 23.31 FEET; THENCE SOUTH 03°36’30” EAST, 27.47 FEET; THENCE SOUTH 10°37’10” EAST, 27.53 FEET; THENCE SOUTH 13°40’17” EAST, 8.67 FEET; THENCE SOUTH 84°56’14” WEST, 26.94 FEET; THENCE NORTH 00°52’53” WEST, 61.11 FEET; THENCE SOUTH 89°14’29” WEST, 42.05 FEET; THENCE SOUTH 00°32’12” EAST, 51.30 FEET; THENCE SOUTH 64°21’04” WEST, 28.09 FEET TO THE POINT OF BEGINNING.

PARCEL NA6 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL NINE (9):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA15 AS SHOWN IN FILE 112, PAGE 02 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

Schedule II-A-8

LEGAL DESCRIPTION

PARCEL NA15

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND SAID STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 447.36 FEET; THENCE SOUTH 00°36’40” EAST, 55.03 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°26’12” EAST, 38.01 FEET; THENCE SOUTH 00°46’32” EAST, 8.60 FEET; THENCE SOUTH 89°05’01” WEST, 27.96 FEET; THENCE SOUTH 00°14’52” EAST, 39.33 FEET; THENCE SOUTH 87°01’19” WEST, 3.51 FEET; THENCE SOUTH 24°23’31” WEST, 35.22 FEET; THENCE SOUTH 65°26’29” EAST, 9.23 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 1; THENCE CONTINUING SOUTH 65°26’29” EAST, 16.30 FEET; THENCE SOUTH 24°23’35” WEST, 9.37 FEET; THENCE NORTH 65°36’25” WEST, 21.81 FEET; THENCE NORTH 24°23’35” EAST, 3.89 FEET; THENCE NORTH 65°25’32” WEST, 9.78 FEET; THENCE NORTH 24°22’24” EAST, 38.73 FEET; THENCE NORTH 00°33’30” WEST, 47.51 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 1; THENCE SOUTH 65°26’29” EAST, A SLOPE DISTANCE OF 13.26 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 33’57’56” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE SOUTH 24°23’35” WEST, 5.53 FEET; THENCE NORTH 65°29’41” WEST, A SLOPE DISTANCE OF 13.26 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 33°57’56”; THENCE NORTH 24°23’35” EAST, 5.54 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE OF ELEVATION OF 2134.06 FEET AND AN UPPER PLANE ELEVATION OF 2141.47 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE SOUTH 65°26’29” EAST, 5.30 FEET; THENCE SOUTH 24°23’35” WEST, 9.37 FEET; THENCE NORTH 65°36’25” WEST, 5.30 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 3; THENCE NORTH 24º23’35” EAST, 9.37 FEET TO THE POINT OF BEGINNING.

Schedule II-A-9

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER PLANE ELEVATION OF 2141.47 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 3; THENCE NORTH 65°36’25” WEST, A SLOPE DISTANCE OF 4.69 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 36°32’38” TO A POINT HEREINAFTER REFERRED TO AS POINT NO.4; THENCE NORTH 24º23’35” EAST, 3.86 FEET; THENCE SOUTH 65°29’41” EAST, A SLOPE DISTANCE OF 4.69 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 36°32’38”; THENCE SOUTH 24º23’35” WEST, 3.86 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 4; THENCE NORTH 65°36’25” WEST, 12.76 FEET; THENCE NORTH 24°23’35” EAST, 3.89 FEET; THENCE SOUTH 65°29’41” EAST, 12.76 FEET; THENCE SOUTH 24°23’35” WEST, 3.86 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL TEN (10):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL PAT AS SHOWN IN FILE 112, PAGE 04 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

Schedule II-A-10

LEGAL DESCRIPTION

PARCEL PAT

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE NORTH 80°44’46” EAST, 187.61 FEET TO THE POINT OF BEGINNING; THENCE NORTH 02°04’49” WEST, 38.87 FEET; THENCE SOUTH 89°36’50” WEST, 16.34 FEET; THENCE NORTH 83°50’21” WEST, 35.70 FEET; THENCE NORTH 75°34’09” WEST, 27.60 FEET; THENCE NORTH 69°25’08” WEST, 18.35 FEET; THENCE NORTH 62°34’11” WEST, 33.98 FEET; THENCE NORTH 54°17’49” WEST, 29.97 FEET; THENCE NORTH 46°59’34” WEST, 22.74 FEET; THENCE NORTH 40°08’28” WEST, 32.00 FEET; THENCE NORTH 33°03’43” WEST, 3.07 FEET; THENCE SOUTH 61°18’57” WEST, 0.73 FEET; THENCE NORTH 28°46’21” WEST, 38.64 FEET; THENCE NORTH 61°19’02” EAST, 0.28 FEET; THENCE NORTH 24°57’05” WEST, 12.99 FEET; THENCE NORTH 12°44’50” WEST, 18.14 FEET; THENCE SOUTH 84°42’26” WEST, 3.21 FEET; THENCE NORTH 13°40’17” WEST, 8.67 FEET; THENCE NORTH 10°37’10” WEST, 27.53 FEET; THENCE NORTH 03°36’30” WEST, 27.47 FEET; THENCE NORTH 02°40’26” EAST, 23.31 FEET; THENCE NORTH 64°54’45” WEST, 3.97 FEET; THENCE NORTH 24°28’49” EAST, 33.82 FEET; THENCE NORTH 65°31’11” WEST, 4.25 FEET; THENCE NORTH 00°39’39” WEST, 60.07 FEET; THENCE NORTH 89°01’26” EAST, 19.25 FEET; THENCE SOUTH 65°34’40” EAST, 12.39 FEET; THENCE NORTH 24°25’20” EAST, 43.25 FEET; THENCE NORTH 66°35’56” WEST, 4.97 FEET; THENCE NORTH 24°06’10” EAST, 21.38 FEET; THENCE SOUTH 65°48’52” EAST, 7.53 FEET; THENCE NORTH 24°00’35” EAST, 11.67 FEET; THENCE NORTH 65°10’06” WEST, 7.52 FEET; THENCE NORTH 25°15’30” WEST, 17.50 FEET; THENCE NORTH 55°25’35” EAST, 30.03 FEET; THENCE NORTH 61°17’00” EAST, 32.67 FEET; THENCE NORTH 68°21’59” EAST, 31.51 FEET; THENCE NORTH 75°44’49” EAST, 32.54 FEET; THENCE NORTH 83°01’01” EAST, 33.90 FEET; THENCE SOUTH 86°40’14” EAST, 59.11 FEET; THENCE SOUTH 75°46’00” EAST, 35.94 FEET; THENCE SOUTH 68°09’42” EAST, 33.08 FEET; THENCE SOUTH 61°04’29” EAST, 30.30 FEET; THENCE SOUTH 32°30’36” WEST, 36.71 FEET; THENCE NORTH 54°27’18” WEST, 5.39 FEET; THENCE SOUTH 36°38’59” WEST, 17.12 FEET; THENCE SOUTH 53°35’09” EAST, 33.83 FEET; THENCE SOUTH 46°47’07” EAST, 26.51 FEET; THENCE SOUTH 39°34’43” EAST, 26.17 FEET; THENCE NORTH 54°07’26” EAST, 53.90 FEET; THENCE SOUTH 32°21’53” EAST, 30.56 FEET; THENCE SOUTH 26°23’44” EAST, 20.09 FEET; THENCE SOUTH 19°10’09” EAST, 42.76 FEET; THENCE SOUTH 75°35’22” WEST, 38.87 FEET; THENCE SOUTH 10°13’49” EAST, 33.15 FEET; THENCE SOUTH 02°48’12” EAST, 23.39 FEET; THENCE SOUTH 03°34’14” WEST, 29.14 FEET; THENCE SOUTH 82°45’54” EAST, 38.91 FEET; THENCE SOUTH 10°51’38” WEST, 30.72 FEET; THENCE SOUTH 18°09’27” WEST, 32.09 FEET; THENCE SOUTH 25°25’38” WEST, 22.92 FEET; THENCE NORTH 62°57’05” WEST, 53.76 FEET; THENCE SOUTH 27°25’45” WEST, 9.17 FEET; THENCE SOUTH 32°58’15” WEST, 24.74 FEET; THENCE SOUTH 39°40’27” WEST, 24.73 FEET; THENCE SOUTH 46°56’53” WEST, 27.39 FEET; THENCE SOUTH 39°34’42” EAST, 52.83 FEET; THENCE SOUTH 51°59’10” WEST, 30.54 FEET; THENCE SOUTH 61°07’08” WEST, 33.91 FEET; THENCE SOUTH 69°09’29” WEST, 30.78 FEET; THENCE SOUTH 75°32’27” WEST, 32.50 FEET; THENCE SOUTH 83°29’29” WEST, 35.64 FEET TO THE POINT OF BEGINNING.

Schedule II-A-11

EXCEPTING THEREFROM PARCEL NB14 AS SHOWN IN FILE 111, PAGE 94 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89º31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00º36’27” WEST, 155.30 FEET; THENCE NORTH 89º31’10” EAST, 365.00 FEET; THENCE NORTH 00º36’27” WEST, 150.00 FEET; THENCE SOUTH 89º31’10” WEST, 590 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT OF WAY, NORTH 00º36’27” WEST, 434.07 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89º23’33” EAST, 618.50 FEET TO THE POINT OF BEGINNING; THENCE NORTH 23º51’47” EAST, 36.68 FEET; THENCE SOUTH 68º09’41” EAST, 46.13 FEET; THENCE SOUTH 21º50’19” WEST, 19.46 FEET; THENCE SOUTH 54º36’20” WEST, 22.48 FEET; THENCE NORTH 65º22’54” WEST, 35.30 FEET TO THE POINT OF BEGINNING.

PARCEL NB14 HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

PARCEL PAT HAS AN UPPER ELEVATION OF INFINITY.

PARCEL ELEVEN (11):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA4 AS SHOWN IN FILE 112, PAGE 05 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

Schedule II-A-12

LEGAL DESCRIPTION

PARCEL NA4

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 665.61 FEET; THENCE SOUTH 00°35’55” EAST, 39.49 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°24’05” EAST, 9.64 FEET; THENCE SOUTH 00°35’39” EAST, 32.12 FEET; THENCE SOUTH 88°57’10” WEST, 9.35 FEET; THENCE NORTH 01°06’33” WEST, 32.19 FEET TO THE POINT OF BEGINNING.

PARCEL NA4 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2125.80 FEET.

PARCEL TWELVE (12):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA12 AS SHOWN IN FILE 112, PAGE 06 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA12

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30

Schedule II-A-13

FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 655.01 FEET; THENCE SOUTH 00°35’55” EAST, 38.24 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°24’05” EAST, 4.10 FEET; THENCE SOUTH 00°42’53” EAST, 3.25 FEET; THENCE NORTH 89°24’05” EAST, 5.33 FEET; THENCE SOUTH 00°35’55” EAST, 20.93 FEET; THENCE SOUTH 89°28’24” WEST, 9.39 FEET; THENCE NORTH 00°42’53” WEST, 24.17 FEET TO THE POINT OF BEGINNING.

PARCEL NA12 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2134.29 FEET.

PARCEL THIRTEEN (13):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA13 AS SHOWN IN FILE 112, PAGE 07 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA13

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 558.63 FEET; THENCE SOUTH 00°38’05” EAST, 39.64 FEET TO THE POINT OF BEGINNING; THENCE NORTH

Schedule II-A-14

89°30’29” EAST, 18.63 FEET; THENCE SOUTH 01°07’37” EAST, 4.21 FEET; THENCE SOUTH 89°29’40” WEST, 2.50 FEET; THENCE SOUTH 00°29’31” EAST, 16.19 FEET; THENCE SOUTH 89°30’29” WEST, 16.17 FEET; THENCE NORTH 00°29’31” WEST, 20.40 FEET TO THE POINT OF BEGINNING.

PARCEL NA13 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL FOURTEEN (14):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA AS SHOWN IN FILE 112, PAGE 08 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 136.35 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 453.65 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY NORTH 89°23’20” EAST, 995.09 FEET; THENCE SOUTH 00°36’40” EAST, 55.14 FEET; THENCE NORTH 89°26’04” EAST, 1.87 FEET; THENCE SOUTH 00°24’51” EAST, 77.63 FEET; THENCE SOUTH 89°21’10” WEST, 122.55 FEET; THENCE NORTH 00°33’56” WEST, 77.83 FEET; THENCE SOUTH 89°26’04” WEST, 60.22 FEET; THENCE SOUTH 00°38’26” EAST, 78.74 FEET; THENCE NORTH 89°42’33” EAST, 0.11 FEET; THENCE SOUTH 00°40’41” EAST, 135.10 FEET; THENCE NORTH 75°46’00” WEST, 0.21 FEET; THENCE NORTH 86°40’14” WEST, 59.11 FEET; THENCE SOUTH 83°01’01” WEST, 33.90 FEET; THENCE SOUTH 75°44’49” WEST, 32.54 FEET; THENCE SOUTH 68°21’59” WEST, 31.51

Schedule II-A-15

FEET; THENCE SOUTH 61°17’00” WEST, 32.67 FEET; THENCE SOUTH 55°25’35” WEST, 30.03 FEET; THENCE SOUTH 25°15’30” EAST, 17.50 FEET; THENCE SOUTH 65°10’06” EAST, 7.52 FEET; THENCE SOUTH 24°00’35” WEST, 11.67 FEET; THENCE NORTH 65°48’52” WEST, 7.53 FEET; THENCE SOUTH 24º06’10” WEST, 21.38 FEET; THENCE SOUTH 66°35’56” EAST, 4.97 FEET; THENCE SOUTH 24°25’20” WEST, 43.25 FEET; THENCE NORTH 65°34’40” WEST, 12.39 FEET; THENCE SOUTH 89°01’26” WEST, 19.25 FEET; THENCE SOUTH 00°39’39” EAST, 60.07 FEET; THENCE SOUTH 65°31’11” EAST, 4.25 FEET; THENCE SOUTH 24°28’49” WEST, 33.82 FEET; THENCE SOUTH 64°54’45” EAST, 3.97 FEET; THENCE SOUTH 02°40’26” WEST, 23.31 FEET; THENCE SOUTH 03°36’30” EAST, 27.47 FEET; THENCE SOUTH 10°37’10” EAST, 27.53 FEET; THENCE SOUTH 13°40’17” EAST, 8.67 FEET; THENCE NORTH 84°42’26” EAST, 3.21 FEET; THENCE SOUTH 12°44’50” EAST, 18.14 FEET; THENCE SOUTH 24°57’05” EAST, 12.99 FEET; THENCE SOUTH 61°19’02” WEST, 0.28 FEET; THENCE SOUTH 64°45’39” WEST, 97.70 FEET; THENCE SOUTH 25°14’21” EAST, 74.12 FEET; THENCE SOUTH 64°18’14” WEST, 61.67 FEET; THENCE SOUTH 00°36’12” EAST, 60.97 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM PARCEL NB8 AS SHOWN IN FILE 111, PAGE 87 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 214.60 FEET; THENCE DEPARTING SAID NORTH LINE, SOUTH 00º36’40” EAST, 29.96 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°16’02” EAST, 40.64 FEET; THENCE SOUTH 00°43’58” EAST, 1.15 FEET; THENCE SOUTH 89°13’24” WEST, 8.31 FEET; THENCE SOUTH 00°46’36” EAST, 14.85 FEET; THENCE SOUTH 89°16’02” WEST, 15.66 FEET; THENCE SOUTH 00°43’58” EAST, 34.30 FEET; THENCE SOUTH 01°01’23” EAST, 39.73 FEET; THENCE SOUTH 88°58’37” WEST, 20.42 FEET; THENCE NORTH 00°28’57” WEST, 58.65 FEET; THENCE NORTH 88°43’35” EAST, 3.58 FEET; THENCE NORTH 01°16’25” WEST, 31.46 FEET TO THE POINT OF BEGINNING.

PARCEL NB8 HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

Schedule II-A-16

FURTHER EXCEPTING THEREFROM PARCEL NB10 AS SHOWN IN FILE 111, PAGE 92 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

PARCEL “1”

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21; THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 937.26 FEET; THENCE DEPARTING SAID NORTH LOT LINE, SOUTH 00°36’40” EAST, 63.05 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°34’34” EAST, 8.11 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT “A”; THENCE SOUTH 00º07’36” WEST, 16.90 FEET; THENCE SOUTH 89°34’34” WEST, 8.11 FEET; THENCE NORTH 00°07’36” EAST, 16.90 FEET TO THE POINT OF BEGINNING.

PARCEL “1” OF PARCEL NB 10 HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

TOGETHER WITH THE FOLLOWING DESCRIBED AREA;

PARCEL “2”

BEGINNING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 89°34’34” EAST, 8.11 FEET; THENCE SOUTH 00°07’36” WEST, 16.90 FEET; THENCE SOUTH 89°34’34” WEST, 8.11 FEET; THENCE NORTH 00°07’36” EAST, 16.90 FEET TO THE POINT OF BEGINNING.

PARCEL “2” OF PARCEL NB10 HAS A LOWER PLANE ELEVATION OF 2111.29 FEET AND AN UPPER PLANE ELEVATION OF 2117.29 FEET.

PARCEL NA HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

PARCEL FIFTEEN (15):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA2 AS SHOWN IN FILE 112, PAGE 09 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

Schedule II-A-17

LEGAL DESCRIPTION

PARCEL NA2

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 136.35 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 271.50 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT “A”; THENCE CONTINUING SOUTH 89°31’10” WEST, 182.15 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 995.09 FEET; THENCE SOUTH 00º36’40” EAST, 55.14 FEET; THENCE SOUTH 89°26’04” WEST, 148.98 FEET; THENCE SOUTH 00°36’01” EAST, 47.55 FEET; THENCE SOUTH 89°26’44” WEST, 32.00 FEET; THENCE SOUTH 00°40’41” EAST, 166.27 FEET; THENCE NORTH 75°46’00” WEST, 0.21 FEET; THENCE NORTH 86°40’14” WEST, 59.11 FEET; THENCE SOUTH 83°01’01” WEST, 33.90 FEET; THENCE SOUTH 75°44’49” WEST, 32.54 FEET; THENCE SOUTH 68°21’59” WEST, 31.51 FEET; THENCE SOUTH 61°17’00” WEST, 32.67 FEET; THENCE SOUTH 55°25’35” WEST, 30.03 FEET; THENCE SOUTH 25°15’30” EAST, 17.50 FEET; THENCE SOUTH 65°10’06” EAST, 7.52 FEET; THENCE SOUTH 24°00’35” WEST, 11.67 FEET; THENCE NORTH 65°48’52” WEST, 7.53 FEET; THENCE SOUTH 24°06’10” WEST, 21.38 FEET; THENCE SOUTH 66°35’56” EAST, 4.97 FEET; THENCE SOUTH 24°25’20” WEST, 43.25 FEET; THENCE NORTH 65°34’40” WEST, 12.39 FEET; THENCE SOUTH 89°01’26” WEST, 19.25 FEET; THENCE SOUTH 00°39’39” EAST, 60.07 FEET; THENCE SOUTH 65°31’11” EAST, 4.25 FEET; THENCE SOUTH 24°28’49” WEST, 33.82 FEET; THENCE NORTH 64°54’45” EAST, 3.97 FEET; THENCE SOUTH 02°40’26” WEST, 23.31 FEET; THENCE SOUTH 03°36’30” EAST, 27.47 FEET; THENCE SOUTH 10°37’10” EAST, 27.53 FEET; THENCE SOUTH 13°40’17” EAST, 8.67 FEET; THENCE NORTH 84°42’26” EAST, 3.21 FEET; THENCE SOUTH 12°44’50” EAST, 18.14 FEET; THENCE SOUTH 24°57’05” EAST, 12.99 FEET; THENCE SOUTH 61°19’02” WEST, 0.28 FEET; THENCE SOUTH 64°45’39” WEST, 97.70 FEET; THENCE SOUTH 25°14’21” EAST, 74.12 FEET; THENCE SOUTH 64°18’14” WEST, 61.67 FEET; THENCE SOUTH 00°36’12” EAST, 60.97 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL:

COMMENCING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 00°39’34” WEST, 1.97 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 00°39’34” WEST, 10.80 FEET; THENCE NORTH 89°20’28” EAST, 1.61 FEET; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 1.61 FEET TO THE POINT OF BEGINNING.

Schedule II-A-18

THE ABOVE DESCRIBED PARCEL HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER PLANE ELEVATION OF 2145.29.

FURTHER EXCEPTING THEREFROM THE FOLLOWING PARCELS:

PARCEL NB4 AS SHOWN IN FILE 111, PAGE 91 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 433.44 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 77.92 FEET; THENCE NORTH 00°28’50” WEST, 0.67 FEET; THENCE SOUTH 88°18’38” WEST, 0.59 FEET; THENCE NORTH 00°37’21” WEST, 7.89 FEET; THENCE NORTH 88°16’52” WEST, 1.62 FEET; THENCE NORTH 46°39’43” WEST, 16.82 FEET; THENCE NORTH 00°48’13” WEST, 17.49 FEET; THENCE NORTH 44°55’10” EAST, 17.07 FEET; THENCE SOUTH 79°38’00” EAST, 1.58 FEET; THENCE NORTH 00°21’54” WEST, 14.09 FEET; THENCE SOUTH 89°38’05” WEST, 4.75 FEET; THENCE NORTH 00°33’20” WEST, 47.23 FEET; THENCE NORTH 81°49’18” WEST, 7.02 FEET; THENCE NORTH 00°45’04” WEST, 44.10 FEET; THENCE NORTH 89°45’05” EAST, 11.13 FEET; THENCE NORTH 00°24’46” WEST 6.76 FEET; THENCE NORTH 89°25’28” EAST, 78.69 FEET; THENCE SOUTH 00°45’37” EAST, 162.76 FEET TO THE POINT OF BEGINNING.

PARCEL NB4 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER ELEVATION OF INFINITY.

PARCEL NB5 AS SHOWN IN FILE 111, PAGE 88 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21; THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH

Schedule II-A-19

LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 246.93 FEET; THENCE DEPARTING SAID NORTH LOT LINE, SOUTH 00°36’40” EAST, 29.89 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°46’36” EAST, 24.98 FEET; THENCE SOUTH 89°26’21” WEST, 20.14 FEET; THENCE NORTH 00°33’37” WEST, 8.60 FEET; THENCE SOUTH 89°26’23” WEST, 11.35 FEET; THENCE SOUTH 00°33’37” EAST, 8.60 FEET; THENCE SOUTH 89°31’31” WEST, 32.59 FEET; THENCE SOUTH 01°00’06” EAST, 135.40 FEET; THENCE SOUTH 88°56’33” WEST, 6.03 FEET; THENCE NORTH 00°50’48” WEST, 40.45 FEET; THENCE SOUTH 89°09’12” WEST, 37.37 FEET; THENCE SOUTH 47°07’07” WEST, 60.66 FEET; THENCE SOUTH 89°08’03” WEST, 1.67 FEET; THENCE SOUTH 00°51’57” EAST, 2.48 FEET; THENCE SOUTH 89°08’03” WEST, 15.40 FEET; THENCE NORTH 45°06’44” WEST, 11.67 FEET; THENCE NORTH 00°41’40” WEST, 15.49 FEET; THENCE NORTH 44°39’23” EAST, 14.74 FEET; THENCE NORTH 89°22’28” EAST, 5.69 FEET; THENCE NORTH 05°16’55” EAST, 54.19 FEET; THENCE SOUTH 89°10’56” WEST, 4.06 FEET; THENCE NORTH 45°11’33” WEST, 4.59 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 13.91 FEET, FROM WHICH THE RADIUS BEARS NORTH 39°50’17” WEST, THENCE NORTHWESTERLY ALONG SAID CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 167°59’03”, AN ARC LENGTH OF 40.78 FEET TO A POINT OF NON-TANGENCY TO WHICH A RADIAL LINE BEARS NORTH 51°51’14” WEST; THENCE ALONG A NON-TANGENT LINE NORTH 44°52’42” WEST, 4.64 FEET; THENCE NORTH 00°35’26” WEST, 34.07 FEET; THENCE NORTH 43°59’53” EAST, 7.54 FEET; THENCE NORTH 88°49’23” EAST, 26.50 FEET; THENCE NORTH 01°10’37” WEST, 9.22 FEET; THENCE NORTH 89°16’16” EAST, 153.53 FEET TO THE POINT OF BEGINNING.

PARCEL NB5 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER ELEVATION OF INFINITY.

PARCEL NB13 AS SHOWN IN FILE 111, PAGE 95 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, DESCRIBED AS FOLLOWS:

A CYLINDER HAVING A 32.09 FOOT RADIUS BEING A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 0033 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY

Schedule II-A-20

RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 373.97 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’33” EAST, 507.55 FEET TO THE RADIUS POINT OF SAID CYLINDER AND BEING THE POINT OF BEGINNING.

PARCEL NB13 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER PLANE ELEVATION OF 2171.85 FEET.

PARCEL NA2 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER ELEVATION OF INFINITY.

PARCEL SIXTEEN (16):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA14 AS SHOWN IN FILE 112, PAGE 11 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA14

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 459.06 FEET; THENCE NORTH 00°28’50” WEST, 1.81 FEET TO A POINT HEREINAFTER REFERRED AS POINT NO. 1, SAME POINT BEING THE POINT OF BEGINNING; THENCE NORTH 00°39’34” WEST, 10.80 FEET; THENCE NORTH 89°20’26” EAST, 52.83 FEET; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 52.83 FEET TO POINT OF BEGINNING.

Schedule II-A-21

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2145.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 1; THENCE NORTH 00°39’34” WEST, 10.80 FEET; THENCE NORTH 89°20’26” EAST, A SLOPE DISTANCE OF 16.41 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 33°15’50” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, A SLOPE DISTANCE OF 16.41 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 33°15’50” TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2126.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE NORTH 89°20’26” EAST, 7.11 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 3; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 7.11 FEET; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2126.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 3; THENCE NORTH 89°20’26” EAST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 31°46’28” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 4; THENCE SOUTH 00º39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 31°46’28”; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2126.29 FEET AND AN UPPER PLANE ELEVATION OF 2136.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 4; THENCE NORTH 89°20’26” EAST, 2.94 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 5; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 2.94 FEET; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2136.29.

Schedule II-A-22

TOGETHER WITH THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 5; THENCE NORTH 89°20’26” EAST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 31°46’28”; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 31°46’28”; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2136.29 FEET AND AN UPPER PLANE ELEVATION OF 2145.29 FEET.

PARCEL SEVENTEEN (17):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA1 AS SHOWN IN FILE 112, PAGE 10 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA1

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 511.36 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 78.64 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 995.09 FEET; THENCE SOUTH 00°36’40” EAST, 55.14 FEET; THENCE SOUTH 89°26’04” WEST, 238.13 FEET; THENCE NORTH 00°36’12” WEST, 24.94 FEET; THENCE SOUTH 89°24’05” WEST, 171.48 FEET; THENCE NORTH 01°02’20” WEST, 6.54 FEET; THENCE SOUTH 89°21’55” WEST, 41.81

Schedule II-A-23

FEET; THENCE SOUTH 00°23’47” EAST, 6.50 FEET; THENCE SOUTH 89°21’10” WEST, 30.06 FEET; THENCE SOUTH 00°27’18” WEST, 25.12 FEET; THENCE SOUTH 89°26’12” WEST, 266.06 FEET; THENCE NORTH 00°46’36” WEST, 24.98 FEET; THENCE SOUTH 89°16’16” WEST, 153.53 FEET; THENCE SOUTH 01°10’37” EAST, 9.22 FEET; THENCE SOUTH 88°49’23” WEST, 26.50 FEET; THENCE SOUTH 43°59’53” WEST, 7.54 FEET; THENCE SOUTH 00°35’26” EAST, 34.07 FEET; THENCE SOUTH 44°52’42” EAST, 4.64 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 13.91 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 51°51’14” EAST; THENCE SOUTHEASTERLY ALONG SAID CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 167°59’03”, AN ARC LENGTH OF 40.78 FEET TO A POINT OF NON-TANGENCY, A RADIAL LINE TO SAID POINT BEARS SOUTH 39°50’17” EAST; THENCE ALONG A NON-TANGENT LINE SOUTH 45°11’33” EAST, 4.59 FEET; THENCE NORTH 89°10’56” EAST, 4.06 FEET; THENCE SOUTH 05°16’55” WEST, 54.19 FEET; THENCE SOUTH 89°22’28” WEST, 5.69 FEET; THENCE SOUTH 44°39’23” WEST, 14.74 FEET; THENCE SOUTH 00°41’40” EAST, 15.49 FEET; THENCE SOUTH 45°06’44” EAST, 11.67 FEET; THENCE NORTH 89°08’03” EAST, 15.40 FEET; THENCE SOUTH 00°51’57” EAST, 3.09 FEET; THENCE SOUTH 45°34’44” EAST, 20.69 FEET; THENCE NORTH 89°51’51” EAST, 7.08 FEET; THENCE NORTH 00°36’08” WEST, 10.54 FEET; THENCE NORTH 89°22’51” EAST, 8.64 FEET; THENCE SOUTH 00°51’36” EAST, 6.32 FEET; THENCE NORTH 89°23’00” EAST, 70.00 FEET; THENCE NORTH 00°37’00” WEST, 2.46 FEET; THENCE NORTH 89°21’39” EAST, 42.47 FEET; THENCE SOUTH 00°34’21” EAST, 2.48 FEET; THENCE NORTH 89°23’00” EAST, 9.86 FEET; THENCE NORTH 00°43’19” WEST, 22.52 FEET; THENCE NORTH 89°15’40” EAST, 8.51 FEET; THENCE SOUTH 00°42’30” EAST, 2.77 FEET; THENCE NORTH 89°17’30” EAST, 109.10 FEET; THENCE NORTH 01°05’27” WEST, 2.82 FEET; THENCE NORTH 89°48’50” EAST, 8.27 FEET; THENCE SOUTH 65°42’02” EAST, 42.12 FEET; THENCE SOUTH 25°03’42” WEST, 5.05 FEET; THENCE SOUTH 65°27’22” EAST, 25.40 FEET; THENCE NORTH 11°28’05” EAST, 0.61 FEET; THENCE SOUTH 65°22’40” EAST, 39.03 FEET; THENCE SOUTH 24°17’06” WEST, 24.04 FEET; THENCE SOUTH 63°36’49” EAST, 9.33 FEET; THENCE SOUTH 01°01’35” WEST, 10.31 FEET; THENCE SOUTH 25°00’58” WEST, 43.66 FEET; SOUTH 65°55’32” EAST, 27.15 FEET; THENCE SOUTH 24°20’07” WEST, 74.69 FEET; THENCE SOUTH 45°12’47” WEST, 2.26 FEET; THENCE SOUTH 45°48’06” EAST, 19.04 FEET; THENCE NORTH 89°40’45” EAST, 3.70 FEET; THENCE NORTH 04°12’09” EAST, 1.49 FEET; THENCE NORTH 88°19’56” EAST, 4.28 FEET; THENCE SOUTH 00°41’26” EAST, 62.53 FEET; THENCE SOUTH 89°37’37” WEST, 8.30 FEET; THENCE SOUTH 00°36’39” EAST, 60.49 FEET; THENCE SOUTH 64°40’35” WEST, 16.80 FEET; THENCE SOUTH 25°41’08” EAST, 60.80 FEET; THENCE SOUTH 64°22’54” WEST, 87.94 FEET; THENCE NORTH 24°50’35” WEST, 3.46 FEET; THENCE SOUTH 65°09’25” WEST, 6.45 FEET; THENCE SOUTH 24°50’35” EAST, 3.51 FEET; THENCE SOUTH 64°23’08” WEST, 139.31 FEET; THENCE NORTH 25°54’06” WEST, 37.43 FEET; THENCE SOUTH 89°01’31” WEST, 19.00 FEET; THENCE NORTH 00°44’18” WEST, 34.11 FEET; THENCE SOUTH 88°58’21” WEST, 2.57 FEET; THENCE NORTH 00°19’14” EAST, 2.01 FEET; THENCE SOUTH 89°26’21” WEST, 133.64 FEET; THENCE SOUTH 00°24’46” EAST, 34.83 FEET; THENCE SOUTH 89°45’05” WEST, 11.13 FEET; THENCE SOUTH 00°45’04” EAST, 44.10 FEET; THENCE SOUTH 81°49’18” EAST, 7.02 FEET; THENCE SOUTH 00°33’20” EAST, 47.23 FEET; THENCE NORTH 89°38’05”

Schedule II-A-24

EAST, 4.75 FEET; THENCE SOUTH 00°21’54” EAST, 14.09 FEET; THENCE NORTH 79°38’00” WEST, 1.58 FEET; THENCE SOUTH 44°55’10” WEST, 17.07 FEET; THENCE SOUTH 00°48’13” EAST, 17.49 FEET; THENCE SOUTH 46°39’43” EAST, 16.82 FEET; THENCE SOUTH 88°16’52” EAST, 1.62 FEET; THENCE SOUTH 00°37’21” EAST, 7.89 FEET; THENCE NORTH 88°18’38” EAST, 0.59 FEET; THENCE SOUTH 00°28’50” EAST, 0.67 FEET TO THE POINT OF BEGINNING.

PARCEL NA1 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL EIGHTEEN (18):

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS, EGRESS, PARKING, UTILITIES, MAINTENANCE AND OTHER USES AS PROVIDED FOR IN THAT CERTAIN “CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMENT” BY AND BETWEEN ALADDIN GAMING, LLC, ALADDIN BAZAAR, LLC AND ALADDIN MUSIC HOLDINGS, LLC, RECORDED MARCH 2, 1998 IN BOOK 980302 AS INSTRUMENT NO. 00003 AND RE-RECORDED MARCH 24, 1998 IN BOOK 980324 AS INSTRUMENT NO. 01111 AND RE-RECORDED MAY 29, 1998 IN BOOK 980529 AS INSTRUMENT NO. 02358 AND RE-RECORDED OCTOBER 22, 1998 IN BOOK 981022 AS INSTRUMENT NO. 00509 AS AMENDED BY MEMORANDUM OF AMENDMENT AND RATIFICATION OF REA RECORDED NOVEMBER 20, 2000 IN BOOK 20001120 AS INSTRUMENT NO. 00858, AS AMENDED BY SECOND AMENDMENT OF CONSTRUCTION, OPERATION RECIPROCAL EASEMENT AGREEMENT RECORDED MARCH 31, 2003 IN BOOK 20030331 AS INSTRUMENT NO. 04875, AS ASSIGNED BY “ASSIGNMENT AND ASSUMPTION OF RECIPROCAL EASEMENT AGREEMENT” RECORDED SEPTEMBER 1, 2004 IN BOOK 20040901 AS INSTRUMENT NO. 00285 OF OFFICIAL RECORDS, AS MODIFIED BY A DOCUMENT DECLARING MODIFICATIONS THEREOF RECORDED NOVEMBER 17, 2005 IN BOOK 20051117 AS INSTRUMENT NO. 05802 OF OFFICIAL RECORDS OF CLARK COUNTY, NEVADA.

PARCEL NINETEEN (19):

A NON-EXCLUSIVE RIGHT TO USE THAT CERTAIN MULTI-LEVEL PARKING STRUCTURE AND SURFACE-LEVEL PARKING FACILITIES AS SET FORTH IN THAT CERTAIN “MEMORANDUM OF COMMON PARKING AREA USE AGREEMENT” BY AND BETWEEN ALADDIN GAMING, LLC AND ALADDIN BAZAAR, LLC RECORDED MARCH 2, 1998 IN BOOK 980302 AS INSTRUMENT NO. 00005 AND RE-RECORDED MAY 29, 1998 IN BOOK 980529 AS INSTRUMENT NO. 02360 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA RECORDS.

NOTE: THE ABOVE METES AND BOUNDS LEGAL DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED DECEMBER 11, 2006 IN BOOK 20061211 AS INSTRUMENT NO. 0002551 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

Schedule II-A-25

SCHEDULE II-B

HOTEL COMPONENT PREMISES

[SEE ATTACHED]

Schedule II-B

SCHEDULE II-B

HOTEL COMPONENT PREMISES

Real property in the City of Las Vegas, County of Clark, State of Nevada, described as follows:

PARCEL ONE (1):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NE AS SHOWN IN FILE 111, PAGE 85 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NE

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION: AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1, THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 1203.33 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 89°23’20” EAST, 252.84 FEET TO THE WESTERLY RIGHT-OF-WAY OF AUDRIE LANE; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY, SOUTH 00°36’40” EAST, 141.47 FEET; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY, SOUTH 89°23’20” WEST, 252.84 FEET; THENCE NORTH 00°36’40” WEST, 141.47 FEET TO THE POINT OF BEGINNING.

PARCEL TWO (2):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL ND AS SHOWN IN FILE 111, PAGE 86 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL ND

SC.II B - 1

A PORTION OF LOT I AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96 PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 1C7.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH, THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’70” EAST, 995.09 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 89°23’20” EAST, 208.25. FEET; THENCE SOUTH 00°36’40” EAST 130.25 FEET; THENCE SOUTH 89°27’06” WEST, 206.64 FEET; THENCE NORTH 00°24’51” WEST, 74.89 FEET; THENCE SOUTH 89°26’04” WEST 1.87 FEET; THENCE NORTH 00°36’40” WEST, 55.14 FEET TO THE POINT OF BEGINNING.

PARCEL THREE (3):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA18 AS SHOWN IN FILE 111, PAGE 96 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA18:

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89 31’10” EAST, 315.36 FEET ALONG THE SOUTH LINE OF SAID NORTHWEST QUARTER (NW 1/4) AND THE CENTERLINE OF SAID HARMON AVENUE; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 392.23 FEET; THENCE NORTH 00°28’50” WEST, 177.37 FEET TO THE POINT OF BEGINNING; THENCE NORTH 00°58’05” WEST, 13.50 FEET; THENCE NORTH 89°26’34” EAST, 13.10 FEET; THENCE SOUTH 00°19’14” WEST, 2.01 FEET; THENCE NORTH 88°58’21” EAST, 2.57 FEET; THENCE SOUTH 00°44’18” EAST, 10.88 FEET; THENCE SOUTH 87°09’13” WEST, 15.58 FEET TO THE POINT OF BEGINNING.

SC.II B - 2

PARCEL NA18 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL FOUR (4):

EXPLANATION

THIS LEGAL DESCRIBES PARCEL NA17 AS SHOWN IN FILE 111, PAGE 97 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA17

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE ALONG THE SOUTH LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, NORTH 89°31’10” EAST, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EAST RIGHT-OF-WAY, NORTH 00°36’27” WEST, 190.49 FEET; THENCE DEPARTING SAID EAST RIGHT-OF-WAY, NORTH 89°23’33” EAST, 125.51 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°26’17” EAST, 28,49 FEET; THENCE SOUTH 00°22’17” EAST, 17.42 FEET; THENCE SOUTH 88°42’49” WEST, 7.89 FEET; THENCE NORTH 00°41’59” WEST, 10.28 FEET; THENCE SOUTH 88°57’02” WEST, 20.52 FEET; THENCE NORTH 00°33’51” WEST, 7.41 FEET TO THE POINT OF BEGINNING.

PARCEL NA17 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL FIVE (5):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA7 AS SHOWN IN FILE 111, PAGE 98 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION:

PARCEL NA7

SC.II B - 3

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315,36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 416.51 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’33” EAST, 436.67 FEET TO THE POINT OF BEGINNING; THENCE NORTH 45°12’47” EAST, 2.26 FEET; THENCE NORTH 24°20’07” EAST, 42.08 FEET; THENCE NORTH 65°15’05” EAST, 17.37 FEET; THENCE NORTH 89°21’48” EAST, 43.37 FEET; THENCE NORTH 59°33’09” EAST, 33.81 FEET; THENCE NORTH 72°29’03” EAST, 59.84 FEET; THENCE SOUTH 64°39’13” EAST, 13.45 FEET; THENCE SOUTH 55°25’35” WEST, 9.45 FEET; THENCE SOUTH 25°15’30” EAST, 8.73 FEET; THENCE SOUTH 24°28’49” WEST, 13.76 FEET; THENCE NORTH 65°40’35” WEST, 7.37 FEET; THENCE SOUTH 23°19’04” WEST, 29.88 FEET; THENCE NORTH 64°56’42” WEST, 25.44 FEET; THENCE SOUTH 60°12’34” WEST, 4.24 FEET; THENCE SOUTH 24°17’28” WEST, 15.74 FEET; THENCE SOUTH 64°37’10” EAST, 18.23 FEET; THENCE SOUTH 24°13’36” WEST, 16.26 FEET; THENCE NORTH 65°46’24” WEST, 34.86 FEET; THENCE SOUTH 89°24’55” WEST, 56.22 FEET; THENCE SOUTH 64°19’48” WEST, 36.37 FEET; THENCE NORTH 45°48’06” WEST, 5.16 FEET TO THE POINT OF BEGINNING.

PARCEL NA7 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL SIX (6):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA5 AS SHOWN IN FILE 111, PAGE 99 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

SC.II B - 4

LEGAL DESCRIPTION:

PARCEL NA5

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 433.44 FEET; THENCE NORTH 00°45’37” WEST, 132.98 FEET; THENCE NORTH 89°23’33” EAST, 79.88 FEET TO THE POINT OF BEGINNING; THENCE NORTH 62°47’57” EAST, 6.33 FEET; THENCE SOUTH 25°54’06” EAST, 7.11 FEET; THENCE SOUTH 62°47’57” WEST, 2.09 FEET; THENCE SOUTH 00°03’19” EAST, 2.47 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO 1; THENCE CONTINUING SOUTH 00°03’19” EAST, 23.04 FEET; THENCE SOUTH 89°37’20” WEST, 6.88 FEET; THENCE NORTH 00°03’19” WEST, 22.98 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE CONTINUING NORTH 00°03’19” WEST, 7.03 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA: BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE NORTH 89°08’33” EAST, 6.88 FEET TO THE AFOREMENTIONED POINT NO. 1; THENCE SOUTH 00°03’19” EAST, A SLOPE DISTANCE OF 18.59 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 32°32’40” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 3; THENCE SOUTH 89°08’33” WEST 6.88 FEET; THENCE NORTH 00°03’19” WEST, A SLOPE DISTANCE OF 18.59 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 32°32’40” TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 3; THENCE SOUTH 00°03’19” EAST, 7.37 FEET; THENCE SOUTH 89°37’20” WEST, 6.88 FEET; THENCE NORTH 00°03’19” WEST, 7.31 FEET; THENCE NORTH 89°08’33” EAST, 6.88 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL SEVEN (7):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA16 AS SHOWN IN FILE 111, PAGE 100 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

SC.II B - 5

LEGAL DESCRIPTION

PARCEL NA16

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE; SOUTH 89°31’10” WEST, 590.00 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EAST RIGHT-OF-WAY, NORTH 00°36’27” WE5T, 691.42 FEET; THENCE NORTH 00°54’27” WEST, ALONG SAID EAST RIGHT-OF-WAY 114.38 FEET; THENCE DEPARTING SAID EAST RIGHT-OF-WAY, NORTH 89°23’20” EAST, 372.54 FEET; THENCE SOUTH 00°36’40” EAST, 55.06 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°46’32” EAST, 8.53 FEET; THENCE SOUTH 89°25’26” WEST, 25.25 FEET; THENCE SOUTH 00°38’15” EAST, 26.32 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 1; THENCE SOUTH 00°36’55” EAST, 15.65 FEET; THENCE SOUTH 89°21’31” WEST, 11.73 FEET; THENCE NORTH 00°38’29” WEST, 2.45 FEET; THENCE SOUTH 89°23’05” WEST, 91.95 FEET; THENCE SOUTH 00°38’29” EAST, 2.51 FEET; THENCE SOUTH 89°21’31” WEST, 10.51 FEET; THENCE NORTH 00°36’55” WEST, 15.67 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE NORTH 00°36’55” WEST, 48.54 FEET; THENCE NORTH 89°16’02” EAST, 13.84 FEET; THENCE SOUTH 00°46’36” EAST, 13.48 FEET; THENCE SOUTH 89°28’45” WEST, 2.88 FEET; THENCE SOUTH 00°38’29” EAST, 25.56 FEET; THENCE NORTH 89°21’31” EAST, 91.45 FEET; THENCE NORTH 00°38’29” WEST, 25.37 FEET; THENCE NORTH 89°28’45” EAST, 36.96 FEET TO THE POINT OF BEGINNING.

PARCEL NA16 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 1; THENCE SOUTH 00°36’55” EAST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 32°32’40”; THENCE SOUTH 89°21’31” WEST, 11.73 FEET; THENCE NORTH 00°38’29” WEST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 32°32’40”; THENCE NORTH 89°23’05” EAST, 11.73 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

SC.II B - 6

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE NORTH 89°21’31” EAST, 10.51 FEET; THENCE SOUTH 00°38’29” EAST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 32°32’40”; THENCE SOUTH 89°21’31” WEST, 10.51 FEET; THENCE NORTH 00°36’55” WEST, A SLOPE DISTANCE OF 18.57 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 32°32’40” TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL EIGHT (8):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA6 AS SHOWN IN FILE 112, PAGE 01 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA6

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 136.35 FEET; THENCE NORTH 00°36’12” WEST, 60.97 FEET; THENCE NORTH 64°18’14” EAST, 7.27 FEET; THENCE NORTH 00°28’50” WEST, 156.32 FEET TO THE POINT OF BEGINNING; THENCE NORTH 25°41’08” WEST, 60.80 FEET; THENCE NORTH 64°40’35” EAST, 16.80 FEET; THENCE NORTH 00°36’39” WEST, 48.88 FEET; THENCE SOUTH 64°25’33” EAST, 5.15 FEET; THENCE SOUTH 80°16’36” EAST, 91.67 FEET; THENCE SOUTH 64°54’45” EAST, 3.97 FEET; THENCE SOUTH 02°40’26” WEST, 23.31 FEET; THENCE SOUTH 03°36’30” EAST, 27.47 FEET; THENCE SOUTH 10°37’10” EAST, 27.53 FEET; THENCE SOUTH 13°40’17” EAST, 8.67 FEET; THENCE SOUTH 84°56’14” WEST, 26.94 FEET; THENCE NORTH 00°52’53” WEST, 61.11 FEET; THENCE SOUTH 89°14’29” WEST, 42.05 FEET; THENCE SOUTH 00°32’12” EAST, 51.30 FEET; THENCE SOUTH 64°21’04” WEST, 28.09 FEET TO THE POINT OF BEGINNING.

PARCEL NA6 HAS A LOWER PLANE ELEVATION OF 2134.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

SC.II B - 7

PARCEL NINE (9):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA15 AS SHOWN IN FILE 112, PAGE 02 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA15

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND SAID STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 447.36 FEET; THENCE SOUTH 00°36’40” EAST, 55.03 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°26’12” EAST, 38.01 FEET; THENCE SOUTH 00°46’32” EAST, 8.60 FEET; THENCE SOUTH 89°05’01” WEST, 27.96 FEET; THENCE SOUTH 00°14’52” EAST, 39.33 FEET; THENCE SOUTH 87°01’19” WEST, 3.51 FEET; THENCE SOUTH 24°23’31” WEST, 35.22 FEET; THENCE SOUTH 65°26’29” EAST, 9.23 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 1; THENCE CONTINUING SOUTH 65°26’29” EAST, 16.30 FEET; THENCE SOUTH 24°23’35” WEST, 9.37 FEET; THENCE NORTH 65°36’25” WEST, 21.81 FEET; THENCE NORTH 24°23’35” EAST, 3.89 FEET; THENCE NORTH 65°25’32” WEST, 9.78 FEET; THENCE NORTH 24°22’24” EAST, 38.73 FEET; THENCE NORTH 00°33’30” WEST, 47.51 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 1; THENCE SOUTH 65°26’29” EAST, A SLOPE DISTANCE OF 13.26 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 33°57’56” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE SOUTH 24°23’35” WEST, 5.53 FEET; THENCE NORTH 65°29’41” WEST, A SLOPE DISTANCE OF 13.26 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 33°57’56”; THENCE NORTH 24°23’35” EAST, 5.54 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE OF ELEVATION OF 2134.06 FEET AND AN UPPER PLANE ELEVATION OF 2141.47 FEET.

SC.II B - 8

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE SOUTH 65°26’29” EAST, 5.30 FEET; THENCE SOUTH 24°23’35” WEST, 9.37 FEET; THENCE NORTH 65°36’25” WEST, 5.30 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 3; THENCE NORTH 24°23’35” EAST, 9.37 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER PLANE ELEVATION OF 2141.47 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 3; THENCE NORTH 65°36’25” WEST, A SLOPE DISTANCE OF 4.69 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 36°32’38” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 4; THENCE NORTH 24°23’35” EAST, 3.86 FEET; THENCE SOUTH 65°29’41” EAST, A SLOPE DISTANCE OF 4.69 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 36°32’38”; THENCE SOUTH 24°23’35” WEST, 3.86 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER ELEVATION OF 2144.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 4; THENCE NORTH 65°36’25” WEST, 12.76 FEET; THENCE NORTH 24°23’35” EAST, 3.89 FEET; THENCE SOUTH 65°29’41” EAST, 12.76 FEET; THENCE SOUTH 24°23’35” WEST, 3.86 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2134.06 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL TEN (10):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL PAT AS SHOWN IN FILE 112, PAGE 04 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL PAT

SC.II B - 9

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’77” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE: NORTH 00°36’27” WEST, 150.00 FEET; THENCE NORTH 80°44’46” EAST, 187.61 FEET TO THE POINT OF BEGINNING; THENCE NORTH 02°04’49” WEST, 38.87 FEET; THENCE SOUTH 89°36’50” WEST, 16.34 FEET; THENCE NORTH 83°50’71” WEST, 35.70 FEET; THENCE NORTH 75°34’09” WEST, 27.60 FEET; THENCE NORTH 69°25’08” WEST, 18.35 FEET; THENCE NORTH 62°34’11” WEST, 33.98 FEET; THENCE NORTH 54°17’49” WEST, 29.97 FEET; THENCE NORTH 46°59’34” WEST, 22.74 FEET; THENCE NORTH 40°08’28” WEST, 32.00 FEET; THENCE NORTH 33°03’43” WEST, 3.07 FEET; THENCE SOUTH 61°18’57” WEST, 0.73 FEET; THENCE NORTH 28°46’71” WEST, 38.64 FEET; THENCE NORTH 61°19’02” EAST, 0.28 FEET; THENCE NORTH 24°57’05” WEST, 12.99 FEET; THENCE NORTH 12°44’50” WEST, 18.14 FEET; THENCE SOUTH 84°42’26” WEST, 3.21 FEET; THENCE NORTH 13°40’17” WEST, 8.67 FEET; THENCE NORTH 10°37’10” WEST, 27.53 FEET; THENCE NORTH 03°36’30” WEST, 27.47 FEET; THENCE NORTH 02°40’26” EAST, 23.31 FEET; THENCE NORTH 64°54’45” WEST, 3.97 FEET; THENCE NORTH 24°28’49” EAST, 33.82 FEET; THENCE NORTH 65°31’11” WEST, 4.25 FEET; THENCE NORTH 00°39’39” WEST, 60.07 FEET; THENCE NORTH 89°01’26” EAST, 19.25 FEET; THENCE SOUTH 65°34’40” EAST, 12.39 FEET; THENCE NORTH 24°25’20” EAST, 43.25 FEET; THENCE NORTH 66°35’56” WEST, 4.97 FEET; THENCE NORTH 24°06’10” EAST, 21.38 FEET; THENCE SOUTH 65°48’52” EAST, 7.53 FEET; THENCE NORTH 24°00’35” EAST, 11.67 FEET; THENCE NORTH 65°10’06” WEST, 7.52 FEET; THENCE NORTH 25°15’30” WEST, 17.50 FEET; THENCE NORTH 55°25’35” EAST, 30.03 FEET; THENCE NORTH 61°17’00” EAST, 32.67 FEET; THENCE NORTH 68°21’59” EAST, 31.51 FEET; THENCE NORTH 75°44’49” EAST, 32.54 FEET; THENCE NORTH 83°01’01” EAST, 33.90 FEET; THENCE SOUTH 86°40’14” EAST, 59.11 FEET; THENCE SOUTH 75°46’00” EAST, 35.94 FEET; THENCE SOUTH 68°09’42” EAST, 33.08 FEET; THENCE SOUTH 61°04’79” EAST, 30.30 FEET; THENCE SOUTH 32°30’36” WEST, 36.71 FEET; THENCE NORTH 54°27’18” WEST, 5.39 FEET; THENCE SOUTH 36°38’59” WEST, 17.12 FEET; THENCE SOUTH 53°35’09” EAST, 33.83 FEET; THENCE SOUTH 46°47’07” EAST, 26.51 FEET; THENCE SOUTH 39°34’43” EAST, 26.17 FEET; THENCE NORTH 54°07’26” EAST, 53.90 FEET; THENCE SOUTH 32°21’53” EAST, 30.56 FEET; THENCE SOUTH 26°23’44” EAST, 20.09 FEET; THENCE SOUTH 19°10’09” EAST, 42.76 FEET; THENCE SOUTH 75°35’22” WEST, 38.87 FEET; THENCE SOUTH 10°13’49” EAST, 33.15 FEET; THENCE SOUTH 02°48’12” EAST, 23.39 FEET; THENCE SOUTH 03°34’14” WEST, 29.14 FEET; THENCE SOUTH 82°45’54” EAST, 38.91 FEET; THENCE SOUTH 10°51’38” WEST, 30.72 FEET; THENCE SOUTH 18°09’27” WEST, 32.09 FEET; THENCE SOUTH 25°25’38” WEST, 22.92 FEET; THENCE NORTH 62°57’05” WEST, 53.76 FEET; THENCE SOUTH 27°25’45” WEST, 9.17 FEET; THENCE SOUTH 32°58’15” WEST, 24.74 FEET; THENCE SOUTH 39°40’77” WEST, 24.73 FEET; THENCE SOUTH 46°56’53” WEST, 27.39 FEET; THENCE SOUTH 39°34’42” EAST, 52.83 FEET; THENCE SOUTH 51°59’10” WEST, 30.54 FEET; THENCE SOUTH 61°07’08” WEST, 33.91 FEET; THENCE SOUTH 69°09’29” WEST, 30.78 FEET; THENCE SOUTH 75°32’77” WEST, 32.50 FEET; THENCE SOUTH 83°29’29” WEST, 35.64 FEET TO THE POINT OF BEGINNING.

SC.II B - 10

EXCEPTING THEREFROM PARCEL NB14 AS SHOWN IN FILE 111, PAGE 94 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590 FEET TO THE EAST RIGHT OF WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT OF WAY, NORTH 00°36’27” WEST, 434.07 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’33” EAST, 618.50 FEET TO THE POINT OF BEGINNING; THENCE NORTH 23°51’47” EAST, 36.68 FEET; THENCE SOUTH 68°09’41” EAST, 46.13 FEET; THENCE SOUTH 21°50’19” WEST, 19.46 FEET; THENCE SOUTH 54°36’20” WEST, 22.48 FEET; THENCE NORTH 65°22’54” WEST, 35.30 FEET TO THE POINT OF BEGINNING.

PARCEL NB14 HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

PARCEL PAT HAS AN UPPER ELEVATION OF INFINITY.

PARCEL ELEVEN (11):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA4 AS SHOWN IN FILE 112, PAGE 05 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA4

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 665.61 FEET; THENCE SOUTH 00°35’55” EAST, 39.49 FEET TO THE POINT OF BEGINNING; THENCE

SC.II B - 11

NORTH 89°24’05” EAST, 9.64 FEET; THENCE SOUTH 00°35’39” EAST, 32.12 FEET; THENCE SOUTH 88°57’10” WEST, 9.35 FEET; THENCE NORTH 01°06’33” WEST, 32.19 FEET TO THE POINT OF BEGINNING.

PARCEL NA4 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2125.80 FEET.

PARCEL TWELVE (12):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA12 AS SHOWN IN FILE 112, PAGE 06 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA12

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE: SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590 00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 655.01 FEET; THENCE SOUTH 00°35’55” EAST, 38.24 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°24’05” EAST, 4.10 FEET; THENCE SOUTH 00°42’53” EAST, 3.25 FEET; THENCE NORTH 89°24’05” EAST, 5.33 FEET; THENCE SOUTH 00°35’55” EAST, 20.93 FEET; THENCE SOUTH 89°28’24” WEST, 9.39 FEET; THENCE NORTH 00°42’53” WEST, 24.17 FEET TO THE POINT OF BEGINNING.

PARCEL NA12 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2134.29 FEET.

PARCEL THIRTEEN (13):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA13 AS SHOWN IN FILE 112, PAGE 07 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

SC.II B - 12

LEGAL DESCRIPTION

PARCEL NA13

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 558.63 FEET; THENCE SOUTH 00°38’05” EAST, 39.64 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°30’29” EAST, 18.63 FEET; THENCE SOUTH 01°07’37” EAST, 4.21 FEET; THENCE SOUTH 89°29’40” WEST, 2.50 FEET; THENCE SOUTH 00°29’31” EAST, 16.19 FEET; THENCE SOUTH 89°30’29” WEST, 16.17 FEET; THENCE NORTH 00°29’31” WEST, 20.40 FEET TO THE POINT OF BEGINNING.

PARCEL NA13 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL FOURTEEN (14):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA AS SHOWN IN FILE 112, PAGE 08 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

SC.II B - 13

LEGAL DESCRIPTION

PARCEL NA

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON—AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 136.35 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 453.65 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY NORTH 89°23’20” EAST, 995.09 FEET; THENCE SOUTH 00°36’40” EAST, 55.14 FEET; THENCE NORTH 89°26’04” EAST, 1.87 FEET; THENCE SOUTH 00°24’51” EAST, 77.63 FEET; THENCE SOUTH 89°21’10” WEST, 122.55 FEET; THENCE NORTH 00°33’56” WEST, 77.83 FEET; THENCE SOUTH 89°26’04” WEST, 60.22 FEET; THENCE SOUTH 00°38’26” EAST, 78.74 FEET; THENCE NORTH 89°42’33” EAST, 0.11 FEET; THENCE SOUTH 00°40’41” EAST, 135.10 FEET; THENCE NORTH 75°46’00” WEST, 0.21 FEET; THENCE NORTH 86°40’14” WEST, 59.11 FEET; THENCE SOUTH 83°01’01” WEST, 33.90 FEET; THENCE SOUTH 75°44’49” WEST, 32.54 FEET; THENCE SOUTH 68°21’59” WEST, 31.51 FEET; THENCE SOUTH 61°17’00” WEST, 32.67 FEET; THENCE SOUTH 55°25’35” WEST, 30.03 FEET; THENCE SOUTH 25°15’30” EAST, 17.50 FEET; THENCE SOUTH 65°10’06” EAST, 7.52 FEET; THENCE SOUTH 24°00’35” WEST, 11.67 FEET; THENCE NORTH 65°48’52” WEST, 7.53 FEET; THENCE SOUTH 24°06’10” WEST, 21.38 FEET; THENCE SOUTH 66°35’56” EAST, 4.97 FEET; THENCE SOUTH 24°25’20” WEST, 43.25 FEET; THENCE NORTH 65°34’40” WEST, 12.39 FEET; THENCE SOUTH 89°01’26” WEST, 19.25 FEET; THENCE SOUTH 00°39’39” EAST, 60.07 FEET; THENCE SOUTH 65°31’11” EAST, 4.25 FEET; THENCE SOUTH 24°28’49” WEST, 33.82 FEET; THENCE SOUTH 64°54’45” EAST, 3.97 FEET; THENCE SOUTH 02°40’26” WEST, 23.31 FEET; THENCE SOUTH 03°36’30” EAST, 27.47 FEET; THENCE SOUTH 10°37’10” EAST, 27.53 FEET; THENCE SOUTH 13°40’17” EAST, 8.67 FEET; THENCE NORTH 84°42’26” EAST, 3.21 FEET; THENCE SOUTH 12°44’50” EAST, 18.14 FEET; THENCE SOUTH 24°57’05” EAST, 12.99 FEET; THENCE SOUTH 61°19’02” WEST, 0.28 FEET; THENCE SOUTH 64°45’39” WEST, 97.70 FEET; THENCE SOUTH 25°14’21” EAST, 74.12 FEET; THENCE SOUTH 64°18’14” WEST, 61.67 FEET; THENCE SOUTH 00°36’12” EAST, 60.97 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM PARCEL NB8 AS SHOWN IN FILE 111, PAGE 87 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A PONT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 214.60 FEET; THENCE DEPARTING SAID NORTH LINE, SOUTH 00°36’40” EAST, 29.96 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°16’02” EAST, 40.64 FEET; THENCE SOUTH 00°43’58” EAST, 1.15 FEET; THENCE SOUTH 89°13’24” WEST, 8.31 FEET; THENCE SOUTH 00°46’36” EAST, 14.85 FEET; THENCE SOUTH 89°16’02” WEST, 15.66 FEET; THENCE SOUTH 00°43’58” EAST, 34.30 FEET;

SC.II B - 14

THENCE SOUTH 01°01’23” EAST, 39.73 FEET; THENCE SOUTH 88°58’37” WEST, 20.42 FEET; THENCE NORTH 00°28’57” WEST, 58.65-FEET; THENCE NORTH 88°43’35” EAST, 3.58 FEET; THENCE NORTH 01°16’25” WEST, 31.46 FEET TO THE POINT OF BEGINNING.

PARCEL NB8 HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

FURTHER EXCEPTING THEREFROM PARCEL NB10 AS SHOWN IN FILE 111, PAGE 92 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

PARCEL “1”

COMMENCING AT THE: SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21; THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 937.26 FEET; THENCE DEPARTING SAID NORTH LOT LINE, SOUTH 00°36’40” EAST, 63.05 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°34’34” EAST, 8.11 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT “A”; THENCE SOUTH 00°07’36” WEST, 16.90 FEET; THENCE SOUTH 89°34’34” WEST, 8.11 FEET; THENCE NORTH 00°07’36” EAST, 16.90 FEET TO THE POINT OF BEGINNING.

PARCEL “1” OF PARCEL NB10 HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

TOGETHER WITH THE FOLLOWING DESCRIBED AREA;

PARCEL “2”

BEGINNING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 89°34’34” EAST, 8.11 FEET; THENCE SOUTH 00°07’36” WEST, 16.90 FEET; THENCE SOUTH 89°34’34” WEST, 8.11 FEET; THENCE NORTH 00°07’36” EAST, 16.90 FEET TO THE POINT OF BEGINNING.

PARCEL “2” OF PARCEL NB10 HAS A LOWER PLANE ELEVATION OF 2111.29 FEET AND AN UPPER PLANE ELEVATION OF 2117.29 FEET.

PARCEL NA HAS AN UPPER PLANE ELEVATION OF 2117.29 FEET.

PARCEL FIFTEEN (15):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA2 AS SHOWN IN FILE 112, PAGE 09 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA2

SC.II B - 15

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 136.35 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 271.50 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT “A”; THENCE CONTINUING SOUTH 89°31’10” WEST, 182.15 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 995.09 FEET; THENCE SOUTH 00°36’40” EAST, 55.14 FEET; THENCE SOUTH 89°26’04” WEST, 148.98 FEET; THENCE SOUTH 00°36’01” EAST, 47.55 FEET; THENCE SOUTH 89°26’44” WEST, 32.00 FEET; THENCE SOUTH 00°40’41” EAST, 166.27 FEET; THENCE NORTH 75°46’00” WEST, 0.21 FEET; THENCE NORTH 86°40’14” WEST, 59.11 FEET; THENCE SOUTH 83°01’01” WEST, 33.90 FEET; THENCE SOUTH 75°44’49” WEST, 32.54 FEET; THENCE SOUTH 68°21’59” WEST, 31.51 FEET; THENCE SOUTH 61°17’00” WEST, 32.67 FEET; THENCE SOUTH 55°25’35” WEST, 30.03 FEET; THENCE SOUTH 25°15’30” EAST, 17.50 FEET; THENCE SOUTH 65°10’06” EAST, 7.52 FEET; THENCE SOUTH 24°00’35” WEST, 11.67 FEET; THENCE NORTH 65°48’52” WEST, 7.53 FEET; THENCE SOUTH 24°06’10” WEST, 21.38 FEET; THENCE SOUTH 66°35’56” EAST, 4.97 FEET; THENCE SOUTH 24°25’20” WEST, 43.25 FEET; THENCE NORTH 65°34’40” WEST, 12.39 FEET; THENCE SOUTH 89°01’26” WEST, 19.25 FEET; THENCE SOUTH 00°39’39” EAST, 60.07 FEET; THENCE SOUTH 65°31’11” EAST, 4.25 FEET; THENCE SOUTH 24°28’49” WEST, 33.82 FEET; THENCE NORTH 64°54’45” EAST, 3.97 FEET; THENCE SOUTH 02°40’26” WEST, 23.31 FEET; THENCE SOUTH 03°36’30” EAST, 27.47 FEET; THENCE SOUTH 10°37’10” EAST, 27.53 FEET; THENCE SOUTH 13°40’17” EAST, 8.67 FEET; THENCE NORTH 84°42’26” EAST, 3.21 FEET; THENCE SOUTH 12°44’50” EAST, 18.14 FEET; THENCE SOUTH 24°57’05” EAST, 12.99 FEET; THENCE SOUTH 61°19’02” WEST, 0.28 FEET; THENCE SOUTH 64°45’39” WEST, 97.70 FEET; THENCE SOUTH 25°14’21” EAST, 74.12 FEET; THENCE SOUTH 64°18’14” WEST, 61.67 FEET; THENCE SOUTH 00°36’12” EAST, 60.97 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL:

COMMENCING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 00°39’34”. WEST, 1.97 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 00°39’34” WEST, 10.80 FEET; THENCE NORTH 89°20’28” EAST, 1.61 FEET; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 1.61 FEET TO THE POINT OF BEGINNING.

SC.II B - 16

THE ABOVE DESCRIBED PARCEL HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER PLANE ELEVATION OF 2145.29.

FURTHER EXCEPTING THEREFROM THE FOLLOWING PARCELS:

PARCEL NB4 AS SHOWN IN FILE 111, PAGE 91 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER (NW 1/4) OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 433.44 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 77.92 FEET; THENCE NORTH 00°28’50” WEST, 0.67 FEET; THENCE SOUTH 88°18’38” WEST, 0.59 FEET; THENCE NORTH 00°37’21” WEST, 7.89 FEET; THENCE NORTH 88°16’52” WEST, 1.62 FEET; THENCE NORTH 46°39’43” WEST, 16.82 FEET; THENCE NORTH 00°48’13” WEST, 17.49 FEET; THENCE NORTH 44°55’10” EAST”, 17.07 FEET; THENCE SOUTH 79°38’00” EAST, 1.58 FEET; THENCE NORTH 00°21’54” WEST, 14.09 FEET; THENCE SOUTH 89°38’05” WEST, 4.75 FEET; THENCE NORTH 00°33’20” WEST, 47.23 FEET; THENCE NORTH 81°49’18” WEST, 7.02 FEET; THENCE NORTH 00°45’04” WEST, 44.10 FEET; THENCE NORTH 89°45’05” EAST, 11.13 FEET; THENCE NORTH 00°24’46” WEST 6.76 FEET; THENCE NORTH 89°25’28” EAST, 78.69 FEET; THENCE SOUTH 00°45’37” EAST, 162.76 FEET TO THE POINT OF BEGINNING.

PARCEL NB4 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER ELEVATION OF INFINITY.

PARCEL NB5 AS SHOWN IN FILE 111, PAGE 88 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21; THENCE NORTH 01°28’29” WEST, ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 1175.72 FEET TO A POINT ON THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 1; THENCE ALONG SAID WESTERLY PROLONGATION, NORTH 89°23’20” EAST, 107.55 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE CONTINUING ALONG THE NORTH LINE OF SAID LOT 1, NORTH 89°23’20” EAST, 246.93 FEET; THENCE DEPARTING SAID NORTH LOT LINE,

SC.II B - 17

SOUTH 00°36’40” EAST, 29.89 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°46’36” EAST, 24.98 FEET; THENCE SOUTH 89°26’21” WEST, 20.14 FEET; THENCE NORTH 00°33’37” WEST, 8.60 FEET; THENCE SOUTH 89°26’23” WEST, 11.35 FEET; THENCE SOUTH 00°33’37” EAST, 8.60 FEET; THENCE SOUTH 89°31’31” WEST, 32.59 FEET; THENCE SOUTH 01°00’06” EAST, 135.40 FEET; THENCE SOUTH 88°56’33” WEST, 6.03 FEET; THENCE NORTH 00°50’48” WEST, 40.45 FEET; THENCE SOUTH 89°09’12” WEST, 37.37 FEET; THENCE SOUTH 47°07’07” WEST, 60.66 FEET; THENCE SOUTH 89°08”03” WEST, 1.67 FEET; THENCE SOUTH 00°51’57” EAST, 2.48 FEET; THENCE SOUTH 89°08’03” WEST, 15.40 FEET; THENCE NORTH 45°06’44” WEST, 11.67 FEET; THENCE NORTH 00°41’40” WEST, 15.49 FEET; THENCE NORTH 44°39’23” EAST, 14.74 FEET; THENCE NORTH 89°22’28” EAST, 5.69 FEET; THENCE NORTH 05°16’55” EAST, 54.19 FEET; THENCE SOUTH 89°10’56” WEST, 4.06 FEET; THENCE NORTH 45°11’33” WEST, 4.59 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 13.91 FEET, FROM WHICH THE RADIUS BEARS NORTH 39°50’17” WEST, THENCE NORTHWESTERLY ALONG SAID CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 167°59’03”, AN ARC LENGTH OF 40.78 FEET TO A POINT OF MON-TANGENCY TO WHICH A RADIAL LINE BEARS NORTH 51°51’14” WEST; THENCE ALONG A NON-TANGENT LINE NORTH 44°52’42” WEST, 4.64 FEET; THENCE NORTH 00°35’26” WEST, 34.07 FEET; THENCE NORTH 43°59’53” EAST, 7.54 FEET; THENCE NORTH 88°49’23” EAST, 26.50 FEET; THENCE NORTH 01°10’37” WEST, 9.22 FEET; THENCE NORTH 89°16’16” EAST, 153.53 FEET TO THE POINT OF BEGINNING.

PARCEL NB5 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER ELEVATION OF INFINITY.

PARCEL NB13 AS SHOWN IN FILE 111, PAGE 95 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, DESCRIBED AS FOLLOWS:

A CYLINDER HAVING A 32.09 FOOT RADIUS BEING A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 0033 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 590.00 FEET TO THE EAST RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 373.97 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’33” EAST, 507.55 FEET TO THE RADIUS POINT OF SAID CYLINDER AND BEING THE POINT OF BEGINNING.

PARCEL NB13 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER PLANE ELEVATION OF 2171.85 FEET.

SC.II B - 18

PARCEL NA2 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER ELEVATION OF INFINITY.

PARCEL SIXTEEN (16):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA14 AS SHOWN IN FILE 112, PAGE 11 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

LEGAL DESCRIPTION

PARCEL NA14

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 459.06 FEET; THENCE NORTH 00°28’50” WEST, 1.81 FEET TO A POINT HEREINAFTER REFERRED AS POINT NO. 1, SAME POINT BEING THE POINT OF BEGINNING; THENCE NORTH 00°39’34” WEST, 10.80 FEET; THENCE NORTH 89°20’26” EAST, 52.83 FEET; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 52.83 FEET TO POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2145.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 1; THENCE NORTH 00°39’34” WEST, 10.80 FEET; THENCE NORTH 89°20’26” EAST, A SLOPE DISTANCE OF 16.41 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 33°15’50” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 2; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, A SLOPE DISTANCE OF 16.41 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 33°15’50” TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2126.29 FEET.

SC.II B - 19

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 2; THENCE NORTH 89°20’26” EAST, 7.11 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 3; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 7.11 FEET; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2126.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 3; THENCE NORTH 89°20’26” EAST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 31°46’28” TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 4; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 31°46’28”; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2126.29 FEET AND AN UPPER PLANE ELEVATION OF 2136.29 FEET.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 4; THENCE NORTH 89°20’26” EAST, 2.94 FEET TO A POINT HEREINAFTER REFERRED TO AS POINT NO. 5; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, 2.94 FEET; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2136.29.

TOGETHER WITH THE FOLLOWING DESCRIBED AREA:

BEGINNING AT THE AFOREMENTIONED POINT NO. 5; THENCE NORTH 89°20’26” EAST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE ABOVE THE HORIZON OF 31°46’28”; THENCE SOUTH 00°39’34” EAST, 10.80 FEET; THENCE SOUTH 89°20’26” WEST, A SLOPE DISTANCE OF 17.09 FEET AT A VERTICAL ANGLE BELOW THE HORIZON OF 31°46’28”; THENCE NORTH 00°39’34” WEST, 10.80 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED AREA HAS A LOWER PLANE ELEVATION OF 2136.29 FEET AND AN UPPER PLANE ELEVATION OF 2145.29 FEET.

PARCEL SEVENTEEN (17):

EXPLANATION:

THIS LEGAL DESCRIBES PARCEL NA1 AS SHOWN IN FILE 112, PAGE 10 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

SC.II B - 20

LEGAL DESCRIPTION

PARCEL NA1

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “THE ALADDIN COMMERCIAL SUBDIVISION” AS RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING A POINT ON THE CENTERLINE OF HARMON AVENUE; THENCE NORTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST CORNER OF SAID SECTION 21 AND THE CENTERLINE OF SAID HARMON AVENUE, 315.36 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°36’27” WEST, 64.70 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND CONTINUING NORTH 00°36’27” WEST, 155.30 FEET; THENCE NORTH 89°31’10” EAST, 365.00 FEET; THENCE NORTH 00°36’27” WEST, 150.00 FEET; THENCE SOUTH 89°31’10” WEST, 511.36 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89°31’10” WEST, 78.64 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY, NORTH 00°36’27” WEST, 691.42 FEET; THENCE NORTH 00°54’27” WEST, 114.38 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY, NORTH 89°23’20” EAST, 995.09 FEET; THENCE SOUTH 00°36’40” EAST, 55.14 FEET; THENCE SOUTH 89°26’04” WEST, 238.13 FEET; THENCE NORTH 00°36’12” WEST, 24.94 FEET; THENCE SOUTH 89°24’05” WEST, 171.48 FEET; THENCE NORTH 01°02’20” WEST, 6.54 FEET; THENCE SOUTH 89°21’55” WEST, 41.81 FEET; THENCE SOUTH 00°23’47” EAST, 6.50 FEET; THENCE SOUTH 89°21’10” WEST, 30.06 FEET; THENCE SOUTH 00°27’18” WEST, 25.12 FEET; THENCE SOUTH 89°26’12” WEST, 266.06 FEET; THENCE NORTH 00°46’36” WEST, 24.98 FEET; THENCE SOUTH 89°16’16” WEST, 153.53 FEET; THENCE SOUTH 01°10’37” EAST, 9.22 FEET; THENCE SOUTH 88°49’23” WEST, 26.50 FEET; THENCE SOUTH 43°59’53” WEST, 7.54 FEET; THENCE SOUTH 00°35’26” EAST, 34.07 FEET; THENCE SOUTH 44°52’42” EAST, 4.64 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 13.91 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 51°51’14” EAST; THENCE SOUTHEASTERLY ALONG SAID CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 167°59’03”, AN ARC LENGTH OF 40.78 FEET TO A POINT OF NON-TANGENCY, A RADIAL LINE TO SAID POINT BEARS SOUTH 39°50’17” EAST; THENCE ALONG A NON-TANGENT LINE SOUTH 45°11’33” EAST, 4.59 FEET; THENCE NORTH 89°10’56” EAST, 4.06 FEET; THENCE SOUTH 05°16’55” WEST, 54.19 FEET; THENCE SOUTH 89°22’28” WEST, 5.69 FEET; THENCE SOUTH 44°39’23” WEST, 14.74 FEET; THENCE SOUTH 00°41’40” EAST, 15.49 FEET; THENCE SOUTH 45°06’44” EAST, 11.67 FEET; THENCE NORTH 89°08’03” EAST, 15.40 FEET; THENCE SOUTH 00°51’57” EAST, 3.09 FEET; THENCE SOUTH 45°34’44” EAST, 20.69 FEET; THENCE NORTH 89°51’51” EAST, 7.08 FEET; THENCE NORTH 00°36’08” WEST, 10.54 FEET; THENCE NORTH 89°22’51” EAST, 8.64 FEET; THENCE SOUTH 00°51’36” EAST, 6.32 FEET; THENCE NORTH 89°23’00” EAST, 70.00 FEET; THENCE NORTH 00°37’00” WEST, 2.46 FEET; THENCE NORTH 89°21’39” EAST, 42.47 FEET; THENCE SOUTH 00°34’21” EAST, 2.48 FEET; THENCE NORTH 89°23’00” EAST, 9.86 FEET; THENCE NORTH 00°43’19” WEST, 22.52 FEET; THENCE NORTH 89°15’40” EAST, 8.51 FEET; THENCE SOUTH 00°42’30” EAST, 2.77 FEET; THENCE NORTH 89°17’30” EAST, 109.10 FEET; THENCE NORTH 01°05’27” WEST, 2.82 FEET; THENCE NORTH 89°48’50” EAST, 8.27 FEET; THENCE SOUTH 65°42’02” EAST, 42.12 FEET; THENCE SOUTH 25°03’42” WEST, 5.05 FEET; THENCE SOUTH 65°27’22” EAST, 25.40 FEET; THENCE NORTH 11°28’05”

SC.II B - 21

EAST, 0.61 FEET; THENCE SOUTH 65°22’40” EAST, 39.03 FEET; THENCE SOUTH 24°17’06” WEST, 24.04 FEET; THENCE S0UTH 63°36’49” EAST, 9.33 FEET; THENCE SOUTH 01°01’35” WEST, 10.31 FEET; THENCE SOUTH 25°00’58” WEST, 43.66 FEET; SOUTH 65°55’32” EAST, 27.15 FEET; THENCE SOUTH 24°20’07” WEST, 74.69 FEET; THENCE SOUTH 45°12’47” WEST, 2.26 FEET; THENCE SOUTH 45°48’06” EAST, 19.04 FEET; THENCE NORTH 89°40’45” EAST, 3.70 FEET; THENCE NORTH 04°12’09” EAST, 1.49 FEET; THENCE NORTH 88°19’56” EAST, 4.28 FEET; THENCE SOUTH 00°41’26” EAST, 62.53 FEET; THENCE SOUTH 89°37’37” WEST, 8.30 FEET; THENCE SOUTH 00°36’39” EAST, 60.49 FEET; THENCE SOUTH 64°40’35” WEST, 16.80 FEET; THENCE SOUTH 25°41’08” EAST, 60.80 FEET; THENCE SOUTH 64°22’54” WEST, 87.94 FEET; THENCE NORTH 24°50’35” WEST, 3.46 FEET; THENCE SOUTH 65°09’25” WEST, 6.45-FEET; THENCE SOUTH 24°50’35” EAST, 3.51 FEET; THENCE SOUTH 64°23’08” WEST, 139.31 FEET; THENCE NORTH 25°54’06” WEST, 37.43 FEET; THENCE SOUTH 89°01’31” WEST, 19.00 FEET; THENCE NORTH 00°44’18” WEST, 34.11 FEET; THENCE SOUTH 88°58’21” WEST, 2.57 FEET; THENCE NORTH 00°19’14” EAST, 2.01 FEET; THENCE SOUTH 89°26’21” WEST, 133.64 FEET; THENCE SOUTH 00°24’46” EAST, 34.83 FEET; THENCE SOUTH 89°45’05” WEST, 11.13 FEET; THENCE SOUTH 00°45’04” EAST, 44.10 FEET; THENCE SOUTH 81°49’18” EAST, 7.02 FEET; THENCE SOUTH 00°33’20” EAST, 47.23 FEET; THENCE NORTH 89°38’05” EAST, 4.75 FEET; THENCE SOUTH 00°21’54” EAST, 14.09 FEET; THENCE NORTH 79°38’00” WEST, 1.58 FEET; THENCE SOUTH 44°55’10” WEST, 17.07 FEET; THENCE SOUTH 00°48’13” EAST, 17.49 FEET; THENCE SOUTH 46°39’43” EAST, 16.82 FEET; THENCE SOUTH 88°16’52” EAST, 1.62 FEET; THENCE SOUTH 00°37’21” EAST, 7.89 FEET; THENCE NORTH 88°18’38” EAST, 0.59 FEET; THENCE SOUTH 00°28’50” EAST, 0.67 FEET TO THE POINT OF BEGINNING.

PARCEL NA1 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

PARCEL EIGHTEEN (18):

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS, EGRESS, PARKING, UTILITIES, MAINTENANCE AND OTHER USES AS PROVIDED FOR IN THAT CERTAIN “CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMENT” BY AND BETWEEN ALADDIN GAMING, LLC, ALADDIN BAZAAR, LLC AND ALADDIN MUSIC HOLDINGS, LLC, RECORDED MARCH 2, 1998 IN BOOK 980302 AS INSTRUMENT NO. 00003 AND RE-RECORDED MARCH 24, 1998 IN BOOK 980324 AS INSTRUMENT NO. 01111 AND RE-RECORDED MAY 29, 1998 IN BOOK 980529 AS INSTRUMENT NO. 02358 AND RE-RECORDED OCTOBER 22, 1998 IN BOOK 981022 AS INSTRUMENT NO. 00509 AS AMENDED BY MEMORANDUM OF AMENDMENT AND RATIFICATION OF REA RECORDED NOVEMBER 20, 2000 IN BOOK 20001120 AS INSTRUMENT NO. 00858, AS AMENDED BY SECOND AMENDMENT OF CONSTRUCTION, OPERATION RECIPROCAL EASEMENT AGREEMENT RECORDED MARCH 31, 2003 IN BOOK 20030331 AS INSTRUMENT NO. 04875, AS ASSIGNED BY “ASSIGNMENT AND ASSUMPTION OF RECIPROCAL EASEMENT AGREEMENT” RECORDED SEPTEMBER 1, 2004 IN BOOK 20040901 AS INSTRUMENT NO. 00285 OF OFFICIAL RECORDS, AS MODIFIED BY A DOCUMENT DECLARING MODIFICATIONS THEREOF RECORDED NOVEMBER 17, 2005 IN BOOK 20051117 AS INSTRUMENT NO. 05802 OF OFFICIAL RECORDS OF CLARKS COUNTY, NEVADA.

SC.II B - 22

PARCEL NINETEEN (19);

A NON-EXCLUSIVE RIGHT TO USE THAT CERTAIN MULTI-LEVEL PARKING STRUCTURE AND SURFACE-LEVEL PARKING FACILITIES AS SET FORTH IN THAT CERTAIN “MEMORANDUM OF COMMON PARKING AREA USE AGREEMENT” BY AND BETWEEN ALADDIN GAMING, LLC AND ALADDIN BAZAAR, LLC RECORDED MARCH 2, 1998 IN BOOK 980302 AS INSTRUMENT NO. 00005 AND RE-RECORDED MAY 29, 1998 IN BOOK 980529 AS INSTRUMENT NO. 02360 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA RECORDS.

NOTE: THE ABOVE METES AND BOUNDS LEGAL DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED SEPTEMBER 1, 2004 IN BOOK 20040901 AS INSTRUMENT NO. 00286 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

LESS THE CASINO COMPONENT PREMISES, AS DESCRIBED IN SCHEDULE II-C

SC.II B - 23

SCHEDULE II-C

CASINO COMPONENT PREMISES

[SEE ATTACHED]

Schedule II-C

EXISTING MALL
EXISTING TPA
EXISTING MALL
EXISTING MALL
EXISTING MALL
STARBUCKS 2000 S.F.
EXISTING CONTINENTAL PALACE
SUB TURNOUT
LAS VEGAS BLVD SOUTH
GAMING
2,008 SLOTS
90 TABLE GAMES
14 POKER TABLES
SPORTS BOOK
VIP CASINO CLUB
ENTERTAINMENT
RESTAURANT
RETAIL
CIRCULATION
BACK OF HOUSE
PEDESTRIAN BRIDGES
RESORT & CASINO
LAS VEGAS
CASINO LEVEL PLAN
SUB TENANCY SPACE PLAN
06-21-05

SCHEDULE II-D

TPA COMPONENT PREMISES

[SEE ATTACHED]

Schedule II-D

SCHEDULE II-E

UTILITY COMPONENT PREMISES

[SEE ATTACHED]

Schedule II-E

The land referred to herein is situated in the State of Nevada; County of CLARK, described as follows:

PARCEL NO. I:

THAT PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW

1/4) OF SAID SECTION 21, AS DESIGNATED BY SURVEY THEREOF ON FILE IN FILE 1, PAGE 27, OF REGISTERED PROFESSIONAL ENGINEER’S FILE IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA; THENCE SOUTH 89°31’10” EAST ALONG THE SOUTH LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21, A DISTANCE OF 314. 92 FEET TO A POINT, THENCE NORTH 00°28’50” WEST, A DISTANCE OP 40.00 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF HARMON AVENUE (80.00 FEET WIDE) SAID POINT BEING THE SOUTHWEST CORNER OF THE ALADDIN HOTEL AND CASINO PARCEL, THENCE NORTH 89°31’10” EAST ALONG SAID NORTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 1209.34 FEET TO A POINT ON A TANGENT CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OP 25.00 FEET, THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 90°07’50”, AN ARC LENGTH OF 39.33 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF AUDRIE LANE (60.00 FEET HIDE), THENCE NORTH 00°36’40” WEST ALONG SAID WESTERLY RIGHT-OF-WAY LINE A DISTANCE OF 972.59. FEET TO A POINT; THENCE SOUTH 89°23’20” WEST, 256.84 FEET TO A POINT; THENCE NORTH 00°36’40” WEST 10.58 FEET TO THE TRUE POINT OF BEGINNING, THENCE SOUTH 89°23’20” WEST 207.67 FEET TO A POINT, THENCE NORTH 00°36’40” “WEST, 130.89 FEET TO A POINT ON THE NORTH PROPERTY LINE OF THE ALADDIN HOTEL AND CASINO PARCEL, THENCE ALONG SAID NORTH PROPERTY LINE NORTH 89°23’20” EAST, 207.67 FEET TO A POINT, THENCE S0UTH 00°36’40” EAST 130.89 FEET TO THE TRUE POINT OF BEGINNING.

SCHEDULE II-F

TIMESHARE PROJECT LAND

[SEE ATTACHED]

Schedule II-F

SCHEDULE II-F

TIMESHARE PROJECT LAND

PARCEL I:

PARCEL NC

A PORTION OF LOT 1 AS SHOWN IN THAT CERTAIN FINAL MAP ENTITLED “ALADDIN COMMERCIAL SUBDIVISION” RECORDED IN BOOK 96, PAGE 33 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE AND LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 21 BEING ON THE CENTERLINE OF HARMON AVENUE; THENCE ALONG THE SOUTH LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 21 AND THE CENTERLINE OF HARMON AVENUE, NORTH 89°31’10” EAST, 904.20 FEET; THENCE DEPARTING SAID SOUTH LINE AND STREET CENTERLINE, NORTH 00°28’50” WEST, 93.28 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE, TO A POINT HEREAFTER REFERRED TO AS POINT ‘A’ AND BEING THE POINT OF BEGINNING; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY, NORTH 00°36’40” WEST, 142.49 FEET TO THE BEGINNING OF A CURVE , CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 130.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 90°00’00”, AN ARC LENGTH OF 204.20 FEET TO A POINT OF TANGENCY; THENCE NORTH 89°23’20” EAST, 511.60 FEET TO THE WESTERLY RIGHT-OF-WAY OF AUDRIE LANE; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY, SOUTH 00°36’40” EAST, 282.16 FEET TO THE BEGINNING OF A CURVE, CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 30.00 FEET; THENCE SOUTHWESTERLY ALONG SAID CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 90°07’50”, AN ARC LENGTH OF 47.19 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE; THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY, THE FOLLOWING SEVEN (7) COURSES: (1) SOUTH 89°31’10” WEST, 72.93 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHERLY AND HAVING A RADIUS OF 25.00 FEET; THENCE (2) WESTERLY ALONG SAID CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 09°27’42”, AN ARC LENGTH OF 4.13 FEET; THENCE (3) NORTH 81°01’08” WEST, 68.86 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY AND HAVING A RADIUS OF 25.00 FEET; THENCE (4) WESTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 09°27’42”, AN ARC LENGTH OF 4.13 FEET; THENCE (5) SOUTH 89°31’10” WEST, 396.66 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 30.00 FEET; THENCE (6) NORTHWESTERLY ALONG SAID CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 93°33’45”, AN ARC LENGTH OF 48.99 FEET TO A POINT OF NON-TANGENCY, A RADIAL LINE TO SAID POINT BEARS NORTH 86°55’05” WEST; THENCE (7) SOUTH 80°41’11” WEST, 36.38 FEET TO THE POINT OF BEGINNING.

PARCEL NC HAS AN UPPER ELEVATION OF INFINITY.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

A PORTION OF PARCEL NB12 AS SHOWN IN FILE 112, PAGE 3 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, DESCRIBED AS FOLLOWS:

COMMENCING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 00°36’40” WEST, 132.97 FEET TO THE POINT OF BEGINNING; THENCE NORTH 00°36’40” WEST, 9.51 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 130.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 90°00’00”, AN ARC LENGTH OF 204.20 FEET; THENCE NORTH 89°23’20” EAST, 105.35 FEET; THENCE SOUTH 44°22’41” WEST, 101.35 FEET; THENCE SOUTH 89°21’45” WEST, 101.25 FEET; THENCE SOUTH 00°25’39” EAST, 67.78 FEET; THENCE SOUTH 89°22’54” WEST, 62.23 FEET TO THE POINT OF BEGINNING.

THIS PORTION OF PARCEL NB 12 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER PLANE ELEVATION OF 2144.29 FEET.

FURTHER EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

PARCEL NB 11 AS SHOWN IN FILE 111, PAGE 83 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDERS OFFICE DESCRIBED AS FOLLOWS:

COMMENCING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 00°36’40” WEST, 132.97 FEET TO THE POINT OF BEGINNING; THENCE NORTH 00°36’40” WEST, 9.51 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 130.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 90°00’00”, AN ARC LENGTH OF 204.20 FEET; THENCE NORTH 89°23’20” EAST, 105.35 FEET; THENCE SOUTH 44°22’41” WEST, 101.35 FEET; THENCE SOUTH 89°21’45” WEST, 101.25 FEET; THENCE SOUTH 00°25’39” EAST, 67.78 FEET; THENCE SOUTH 89°22’54” WEST, 62.23 FEET TO THE POINT OF BEGINNING.

PARCEL NB 11 HAS A LOWER PLANE ELEVATION OF 2144.29 FEET AND AN UPPER PLANE ELEVATION OF 2173.00 FEET.

FURTHER EXCEPTING THEREFROM THE FOLLOWING DESCRIBED AREA:

PARCEL NB 7 AS SHOWN IN FILE 111, PAGE 82 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE DESCRIBED AS FOLLOWS;

BEGINNING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 00°36’40” WEST, 132.97 FEET; THENCE NORTH 89°22’54” EAST, 62.23 FEET; THENCE SOUTH 00°25’39” EAST, 159.12 FEET TO THE NORTHERLY RIGHT-OF-WAY OF SAID HARMON AVENUE AND BEING A POINT ON A NON-TANGENT CURVE, CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 30.00 FEET, FROM WHICH A RADIUS BEARS NORTH 07°23’15” EAST; THENCE NORTHWESTERLY ALONG SAID RIGHT-OF-WAY AND CURVE, THROUGH A CENTRAL ANGLE OF 85°41’41”, AN ARC LENGTH OF 44.87 FEET TO A POINT OF NON-TANGENCY, A RADIAL LINE TO SAID POINT BEARS NORTH 86°55’05” WEST; THENCE ALONG A NON-TANGENT LINE, SOUTH 80°41’11” WEST, 36.38 FEET TO THE POINT OF BEGINNING.

PARCEL NB 7 HAS A LOWER PLANE ELEVATION OF 2117.29 FEET AND AN UPPER ELEVATION OF INFINITY.

PARCEL II:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, FOR PASSAGE AND PARKING OF VEHICLES, FOR PEDESTRIAN PASSAGE ACCESS AND PASSAGE AND TO USE THE EXIT STAIRWAYS AND WALKWAYS AS SET FORTH IN THAT CERTAIN CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMENT RECORDED MARCH 2, 1998 IN BOOK 980302 AS INSTRUMENT NO. 00003 AND RE-RECORDED MARCH 24, 1998 IN BOOK 980324 AS INSTRUMENT NO. 01111 AND RE-RECORDED MAY 29, 1998 IN BOOK 980529 AS INSTRUMENT NO. 02358 AND RERECORDED OCTOBER 22, 1998 IN BOOK 981022 AS INSTRUMENT NO. 00509 AND AMENDED BY THAT CERTAIN DOCUMENT RECORDED NOVEMBER 20, 2000 IN BOOK 20001120 AS INSTRUMENT NO. 00858 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA, AND AMENDED BY THAT CERTAIN DOCUMENT RECORDED MARCH 31, 2003 IN BOOK 20030331 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA, AS INSTRUMENT NO. 04875.

PARCEL III:

A NON-EXCLUSIVE RIGHT TO USE THAT CERTAIN MULTI-LEVEL PARKING STRUCTURE AND SURFACE-LEVEL PARKING FACILITIES AS SET FORTH IN THAT CERTAIN MEMORANDUM OF PARKING AREA USE AGREEMENT RECORDED MARCH 2, 1998 IN BOOK 980302 AS INSTRUMENT NO. 00005 AND RE-RECORDED MAY 29, 1998 IN BOOK 980529 AS INSTRUMENT NO. 02360 OF OFFICIAL RECORDS, CLARK COUNTY NEVADA.

SCHEDULE III

LEASES AND OCCUPANCY AGREEMENTS

[SEE ATTACHED]

Schedule III

Tenant	Landlord	Document Title

Avis Rent A Car System, Inc.	OpBiz, L.L.C. (as successor- in-interest to Aladdin Gaming, LLC)	Concession Agreement, dated as of July 26, 2000, by and between Aladdin Gaming, LLC d/b/a Aladdin Resort and Avis Rent a Car System, Inc., as amended by that certain First Amendment to Lease, dated as of May 10, 2005.

Bell Transportation	OpBiz, L.L.C. (as successor- in-interest to Aladdin Gaming, LLC)	Building Lease Agreement, dated as of November 12, 2001, by and between Aladdin Gaming LLC, as lessor, and Bell Transportation, as lessee, as amended by that certain Amendment #1 to Building Lease Agreement, dated as of June 19, 2004.

Steiner Spa Resorts (Nevada), Inc.	OpBiz, L.L.C. (as successor- in-interest to Aladdin Gaming, LLC)	Lease, dated as of October 19, 2000, by and between Aladdin Gaming, LLC and Steiner Spa Resorts (Nevada), Inc.

The Marshall Retail Group, LLC	OpBiz, L.L.C.	Lease, dated as of July 25, 2006, by and between OpBiz, L.L.C., d/b/a Aladdin Resort & Casino and The Marshall Retail Group, LLC.

P.F. Chang’s China Bistro, Inc.	OpBiz, L.L.C. (as successor- in-interest to Aladdin Gaming, LLC)	Lease, dated as of February 4, 2000, by and between Aladdin Gaming, LLC and P.F. Chang’s China Bistro, Inc.

All State Tours, Inc.,- d/b/a Showtickets.com	OpBiz, L.L.C.	License Agreement, dated as of July 25, 2005, by and between All State Tours, Inc., d/b/a Showtickets.com and OpBiz, L.L.C.

Troon Revere Holdings, L.L.C.	OpBiz, L.L.C.	Golf Desk Agreement, effective July 29, 2005, by and between Troon Revere Holdings, LLC. and OpBiz, L.L.C.

Schedule III-2

Tenant	Landlord	Document Title

Sprint PCS Assets, L.L.C. d/b/a Sprint	OpBiz, L.L.C.	Site Lease Agreement, dated as of August 8, 2005, by and between OpBiz, L.LC. d/b/a Aladdin Resort & Casino, as owner, and Sprint PCS Assets, L.L.C. d/b/a Sprint, as tenant.

BZ Clarity Theatrical- LV, LLC	OpBiz, L.L.C. d/b/a Planet Hollywood Resort & Casino	Lease, dated as of April 27, 2006, by and between OpBiz, L.L.C., as lessor, and BZ Clarity Theatrical- LV, LLC, as lessee, as amended by that certain Amendment to Lease, dated as of May 31, 2009.

Planet Hollywood (LV) LLC	OpBiz, L.L.C.

Lease, dated as of October 12, 2006, by and between OpBiz, L.L.C., as lessor, and Planet Hollywood (LV) LLC, as lessee.

Guaranty Agreement, dated as of October 12, 2006, by Planet Hollywood International, Inc., in favor of OpBiz, L.L.C.

KOI Las Vegas, LLC	OpBiz, L.L.C.	Lease, dated as of August 2, 2006, by and between OpBiz, L.L.C., as lessor, and KOI Las Vegas, LLC, as lessee.

Strip House Las Vegas, LLC	OpBiz, L.L.C.	Lease, dated as of March 31, 2006 by and between OpBiz, L.L.C., as lessor, and Strip House Las Vegas, LLC, as lessee. Guaranty Agreement, dated as of March 14, 2006, by Peter H. Glazier in favor of OpBiz, L.L.C.

Las Vegas Planet Mexico Corp.	OpBiz, L.L.C.	Lease, dated as of March 31, 2006, by and between OpBiz, L.L.C., as lessor, and Las Vegas Planet Mexico Corp., as lessee.

Opium Vegas, LLC (f/k/a Opium Group, LLC)	OpBiz, L.L.C. d/b/a Aladdin Resort & Casino	Lease, dated as of June 25, 2009, by and between OpBiz, L.L.C., as lessor, and Opium Vegas, LLC f/k/a Opium Group, LLC, as lessee.

Schedule III-3

Tenant	Landlord	Document Title

Earl of Sandwich (Las Vegas), LLC	OpBiz, L.L.C.	Lease, dated as of November 27, 2006, by and between OpBiz, L.L.C., as lessor, and Earl of Sandwich (Las Vegas), LLC, as lessee. Guaranty Agreement, dated as of November 27, 2006, by Earl of Sandwich (USA), LLC, in favor of OpBiz, L.L.C.

Northwind Aladdin, LLC	OpBiz, L.L.C. (as successor- in-interest to Aladdin Gaming, LLC)	Lease, dated as of December 3, 1997, by and between Aladdin Gaming, LLC, as lessor, and Northwind Aladdin, LLC, as lessee, as amended by that certain Amendment Agreement, dated as of September 25, 1998, Second Amendment, dated as of May 28, 1999, Third Amendment, dated as of May 28, 1999, Settlement Agreement and Releases, dated as of November 6, 2002, Fourth Amendment, dated as of December __, 2002, Fifth Amendment, dated as of January 30, 2009 and as may be further amended to date.

Boulevard Invest, LLC	OpBiz, L.L.C.	Construction, Operation and Reciprocal Easement Agreement, dated as of February 26, 1998, by and among Aladdin Gaming, LLC, Aladdin Bazaar, LLC and Aladdin Music Holdings, LLC, (“REA”) as amended by Amendment and Ratification of REA, dated as of November 20, 2000, by and between Aladdin Gaming, LLC and Aladdin Bazaar, LLC, as further amended by the Second Amendment to REA, dated February 2003, by and between Aladdin Gaming, LLC and Aladdin Bazaar, LLC, as assigned and assumed pursuant to the Assignment and Assumption of Reciprocal Easement Agreement, dated as of August 31, 2004, by and between Aladdin Gaming, LLC, OpBiz, L.L.C., and MezzCo, L.L.C., and (iv) and further amended by the Agreement and Amendment to REA, dated as of July 2005, by and between Boulevard Invest, LLC and OpBiz, L.L.C.

Schedule III-4

Tenant	Landlord	Document Title

Strip Dog, LLC	OpBiz, L.L.C.	Lease, dated as of March 1, 2009, by and between OpBiz, L.L.C., as lessor, and Strip Dog, LLC, as lessee.

Southwestco Wireless LP, d/b/a Verizon Wireless	OpBiz d/b/a Aladdin Resort & Casino	In-Building Equipment Agreement, effective as of February 19, 2009, by and between OpBiz d/b/a Aladdin Resort & Casino and Southwestco Wireless LP, d/b/a Verizon Wireless.

Travelocity.com LP	OpBiz, L.L.C.	Addendum to License Agreement Term Sheet, dated of as June 15, 2009, by and between OpBiz, L.L.C. and Travelocity.com LP.

Westgate	OPBiz, L.L.C.	Lease made pursuant to the Standard Lease Terms attached as Exhibit D to the Marketing Agreement dated as of December 30, 2004, by and between OpBiz, L.L.C. and Westgate Planet Hollywood Las Vegas, LLC, and Westgate Resorts, Ltd.

Outdoor Promotions, LLC	OpBiz, L.L.C.	Revocable License Agreement, dated as of September 8, 2008, between OpBiz, L.L.C., and Outdoor Promotions, LLC.

Schedule III-5

SCHEDULE IV

INTELLECTUAL PROPERTY COLLATERAL

(COPYRIGHTS)

Copyright	Application/Registration No.	Issue Filing Date	Volume/Page No.

Aladdin	VA 1-072-146	August 11,2000	3514/761

Genii	VA 1-072-147	August 11,2000	3514/761

Lantern	VA 1-072-145	August 11,2000	3514/761

Magic Carpet	VA 1-072-149	August 11,2000	3514/761

Pegasus	VA 1-072-148	August 11,2000	3514/761

Roc Bird	VA 1-072-151	August 11,2000	3514/761

Sheharazade	VA 1-072-152	August 11,2000	3514/761

Sinbad	VA 1-072-150	August 11,2000	3514/761

Schedule IV-1

FEDERAL TRADEMARKS

	Serial Number	Reg. Number	Filing Date	Trademark	Status

1.	78736141	3192328	Oct. 19, 2005	THE SUNSET STRIP BAND	LIVE

2.	76038640	2628932	May 2, 2000	ALADDIN	LIVE

3.	76453832	2734651	Sept. 30, 2008	ROC BAR	LIVE

4.	76038639	2636409	May 2, 2000	ALADDIN	LIVE

5.	76245399	2699487	March 25, 2003	SPICE MARKET BUFFET	LIVE

6.	76460709	2761456	Oct. 23, 2002	NO RISK SLOTS	LIVE

7.	75563195	2764504	Oct. 2, 1998	WHERE WISHES COME TRUE!	LIVE

8.	74331894	1781854	Nov. 17, 1992	ALADDIN	LIVE

9.	74331893	1779369	Nov. 17, 1992	ALADDIN	LIVE

10.	74331895	1781855	Nov. 17, 1992	ALADDIN	LIVE

11.	77490159	—	June 3, 2008	ELEMENTS	ACTION SUSPENDED

STATE TRADEMARKS

	Application or Registration No.	Word Mark	Issue or Filing Date

1.	E0661992005-5	THE SUNSET STRIP BAND	September 28, 2005

PATENTS

NONE

Schedule IV-2

DOMAIN NAMES

Domain Name	Registered Owner	Registrar
aladdincasino.biz	PHW Las Vegas, LLC	TuCows, Inc.
aladdincasino.com	PHW Las Vegas, LLC	TuCows, Inc.
aladdincasino.info	PHW Las Vegas, LLC	TuCows, Inc.
aladdin-casino.net	PHW Las Vegas, LLC	TuCows, Inc.
aladdincasino.org	PHW Las Vegas, LLC	TuCows, Inc.
aladdincasino.us	PHW Las Vegas, LLC	TuCows, Inc.
aladdin-casino.us	PHW Las Vegas, LLC	TuCows, Inc.
aladdingaming.com	PHW Las Vegas, LLC	TuCows, Inc.
aladdingaming.info	PHW Las Vegas, LLC	TuCows, Inc.
aladdingaming.net	PHW Las Vegas, LLC	TuCows, Inc.
aladdingaming.org	PHW Las Vegas, LLC	TuCows, Inc.
aladdingaming.us	PHW Las Vegas, LLC	TuCows, Inc.
aladdinonlinegaming.com	PHW Las Vegas, LLC	TuCows, Inc.
aladdinonlinegaming.net	PHW Las Vegas, LLC	TuCows, Inc.
aladdinonlinegaming.org	PHW Las Vegas, LLC	TuCows, Inc.
aladdinreservations.com	PHW Las Vegas, LLC	TuCows, Inc.
aladdinreservations.us	PHW Las Vegas, LLC	TuCows, Inc.
aladdinresort.biz	PHW Las Vegas, LLC	TuCows, Inc.
aladdinresort.info	PHW Las Vegas, LLC	TuCows, Inc.
aladdinresort.org	PHW Las Vegas, LLC	TuCows, Inc.
aladdinresortandcasino.biz	PHW Las Vegas, LLC	TuCows, Inc.
aladdinresortandcasino.info	PHW Las Vegas, LLC	TuCows, Inc.
aladdinresortandcasino.net	PHW Las Vegas, LLC	TuCows, Inc.
aladdinresortandcasino.org	PHW Las Vegas, LLC	TuCows, Inc.
casinoaladdin.net	PHW Las Vegas, LLC	TuCows, Inc.
casinoaladdinonline.com	PHW Las Vegas, LLC	TuCows, Inc.
casinoaladdinonline.net	PHW Las Vegas, LLC	TuCows, Inc.
casinoalladin.com	PHW Las Vegas, LLC	TuCows, Inc.
clubcurvegas.com	PHW Las Vegas, LLC	TuCows, Inc.
clubcurvegas.info	PHW Las Vegas, LLC	TuCows, Inc.
clubcurvelasvegas.com	PHW Las Vegas, LLC	TuCows, Inc.
clubcurvelasvegas.info	PHW Las Vegas, LLC	TuCows, Inc.
clubcurvelv.com	PHW Las Vegas, LLC	TuCows, Inc.
clubcurvelv.info	PHW Las Vegas, LLC	TuCows, Inc.
clubcurveslasvegas.com	PHW Las Vegas, LLC	TuCows, Inc.
clubcurveslasvegas.info	PHW Las Vegas, LLC	TuCows, Inc.
clubcurveslv.com	PHW Las Vegas, LLC	TuCows, Inc.
clubcurveslv.info	PHW Las Vegas, LLC	TuCows, Inc.
clubcurvesvegas.com	PHW Las Vegas, LLC	TuCows, Inc.
clubcurvesvegas.info	PHW Las Vegas, LLC	TuCows, Inc.

Schedule IV-3

Domain Name	Registered Owner	Registrar
clubcurvevegas.com	PHW Las Vegas, LLC	TuCows, Inc.
clubcurvevegas.info	PHW Las Vegas, LLC	TuCows, Inc.
curvealaddin.com	PHW Las Vegas, LLC	TuCows, Inc.
curvealaddin.info	PHW Las Vegas, LLC	TuCows, Inc.
curvegas.com	PHW Las Vegas, LLC	TuCows, Inc.
curvegas.info	PHW Las Vegas, LLC	TuCows, Inc.
curvelasvegas.com	PHW Las Vegas, LLC	TuCows, Inc.
curvelasvegas.info	PHW Las Vegas, LLC	TuCows, Inc.
curvelounge.com	PHW Las Vegas, LLC	TuCows, Inc.
curvelounge.info	PHW Las Vegas, LLC	TuCows, Inc.
curvelv.com	PHW Las Vegas, LLC	TuCows, Inc.
curvelv.info	PHW Las Vegas, LLC	TuCows, Inc.
curvenightclub.com	PHW Las Vegas, LLC	TuCows, Inc.
curvenightclub.info	PHW Las Vegas, LLC	TuCows, Inc.
curveniteclub.com	PHW Las Vegas, LLC	TuCows, Inc.
curveniteclub.info	PHW Las Vegas, LLC	TuCows, Inc.
curvesclublv.com	PHW Las Vegas, LLC	TuCows, Inc.
curvesclublv.info	PHW Las Vegas, LLC	TuCows, Inc.
curvesclubvegas.com	PHW Las Vegas, LLC	TuCows, Inc.
curvesclubvegas.info	PHW Las Vegas, LLC	TuCows, Inc.
curvevegas.com	PHW Las Vegas, LLC	TuCows, Inc.
curvevegas.info	PHW Las Vegas, LLC	TuCows, Inc.
lvcurve.com	PHW Las Vegas, LLC	TuCows, Inc.
lvcurve.info	PHW Las Vegas, LLC	TuCows, Inc.
phrclv.biz	PHW Las Vegas, LLC	TuCows, Inc.
phrclv.com	PHW Las Vegas, LLC	TuCows, Inc.
phrclv.info	PHW Las Vegas, LLC	TuCows, Inc.
phrclv.net	PHW Las Vegas, LLC	TuCows, Inc.
phrclv.org	PHW Las Vegas, LLC	TuCows, Inc.
phrclv.us	PHW Las Vegas, LLC	TuCows, Inc.
planethollywoodresort.com	PHW Las Vegas, LLC	TuCows, Inc.
planethollywoodresort.net	PHW Las Vegas, LLC	TuCows, Inc.
planethollywoodrocbar.com	PHW Las Vegas, LLC	TuCows, Inc.
rocbar.com	PHW Las Vegas, LLC	TuCows, Inc.
spicemarketbuffet.com	PHW Las Vegas, LLC	TuCows, Inc.
thealaddinonlinecasino.com	PHW Las Vegas, LLC	TuCows, Inc.
thealladinonlinecasino.com	PHW Las Vegas, LLC	TuCows, Inc.

Schedule IV-4

SCHEDULE V

BORROWER ACCOUNTS

Cash Management Account:

•	Cash Management Account

Restricted Accounts (Access Restricted Immediately):

•	Collection Account; for all Revenue, other than credit card receipts

•	Merchant Account; for all credit card receipts

Restricted Accounts (Access Restricted After Instruction):

•	Borrower Disbursement Account; for all amounts disbursed to Borrower

•	Cage Account; for gaming operating reserve

•	Accounts Payable

•	Insurance Claims

Other Accounts:

•	Payroll Account

•	Pari-mutuel holding account; required to operate book, funds from Borrower Disbursement Account

•	Pari-mutuel account; required to operate book, funds from Borrower Disbursement Account

Schedule V

SCHEDULE VI

MATERIAL OPERATING AGREEMENTS

(SEE ATTACHED)

Schedule VI-1

MATERIAL OPERATING AGREEMENTS

1.	Hotel and Casino Management Agreement, dated as of the date hereof, between Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

2.	Lease, dated as of December 3, 1997, by and between Aladdin Gaming, LLC, as lessor, and Northwind Aladdin, LLC, as lessee, as amended by that certain Settlement Agreement and Releases, dated as of November 6, 2002, by and among Aladdin Gaming, LLC, Northwind Aladdin, LLC, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, John Hancock Reinsurance Company Limited, State Street Bank and Trust Company and Aladdin Bazaar, LLC, and as further amended to date.

3.	Energy Service Agreement, dated as of September 24, 1998, by and between Aladdin Gaming, LLC and Northwind Aladdin, LLC, as amended by that certain Amendment and Agreement, dated as of September 25, 1998, as further amended by that certain Second Amendment and Agreement, dated as of September 25, 1998, and as further amended by that certain Third Amendment and Agreement, dated as of May 28, 1999, and as further amended by that certain Settlement Agreement, as further amended by that certain Fourth Amendment and Agreement, dated as of December, 2002, as further amended by that certain Letter Agreement, dated as of November 29, 2007, and as further amended by that certain Fifth Amendment and Agreement, dated as of January 30, 2009.

4.	Timeshare Project Plan, as further described herein.

5.	Timeshare Purchase Agreement, dated as of December 10, 2004, between OpBiz, L.L.C., as seller, and Westgate Resorts, Ltd., as developer, and Modification Agreement Regarding Timeshare Purchase Agreement, dated as of September 10, 2007, among OpBiz, L.L.C., Westgate Resorts, Ltd. and Westgate Planet Hollywood Las Vegas, LLC.

6.	Grant, Bargain and Sale Deed with Reversion Rider, dated as of September 10, 2007, between TSP Owner and Westgate Planet Hollywood Las Vegas, LLC.

7.	Easement and Shared Use Agreement, dated as of September 10, 2007, between Westgate Planet Hollywood Las Vegas, LLC and TSP Owner.

8.	Bill of Sale and Assignment, dated as of September 10, 2007, by PH Fee Owner LLC and TSP Owner.

9.	Escrow, Pledge and Security Agreement, dated as of September 10, 2007, between Westgate Planet Hollywood Las Vegas, LLC and OpBiz, L.L.C., PH Fee Owner LLC and TSP Owner, and is consented to by Greenspoon Marder, P.A.

10.	Escrow Letter, dated as of September 10, 2007 from Greenspoon Marder, P.A. to Westgate Planet Hollywood Las Vegas, LLC, OpBiz, L.L.C., PH Fee Owner LLC and TSP Owner.

Schedule VI-2

11.	Resort and Amenities Access Easement Agreement, dated as of September 10, 2007, among Westgate Planet Hollywood Las Vegas, LLC and OpBiz, L.L.C., PH Fee Owner LLC and TSP Owner.

12.	Marketing and Leasing Agreement, dated as of December 30, 2004, between OpBiz, L.L.C. and Westgate Resorts, Ltd.

13.	Timeshare Property Maintenance and Management Agreement for Planet Hollywood Towers by Westgate, dated as of September 19, 2007, among OpBiz, L.L.C., Westgate Planet Hollywood Las Vegas, LLC and CFI Resorts Management, Inc., and Letter Agreement dated as of August 27, 2008 in connection therewith.

14.	Letter Agreement Re: Timeshare Sales Premiums, dated as of September 11, 2007, between OpBiz, L.L.C. and Westgate Resorts, Ltd.

15.	Letter Agreements, dated as of January 30, 2009, between OpBiz, L.L.C. and Westgate Resorts, Ltd. and Consent by Northwind Aladdin, LLC and Joinder by Boulevard Invest, LLC in connection therewith.

16.	Common Parking Area Use Agreement, dated as of February 26, 1998, by and between Aladdin Bazaar, LLC and Aladdin Gaming, LLC, as amended by that certain Order of the Bankruptcy Court and Findings of Fact and Conclusions of Law, both of which were entered on October 7, 2002.

17.	Construction, Operation and Reciprocal Easement Agreement, dated as of February 26, 1998, among Aladdin Gaming, LLC, Aladdin Bazaar, LLC and Aladdin Music Holdings, LLC, as amended by that certain Amendment and Ratification of Construction, Operation and Reciprocal Easement Agreement, dated as of November 20, 2000, as further amended by that certain Second Amendment of Construction, Operation and Reciprocal Easement Agreement, dated as of February 2003, and as further amended by that certain Agreement and Amendment to Construction, Operation and Reciprocal Easement Agreement, dated as of July 2005, between Boulevard Invest, LLC and OpBiz, L.L.C.

18.	Planet Hollywood Resort & Casino Licensing Agreement, dated as of the date hereof, among Borrower, Planet Hollywood Resorts International, LLC and PHMemo, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions thereof.

19.	Each lease of space comprising a portion of the Retail Mall deemed to be entered into by Retail Mall Owner, as lessor, and Borrower (as assignee thereunder), as lessee, pursuant to the terms of Section 8 of the REA Amendment Agreement, such space being referred to therein as “space G-21”, ‘space G-1A” and “space F-27”, including (without limitation) the specific terms of each such lease set forth in the REA Amendment Agreement and the general terms and provisions of the “standard lease form” referred to therein, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Schedule VI-3

20.	Settlement Agreement and Releases, dated as of November 6, 2002, by and among Aladdin Gaming, LLC, Northwind Aladdin, LLC, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, John Hancock Reassurance Company, Ltd., State Street Bank and Trust Company and Aladdin Bazaar, LLC, as amended by that certain First Amendment to Settlement Agreement and Releases, dated as of December, 2002, and as further amended by that certain Confidential Settlement Letter, dated as June 20, 2003, by and among OpBiz, L.L.C., Aladdin Bazaar, LLC, the “Steering Committee” (consisting of Van Kampen Funds, the Bank of Nova Scotia, Highland Capital and PPM America), General Electric Capital Corporation, and Aladdin Gaming, LLC.

21.	Assignment of Timeshare Purchase Agreement, dated September 10, 2007, by Westgate Resorts, Ltd.

22.	Partial Assignment of Energy Services Agreement, dated September 10, 2007, between OpBiz, L.L.C. and Westgate Planet Hollywood Las Vegas, LLC.

23.	Letter Agreement, dated August 27, 2008, between OpBiz, L.L.C. and Westgate Resorts, Ltd.

24.	Planet Hollywood Licensing Agreement, dated December 30, 2004, among Planet Hollywood International, Inc., Planet Hollywood (Region IV), Inc., Planet Hollywood Memorabilia, Inc., Westgate Planet Hollywood Las Vegas LLC and Westgate Resorts Ltd.

25.	Loan Agreement, dated September 10, 2007, among Westgate Planet Hollywood Las Vegas, LLC, Residential Funding Company, LLC, as administrative agent, and the Lenders listed therein.

26.	Parent Guaranty, dated September 10, 2007, made by Westgate Resorts Ltd. in favor of OpBiz, L.L.C., PH Fee Owner, L.L.C. and TSP Owner, L.L.C., and Joinder, by Central Florida Investments, Inc., David A. Siegel Irrevocable Trust and David A. Siegel.

27.	Energy Service Agreement, dated January 30, 2009, between Westgate Planet Hollywood Las Vegas, LLC and Northwind Aladdin, LLC.

28.	Facility Expansion Agreement, dated January 30, 2009, between Westgate Planet Hollywood Las Vegas, LLC and Northwind Aladdin, LLC.

Schedule VI-4

SCHEDULE VII

Gaming Licenses and Other Material Licenses and Permits

All licenses and permits listed below are held by PHW Las Vegas, LLC

State of Nevada

1.	State Business License

2.	Sales/Use Tax Permit

3.	Nonrestricted Gaming License

4.	Manufacturer’s License (Manufacturer of Gaming Device Equipment)

5.	Distributor’s License (Distributor of Gaming Device Equipment)

Clark County

6.	Admission Fees Resort License

7.	Clothing / Accessories Store License

8.	Convention Pavilion License

9.	Convention Authority Gaming License

10.	Gaming – Resort Hotel License

11.	General Gaming License

12.	Liquor License (Main Bar)

13.	Restaurant – Category 1 Resort (seating for 50 or more)

14.	Tobacco Permit

15.	Transient Lodging – Miscellaneous Resort License

16.	Transient Lodging Establishment License

17.	Transient Lodging Tax – Resort Hotel License

18.	Wedding Chapel License

Southern Nevada Health District

19.	Health Permits

Schedule VII

SCHEDULE VIII

Intentionally Omitted

SCHEDULE IX

Intentionally Omitted

SCHEDULE X

Intentionally Omitted

SCHEDULE XI

PENSION PLANS AND MULTIEMPLOYER PLANS

OpBiz, L.L.C. (the “Company”) maintains and contributes to the Planet Hollywood Resort & Casino 401(k) Plan (the “401(k) Plan”).

The Company also makes contributions to the following Multiemployer Plans:

Western Conference of Teamsters Pension Fund

Southern Nevada Culinary and Bartenders Pension Fund

Western Conference of Teamsters 401(k) Fund

Schedule XI

SCHEDULE XII

LABOR RELATIONS

Schedule XII-A

Date of Violation Notification or Citation	Legal Requirement	Status

May 15, 2007	29 C.F.R. §§ 1910.95(c)(1), (d)(1), (g)(1), (i)(1), (k)(1) (Occupational Safety and Health Standards)	Violations were abated.

November 5, 2007	29 C.F.R. §§ 1910.95(c)(1), (d)(1)(ii), (g)(1), (i)(1), (k)(1) (Occupational Safety and Health Standards)	Violations were abated.

September 29, 2008	29 C.F.R. § 1910.22(a)(2) (Occupational Safety and Health Standards)	Violation was abated.

January 13, 2009	Unspecified Occupational Safety and Health Standards

January 23, 2009	Unspecified Occupational Safety and Health Standards

Schedule XII-B

1. Labor Agreement, dated April 1, 2008 and scheduled to expire on March 31, 2013, by and between OpBiz Gaming, LLC d/b/a Planet Hollywood Resort and Casino and Professional, Clerical and Miscellaneous Employees, Teamsters Local Union No. 995.

2. Collective Bargaining Agreement, dated October 1, 2005 and scheduled to expire on May 31, 2012, by and between Aladdin Resort & Casino and Local Joint Executive Board of Las Vegas, for and on behalf of Culinary Workers Union, Local No. 226 and Bartenders Union, Local No. 165.

Schedule XII-C

1.	Karen Gerving v. OpBiz, LLC d/b/a Aladdin Resort & Casino et al., No. 2:06-CV-00640-RLJ-PAL, United States District Court, District of Nevada.

2.	Nevada Equal Rights Commission Charge filed with the Equal Employment Opportunity Commission by against Aladdin Resort and Casino d/b/a Planet Hollywood (December 10, 2007).

Schedule XII

3.	Nevada Equal Rights Commission Charge filed with the Equal Employment Opportunity Commission by against Planet Hollywood Resort & Casino (June 30, 2008).

4.	Nevada Equal Rights Commission Charge filed with the Equal Employment Opportunity Commission by against Planet Hollywood Resort & Casino (July 31, 2008).

5.	Nevada Equal Rights Commission Charge filed with the Equal Employment Opportunity Commission by against Planet Hollywood Resort & Casino (November 28, 2008).

6.	Nevada Equal Rights Commission Charge filed with the Equal Employment Opportunity Commission and the Nevada Equal Rights Commission by against Planet Hollywood Hotel Casino (April 29, 2009).

7.	Nevada Equal Rights Commission Charge filed with the Equal Employment Opportunity Commission by against Planet Hollywood Resort & Casino (September 21, 2009).

8.	Nevada Equal Rights Commission Charge filed with the Equal Employment Opportunity Commission by against Planet Hollywood Hotel/Casino (December 21, 2009).

9.	Nevada Equal Rights Commission Charge filed with the Equal Employment Opportunity Commission by against Planet Hollywood Resort & Casino (January 21, 2010).

10.	Grievance filed by (February 6, 2009).

11.	Grievance filed by (February 24, 2009).

12.	Grievance filed by (April 9, 2009).

13.	Grievance filed by (April 13, 2009).

14.	Grievance filed by (June 25, 2009).

15.	Grievance filed by (August 3, 2009).

16.	Grievance filed by (September 3, 2009).

17.	Grievance filed by (September 16, 2009).

18.	Grievance filed by (September 17, 2009).

19.	Grievance filed by (September 24, 2009).

20.	Grievance filed by (September 24, 2009).

Schedule XII-2

21.	Grievance filed by (September 29, 2009).

22.	Grievance filed by (October 15, 2009).

23.	Grievance filed by (October 26, 2009).

24.	Grievance filed by (October 30, 2009).

25.	General grievance (November 9, 2009).

26.	Grievance filed by (November 17, 2009).

27.	Grievance filed by (November 20, 2009).

28.	Grievance filed by (December 3, 2009).

29.	Grievance filed by (December 3, 2009).

30.	Grievance filed by (December 8, 2009).

31.	Grievance filed by (December 10, 2009).

32.	Grievance filed by (December 16, 2009).

33.	Grievance filed by (December 16, 2009).

34.	Grievance filed by (December 16, 2009).

35.	Grievance filed by (December 28, 2009).

36.	Grievance filed by (December 30, 2009).

37.	General grievance regarding “West Gate” tower (January 11, 2010).

38.	Arbitration regarding grievance filed by (December 30, 2008).

39.	Arbitration resulting from general grievance.

40.	In re Planet Hollywood Hotel & Casino and Culinary Workers Union Local 226, Room Service/Butlers Grievance (2009) (Block, Arb.).

41.	Demand letter from attorney of regarding correction of former employee’s file, dated November 20, 2009.

Schedule XII-3

Schedule XII-D

1.	On August 4, 2009, Professional, Clerical and Miscellaneous Employees, Teamsters Local Union No. 995 was certified by the National Labor Relations Board as the exclusive collective bargaining representative of all full-time and part-time valet parking attendants.

Schedule XII-4

SCHEDULE XIII

Intentionally Omitted

SCHEDULE XIV

EXCEPTIONS TO REPRESENTATIONS

None.

SCHEDULE XV

LIENS

A.	Lien Claimant: Sun City Electric

Amount:	$843,388.10

Recorded:	March 17, 2008, Book 20080317, Document No. 03060, Official Records

NOTE:	Notice of Pending Action to Foreclose said mechanic’s lien filed in the District Court, Clark County, Nevada, Case No. A567507, recorded July 17, 2008 in Book 20080717, Document No. 03611, Official Records

B.	Lien Claimant: Midwest Drywall Co., Inc.

Amount:	$526,893.60

Recorded:	July 18, 2008, Book 20080718, Document No. 04119, Official Records

Modified:	October 10, 2008, in Book 20081010, Document No. 02394

NOTE:	Notice of Pending Action to Foreclose said mechanic’s lien filed in the District Court, Clark County, Nevada, Case No. A572793, recorded October 2, 2008 in Book 20081002, Document No. 01300, Official Records

C.	Lien Claimant: Tradewinds Building and Development, Inc., dba Tradewinds Construction

Amount:	$63,353.62

Recorded:	July 31, 2008, Book 20080731, Document No. 03348, Official Records

NOTE:	Notice of Pending Action to Foreclose said mechanic’s lien filed in the District Court, Clark County, Nevada, Case No. A580933, recorded January 29, 2009 in Book 20090129, Document No. 00247, Official Records

D.	Lien Claimant: Patrick Callendar

Amount:	$37,481.76

Recorded:	October 22, 2009, Book 20091022, Document No. 01741, Official Records

E.	Lien Claimant: Lendall Mains Architect

Amount:	$4,987.50

Recorded:	December 31, 2009, Book 20091231, Document No. 04296, Official Records

Schedule XV-1

F.	Lien Claimant: Lendall Mains Architect

Amount:	$2,811.38

Recorded:	December 31, 2009, Book 20091231, Document No. 04298. Official Records

Schedule XV-2

SCHEDULE XVI

SPECIAL ASSESSMENTS

Special assessment for improvement purposes:
Roll No.:	7505 (162-21-210-005)
City/County:	Clark County
Clark County Treasurer Improvement District No.:	97A
Current Balance*:	$122,018.15
No. of Installments:	Semi annual
Payable each year on or before:	February 1st and August 1st

Special assessment for improvement purposes:
Roll No.:	7506 (162-21-210-005)
City/County:	Clark County
Clark County Treasurer Improvement District No.:	97B
Current Balance*:	$10,521.28
No. of Installments:	Quarterly
Payable each year on or before:	March 1st, June 1st, September 1st and December 1st

Schedule XVI

SCHEDULE XVII

APPROVED CAPITAL EXPENDITURES

Department/Project	Amount
IT / TR / Systems Conversion	$8,142,510
Diamond Lounge	$150,000
VIP Check-in	$100,000
Ace Shufflers	$150,000
Three Card Poker	$320,000
Crazy 4 Poker	$120,000
Let it Ride	$130,000
Casino war	$50,000
Ideal Shuffler	$113,970
Six to one shufflers	$50,000
Keno Systems	$70,000
Total Rewards Center Conversion	$189,000
Pedestrian Capture	$4,250,000
Box Office / Concierge	$23,310
Slots Machines	$2,500,000

PH pool, service well	$132,000
Surveillance Cameras	$15,000
Delphi Sales system	$100,000
Call Center	$40,600
Valet Dispatch	$79,779
HL Room / Extra Lounge	$100,000
PH Towers Banquet	$326,000
Shares Service Relocation	$100,000
Super Collectors	$10,400
Race Carrels	$48,000

Total	$17,310,569

Schedule XVII